Exhibit (a)(1)(A)

A10 NETWORKS, INC.

OFFER TO EXCHANGE
CERTAIN OUTSTANDING OPTIONS FOR
RESTRICTED STOCK UNITS

This document constitutes part of the prospectus relating to the securities that have been registered under the Securities Act of 1933, as amended. The prospectus relates to the A10 Networks, Inc. 2014 Equity Incentive Plan and A10 Networks, Inc. 2008 Stock Plan.
November 19, 2015

A10 NETWORKS, INC.
Offer to Exchange Certain Outstanding Options
for Restricted Stock Units
This offer and withdrawal rights will expire at 9:00 p.m., Pacific Time, on December 17, 2015, unless we extend the expiration date.
By this offer, A10 Networks, Inc. (referred to as “A10,” the “Company,” “we,” “our” or “us”) is giving eligible participants of A10 and its subsidiaries the opportunity to exchange some or all of their outstanding options granted before April 29, 2014, under our 2014 Equity Incentive Plan and 2008 Stock Plan, with a per share exercise price equal to or greater than $12.00, whether vested or unvested, for a lesser number of restricted stock units with a different vesting schedule. Restricted stock units or “RSUs” are a promise by A10 to issue shares of our common stock in the future provided that the vesting criteria are satisfied. Our stockholders approved the implementation of a one-time stock option exchange program at our 2015 annual meeting of stockholders held on June 10, 2015.
You are an eligible participant if you are an employee or other service provider of A10 or any of its subsidiaries, who resides in the U.S., Brazil, Colombia, France, Germany, India, Indonesia, Japan, Korea, Mexico, the Netherlands, People’s Republic of China, Spain, Taiwan, United Arab Emirates, or United Kingdom as of the start of the offer and remain an employee or other service provider of A10 or any of its subsidiaries resident in one of those countries through the expiration of the offer and the RSU grant date, but excluding any of our executive officers and members of our board of directors.
If you participate in the offer, the number of RSUs you receive will depend on the number of eligible options that you elect to exchange and an exchange ratio that is based on the per share exercise price of those options.
We will grant RSUs on the U.S. calendar day on which the offer expires, which is the same U.S. calendar day on which we will cancel the exchanged options. This date is referred to as the “RSU grant date.” We expect the RSU grant date to be December 17, 2015. If the expiration date of the offer is extended, the RSU grant date similarly will be delayed. The RSUs will be granted pursuant to A10’s 2014 Equity Incentive Plan.
The vesting of the RSUs will be dependent on your continued service with us or our subsidiaries through each applicable vesting date generally over a period of the sum of (a) one year, plus (b) the number of years remaining for the corresponding exchanged option grant to become fully vested, rounded down to the nearest quarter year, following the grant date of the RSUs as detailed in Section 9 of this Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”). No RSUs will be scheduled to vest prior to the one-year anniversary of the RSU grant date, even if the applicable exchanged option previously was partially or fully vested.
Our common stock is traded on the New York Stock Exchange under the symbol “ATEN.” On November 13, 2015, the closing price of our common stock was $7.46 per share. You should evaluate the risks related to our business, our common stock and this offer, and review current market quotes for our common stock, among other factors, before deciding to participate in this offer.
See “Risks of Participating in the Offer” beginning on page 20 for a discussion of risks that you should consider before participating in this offer.

i

IMPORTANT
If you want to participate in the offer, you must submit your election form via A10’s offer website (except with respect to eligible participants residing in Japan, Germany or the Netherlands) or facsimile, by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 17, 2015. Due to applicable requirements under local law, eligible participants residing in Japan, Germany or the Netherlands may submit election forms only via facsimile.
Your delivery of all documents, including election forms, is at your own risk. Only election forms that are properly completed and actually received by A10 by the deadline via the offer website (for eligible participants other than those residing in Japan, Germany or the Netherlands) or facsimile will be accepted. Election forms submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. Eligible participants residing in Japan, Germany or the Netherlands may submit election forms only via facsimile. If you submit your election form via the offer website, you should print and keep a copy of the Confirmation Statement generated by the offer website at the time that you complete and submit your election form. The printed Confirmation Statement will provide evidence that you submitted your election form. If you submit your election form via facsimile, we intend to confirm the receipt of your election form by email within two (2) U.S. business days after receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. Note that if you submit any election form via facsimile within the last two (2) U.S. business days prior to the expiration of the offer, time constraints may prevent A10 from providing a confirmation by email prior to the expiration of the offer.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or non‑U.S. securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.
You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to:
A10 Stock Administration
Email: stockadmin@a10networks.com
Phone: (408) 240‑9341
Offer to Exchange dated November 19, 2015

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer to exchange options for restricted stock units in any jurisdiction in which the offer is not permitted. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is indicated otherwise, the date of this offer. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

TABLE OF CONTENTS
(Continued)

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS
The following are answers to some of the questions that you may have about this offer. You should read carefully this entire Offer to Exchange, the accompanying launch email, dated November 19, 2015, announcing this offer, and the election form attached to the launch email, together with its associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find more complete information with respect to these topics.

Q31.	May I change my mind about which options I want to exchange?	17
Q32.	How do I change my election and add or withdraw some or all of my eligible option grants?	17
Q33.	What if I withdraw my election and then decide that I do want to participate in this offer?	19
Q34.	Will my decision to participate in the offer have an impact on my ability to receive options or other equity awards in the future?	19
Q35.	Whom can I contact if I have questions about the offer, or if I need additional copies of the offer documents?	19

Q1.	What is the offer?

A1.
This offer is a one-time voluntary opportunity for eligible participants to exchange certain outstanding “underwater” stock options with a per share exercise price equal to or greater than $12.00 for a lesser number of restricted stock units with a different vesting schedule.

The following are some terms that are frequently used in this Offer to Exchange.
Terms Used in This Offer to Exchange

•	“2008 Plan” refers to the A10 Networks, Inc. 2008 Stock Plan, as amended.

•	“2014 Plan” refers to the A10 Networks, Inc. 2014 Equity Incentive Plan, as amended.

•
“cancellation date” refers to the same U.S. calendar day as the expiration date which is the date when exchanged options will be cancelled. This cancellation of exchanged options will occur after the offer expires. We expect that the cancellation date will be December 17, 2015. If the expiration date of the offer is extended, then the cancellation date similarly will be delayed.

•	“common stock” refers to A10 Networks, Inc. common stock.

•
“eligible participant” refers to an employee or other service provider of A10 or any of its subsidiaries that resides in the U.S., Brazil, Colombia, France, Germany, India, Indonesia, Japan, Korea, Mexico, the Netherlands, People’s Republic of China, Spain, Taiwan, United Arab Emirates, or United Kingdom as of the start of the offer and remains an employee or other service provider of A10 or any of its subsidiaries resident in one of those countries through the expiration of the offer and the RSU grant date. However, our executive officers and members of our board of directors are not eligible participants and therefore may not participate in the offer.

•	“eligible option grant” refers to all of the eligible options issued by A10 to an individual that is part of the same grant and subject to the same award agreement.

•
“eligible options” refers to options to purchase shares of A10’s common stock that have a per share exercise price equal to or greater than $12.00, that remain outstanding and unexercised as of the expiration date and that were granted before April 29, 2014, under the 2014 Plan or the 2008 Plan.

•	“exchanged options” refers to options to purchase shares of A10’s common stock that are exchanged pursuant to this offer.

•
“expiration date” refers to the date that this offer expires. We expect that the expiration date will be December 17, 2015, at 9:00 p.m., Pacific Time. We may extend the offer at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•
“executive officers” refers to those officers of A10 listed on Schedule A to this Offer to Exchange, including those who are officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Neither the members of our board of directors nor our executive officers are eligible to participate in the offer.

•
“offer period” or “offering period” refers to the period from the start of this offer to the expiration date. This period will commence on November 19, 2015, and we expect it to end at 9:00 p.m., Pacific Time, on December 17, 2015.

•	“Offer to Exchange” refers to this Offer to Exchange Certain Outstanding Options for Restricted Stock Units.

•	“options” refers to stock options to purchase shares of A10’s common stock.

•
“restricted stock units” or “RSUs” refers to the restricted stock units issued pursuant to this offer that replace your exchanged options. RSUs are promises by A10 to issue shares of our common stock in the future provided that the vesting criteria are satisfied. RSUs granted in connection with this offer will be granted on the RSU grant date pursuant to the 2014 Plan and subject to the terms and conditions of an RSU award agreement, including any applicable country-specific appendix, between you and the Company.

•
“RSU grant date” refers to the date when restricted stock units will be granted pursuant to this offer. The RSU grant date will be the same U.S. calendar date as the expiration date and the cancellation date (but the RSUs will be granted following the expiration of the offer). We expect that the RSU grant date will be December 17, 2015. If the expiration date of the offer is extended, then the RSU grant date similarly will be delayed.

•	“Stock Plans” refers to the 2014 Plan and 2008 Plan.

Q2. How do I participate in this offer?

A2.
Participation in this offer is voluntary. If you are an eligible participant, at the start of the offer you will receive a launch email, dated November 19, 2015, announcing this offer. If you want to participate in the offer, you must complete the election process outlined below by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 17, 2015. If you do not want to participate, then no action is necessary.

All eligible participants can access the offer website https://A10.equitybenefits.com and view information with respect to the offer, the offer documents, and their eligible options. However, eligible participants residing in Japan, Germany, or the Netherlands may submit elections only via facsimile and not via the offer website.
Elections via the Offer Website (Other than Eligible Participants Residing in Japan, Germany, or the Netherlands)
1.Access A10’s offer website by going to https://A10.equitybenefits.com and enter your A10 email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the launch email, dated November 19, 2015, announcing the offer.
2.After logging into the offer website, review the information and proceed through to the Election Page. You will be provided with personalized information regarding the eligible option grants you hold (your “eligible option schedule”), including the grant date and per share exercise price of each of your eligible options grants, the number of shares subject to each of your eligible option grants as of December 17, 2015 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the number of shares subject to each of your eligible option grants that are scheduled to be vested as of December 17, 2015, the length of time remaining under each eligible option grant before they are scheduled to be fully vested, the exchange ratio applicable to each of your eligible option grants, the number of RSUs that would be issued in exchange for each eligible option grant, and the vesting schedule applicable to each award of RSUs. You also can review your eligible options in the Breakeven Calculator, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanged options or the RSUs to be granted pursuant to the offer if you choose to exchange your eligible options. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Breakeven Calculator does not account for vesting. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on an RSU is greater than for an exchanged option at the assumed prices you enter, you would be able to profit from the RSU only if it actually vests. In addition, this Breakeven Calculator does not take into consideration the difference in taxation between RSUs and stock options. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result.

While eligible participants residing in Japan, Germany, or the Netherlands may submit elections only via facsimile, they can access their eligible option schedule and the Breakeven Calculator via the offer website.
3.On the Election Page, select the appropriate box next to each of your eligible option grants to indicate which eligible option grants you choose to exchange in the offer.
4.Proceed through the offer website by following the instructions provided. Review your election form and confirm that you are satisfied with your election form. After reviewing and agreeing to the Terms of Election, submit your election form.
5.Upon submitting your election form, a Confirmation Statement will be generated by the offer website. Please print and keep a copy of the Confirmation Statement for your records. At this point, you will have completed the election process.
Elections via Facsimile (Must Be Used by Eligible Participants Residing in Japan, Germany, or the Netherlands)
Eligible Participants residing in Japan, Germany, or the Netherlands may submit elections only via facsimile. With respect to all other eligible participants, we prefer that you submit your election form electronically via the offer website. However, if you choose not to use the offer website process, you may submit your election form as follows:
1.Print the election form attached to the launch email, dated November 19, 2015, announcing this offer.
2.Properly complete the election form, and submit your election form via facsimile at 1‑408‑351‑0840, no later than the expiration date, which currently is expected to be 9:00 p.m., Pacific Time, on December 17, 2015, unless we extend the offer.
3.Eligible participants residing in the Netherlands also must agree to and sign any Dutch Tax Ruling confirming that the exchange of eligible options for RSUs will not result in a taxable event (as described further in Schedule L to this Offer to Exchange) in order to participate in the offer, to the extent such ruling is obtained and such consent is required by the applicable Netherlands tax authorities. If such consent becomes required, A10 will provide you with a copy of the consent to the Dutch Tax Ruling once it is obtained.
If you wish to obtain a paper election form, please email stockadmin@a10networks.com or call (408) 240‑9341. If you wish to participate in the offer, then we must receive your properly completed and submitted election form by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 17, 2015.
If you elect to exchange any eligible option grant in this offer, you must elect to exchange all shares subject to that eligible option grant. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. Personalized information regarding your outstanding eligible option grants will be provided in your eligible option schedule on the offer website. The eligible option schedule will list your eligible option grants, the grant date and per share exercise price of your eligible option grants, the number of shares subject to each of your eligible option grants scheduled to be vested as of December 17, 2015, the number of shares subject to your eligible option grants as of December 17, 2015 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the length of time remaining under each eligible option grant before they are scheduled to be fully vested, the exchange ratio applicable to each of your eligible option grants, the number of RSUs that would be issued in exchange for each eligible option grant, and the vesting schedule applicable to each award of RSUs. The eligible option schedule is available via the offer website to all eligible participants, including eligible participants residing in Japan, Germany, and the Netherlands. If you need an election form or other offer documents or are unable to access your eligible option schedule, you may contact:

A10 Stock Administration
Email: stockadmin@a10networks.com
Phone: (408) 240‑9341
This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any option tendered for exchange that we determine is not in the appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer. (See Section 4, “Procedures for electing to exchange options,” below)
We may extend this offer. If we do so, we will issue a press release, email or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the U.S. business day following the previously scheduled expiration date.
Your delivery of all documents, including election forms, is at your risk. If you submit your election form via the offer website, you should print and keep a copy of the Confirmation Statement generated by the offer website at the time that you complete and submit your election form. The printed Confirmation Statement will provide evidence that you submitted your election form. If you submit your election form via facsimile, we intend to confirm the receipt of your election form by email within two (2) U.S. business days after receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. Note that if you submit any election form via facsimile within the last two (2) U.S. business days prior to the expiration of the offer, it is possible that A10 may not be able to confirm receipt prior to the expiration of the offer. Only election forms that are properly completed and actually received by A10 by the deadline via the offer website (for all eligible participants other than those residing in Japan, Germany or the Netherlands) or facsimile will be accepted. Due to applicable requirements under local law, eligible participants residing in Japan, Germany or the Netherlands may submit election forms only via facsimile. Election forms submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or similar post) and Federal Express (or similar delivery service), are not permitted.
(See Section 4, “Procedures for electing to exchange options,” below)

Q3. What will I receive for the options that I exchange?

A3.
Except as specified in Question and Answer 8 below, all eligible participants who properly tender eligible options pursuant to this offer will receive RSUs. RSUs are promises by A10 to issue shares of A10’s common stock in the future provided that the vesting criteria are satisfied. You do not have to make any cash payment to A10 to receive your RSUs or the common stock upon the vesting of your RSUs. However, to the extent that we (or our subsidiary or other affiliate, as applicable) have a tax withholding obligation in connection with the vesting of the RSUs and issuance of shares thereunder or otherwise, the tax withholding obligations will be satisfied in the manner specified in the RSU award agreement, including any applicable country-specific appendix. (See Section 9, “Source and amount of consideration; terms of RSUs,” below)

Q4. How many RSUs will I receive for the options that I exchange?

A4.
This offer is not a one-for-one exchange of your eligible options for RSUs. Eligible options cancelled pursuant to the offer will be exchanged for a lesser number of RSUs on the basis of an exchange ratio applied to exchanged options on a grant-by-grant basis. If you participate in the offer, you will receive such lesser number of RSUs.

The following table shows the exchange ratios that will be applied to your exchanged options to determine the number of RSUs you would receive pursuant to the offer:

Per Share Exercise Price of Eligible Options	Exchange Ratio (the number of shares subject to the eligible option grant exchanged for one RSU)
$12.1875	2.93 to 1
$12.87	3.03 to 1
$15.00	3.38 to 1
The exchange ratios apply to each of your eligible option grants separately based on the per share exercise price of each such eligible option grant. This means that the various eligible option grants you hold may be subject to different exchange ratios. Your eligible options that are cancelled pursuant to the offer will be exchanged for a lesser number of RSUs equal to: (a) the number of shares of our common stock underlying the grant of exchanged options, divided by (b) the exchange ratio, with any fractional shares: (x) rounded up to the nearest whole RSU if such fraction is greater than or equal to 0.5, on a grant-by-grant basis, or (y) rounded down to the nearest whole RSU if such fraction is less than 0.5, on a grant-by-grant basis.
Example 1
Assume that you hold an eligible option grant to purchase 1,000 shares with an exercise price of $12.1875 per share. If you exchange this eligible option grant pursuant to the offer, then on the RSU grant date you will receive 341 RSUs. This is equal to the 1,000 shares divided by 2.93 (the exchange ratio for this eligible option grant), rounded to the nearest whole RSU.
Example 2
Assume that you hold an eligible option grant to purchase 2,000 shares with an exercise price of $15.00 per share. If you exchange this eligible option grant pursuant to the offer, then on the RSU grant date you will receive 592 RSUs. This is equal to the 2,000 shares divided by 3.38 (the exchange ratio for this eligible option grant), rounded to the nearest whole RSU.
For purposes of this offer, including the exchange ratios, the term “option” generally refers to an option to purchase one share of our common stock. (See Section 2, “Number of RSUs; expiration date,” below)

Q5. Who may participate in this offer?

A5.
You may participate in this offer if you have eligible options, you are an eligible participant at the time of this offer and you remain an eligible participant through the RSU grant date. Only individuals who are employees or other service providers that reside in the U.S., Brazil, Colombia, France, Germany, India, Indonesia, Japan, Korea, Mexico, the Netherlands, People’s Republic of China, Spain, Taiwan, United Arab Emirates, or United Kingdom as of the start of the offer and who remain employed or provide other services, and remain resident in one of those countries, through the date on which the exchanged options are cancelled, will be eligible to participate. However, our executive officers and the members of our board of directors are not eligible participants and therefore cannot participate in the offer. (See Section 1, “Eligibility,” below)

Q6. Why is A10 making this offer?

A6.
We believe that this offer will foster retention of valuable employees and other service providers of A10 and its subsidiaries, provide meaningful incentive to them, and better align the interests of employees and service providers with the interests of our stockholders to maximize stockholder value. Previously, we submitted for stockholder approval a proposal to implement a one-time stock option exchange program, as described in our definitive proxy statement filed with the SEC on April 27, 2015. Our stockholders approved the program at our 2015 annual meeting of stockholders held on June 10, 2015.

We rely on a skilled and educated, technical, and managerial workforce. Competition for these types of employees and service providers is intense. Equity awards have been, and continue to be, a key part of our incentive compensation and retention program. We believe that to develop and market our products, we need to maintain competitive compensation and incentive programs. We issued the currently outstanding options to attract and retain the best available personnel and to provide incentive to employees and other service providers.
Our stock price generally maintained a $10 stock price or higher from the time of our initial public offering in March 2014 until near the end of September 2014, but fell to below $5 following the announcement of our preliminary 2014 third quarter financial results in early October 2014. Since the time of such announcement and through November 13, 2015, our stock price generally has traded between just under $4 and slightly over $8. As a result of our stock price decline, a number of employees and other service providers are holding options that are substantially “underwater” (meaning the per share exercise price of the option is substantially higher than the current market price of a share of our common stock). As of November 13, 2015, approximately 6.5% of outstanding options held by non‑executive employees and other service providers of A10 and its subsidiaries were more than 20% underwater.
These stock options have become less effective in retaining and motivating our employees and service providers, who may view their underwater options as having lesser value due to the difference between the per share exercise price and the current market price of a share of our common stock. At the same time, the labor market remains extremely competitive. The failure to address the underwater option issue in the near to medium term could make it more difficult for us to retain our key employees and other service providers. If we cannot retain these individuals, our business, results of operations and future stock price could be adversely affected. We believe that it is essential to continue to retain and motivate our best employees and service providers, and that the inherent value of the new RSUs and extended vesting periods of the RSUs may be more effective in retaining and incentivizing employees and other service providers than the existing underwater options. (See Section 3, “Purposes of the offer,” below)

Q7. Which of my options are eligible?

A7.
Your eligible options are those options to purchase shares of common stock of A10 that have a per share exercise price equal to or greater than $12.00 that were granted before April 29, 2014 under the 2014 Plan and 2008 Plan, whether vested or unvested, and remain outstanding and unexercised as of the expiration date, currently expected to occur on December 17, 2015.

To help you recall your outstanding eligible option grants and give you the information necessary to make an informed decision, please refer to the grant information in your eligible option schedule available via the offer website, that lists your eligible option grants, the grant date and per share exercise price of each of your eligible option grants, the number of shares subject to each of your eligible option grants scheduled to be vested as of December 17, 2015, the number of shares subject to each of your eligible option grants as of December 17, 2015 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the length of time remaining under each eligible option grant before they are scheduled to be fully vested, the exchange ratio applicable to each of your eligible option grants, the number of RSUs that would be issued in exchange for each eligible option grant, and the vesting schedule applicable to each award of RSUs (you will be able to see the exact vesting schedule for each replacement

RSU by clicking on “Vesting Details” on the “Make My Election” page of the offer website). If you are unable to access your eligible option schedule, you may contact:
A10 Stock Administration
Email: stockadmin@a10networks.com
Phone: (408) 240‑9341
(See Section 2, “Number of RSUs; expiration date,” below)

Q8. Are my stock options with a per share exercise price of $6.19 and $8.51 eligible options?

A8.
Any options that have a per share exercise price below $12.00, including any options with a per share exercise price of $6.19 or $8.51, are not eligible options and therefore are not eligible to be exchanged in the offer. Previously, the Company provided in its definitive proxy statement filed with the SEC on April 27, 2015, certain hypothetical examples demonstrating how options with a per share exercise price of $6.19 or $8.51 potentially could be cancelled in exchange for RSUs under the offer. As noted in such disclosures, these examples were for illustrative purposes only. The Company also specified in its disclosures that any options eligible for exchange under the offer will have per share exercise prices not less than 20% above the fair market value of our stock price as measured as of the start of the offer or a date shortly before the start of the offer. Our stock price shortly before the start of the offer generally has closed at a higher price than the price of our stock as of the filing of our proxy statement on April 27, 2015, thereby increasing the threshold below which options no longer can qualify as eligible options. Accordingly, any options with a per share exercise price of $6.19 or $8.51 do not qualify as eligible options.

Q9. Are there circumstances under which I would not be granted RSUs?

A9.
Yes. If, for any reason, you no longer are an employee or other service provider of A10 or its subsidiaries on the RSU grant date, you will not receive any RSUs. Instead, you will keep your current eligible options and those options will vest and expire in accordance with their original terms. Except as provided by applicable law and/or any employment or other service agreement between you and A10 or its subsidiaries, your employment or other service with A10 or its subsidiaries will remain “at-will” regardless of your participation in the offer and can be terminated by you or your employer (or entity with which you engage to provide services) at any time with or without cause or notice. (See Section 1, “Eligibility,” below)

Moreover, even if we accept your eligible options, we will not grant RSUs to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting RSUs as a result of changes in SEC or New York Stock Exchange rules. We do not anticipate any such prohibitions at this time.
In addition, if you hold an option that expires after the start of, but before the cancellation of, options under this offer, that particular option is not eligible for exchange. As a result, if you hold options that expire before the currently scheduled cancellation date or, if we extend the offer such that the cancellation date is a later date and you hold options that expire before the rescheduled cancellation date, those options will not be eligible for exchange and such options will continue to be governed by their original terms. (See Section 15, “Extension of offer; termination; amendment,” below)

Q10. Am I required to participate in this offer?

A10.	No. Participation in this offer is completely voluntary. (See Section 2, “Number of RSUs; expiration date,” below)

Q11.	Are you making any recommendation as to whether I should exchange my eligible options?

A11.
No. We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to exchange your eligible options in this offer may require consideration of various factors for many employees and other service providers. The program does carry risk (see “Risks of Participating in the Offer” beginning on page 20 for information regarding some of these risks), and there are no guarantees regarding whether you ultimately would receive greater value from your eligible options or from the RSUs you will receive in exchange. You must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your personal legal counsel, accountant, and/or financial adviser. (See Section 3, “Purposes of the offer,” below)

Q12. Do I have to pay for my RSUs?

A12.
No. You do not have to make any cash payment to A10 to receive your RSUs or the common stock upon the vesting of your RSUs. However, to the extent that we (or our subsidiary or other affiliate, as applicable) have a tax withholding obligation at the time of issuance of the shares underlying the RSUs after the RSUs vest, the tax withholding obligations will be satisfied in the manner specified in the RSU award agreement, including any applicable country-specific appendix. (See Section 9, “Source and amount of consideration; terms of RSUs,” below)

Q13. When will my RSUs vest?

A13.
Each RSU will represent a right to receive one share of our common stock on a specified future date if the RSU vests according to the following vesting schedule, but only if you remain an employee or service provider of A10 or its subsidiaries through each relevant vesting date:

•	None of the RSUs will be vested on the RSU grant date (even if the corresponding eligible option was fully or partially vested).

•
For an eligible option grant that is fully vested as of the cancellation date, the RSUs granted in exchange will be scheduled to vest in full on the one-year anniversary of the RSU grant date, subject to continued service with A10 or its subsidiaries through such vesting date.

•
For an eligible option grant that is partially or entirely unvested as of the cancellation date, the RSUs granted in exchange will be scheduled to vest over a total period equal to the sum of (a) the number of years as of the cancellation date that were remaining for the corresponding exchanged option grant to become fully vested, rounded down to the nearest quarter year, plus (b) one additional year, subject to continued service with A10 or its subsidiaries through each applicable vesting date (the “total vesting period”). We refer to each successive, consecutive three (3) month period within the total vesting period as a “quarter.”

•
Subject to your continued service with A10 or its subsidiaries through each applicable vesting date, on each annual anniversary of the RSU grant date, one (1) year’s worth of your RSUs will be scheduled to vest, determined as (a) the total number of RSUs granted under the RSU grant, multiplied by (b) a fraction equal to (i) one (1) year, divided by (ii) the total number of years in the total vesting period for that RSU grant (provided that any partial quarter is rounded down to its nearest whole quarter), with the exception of the following.

•
If less than one (1) year remains in the total vesting period before the next annual anniversary of the RSU grant date, then the remaining unvested RSUs will not vest on such next annual anniversary of the RSU grant date, but instead will be scheduled to vest in the last month of the last remaining quarter of the total vesting period (after any partial quarter has been rounded down to its nearest whole quarter), subject to your continued service with A10 or its subsidiaries through such vesting date. The vesting date will be March 17, June 17 or September 17, as applicable, assuming the RSU grant date is December 17. If the RSU grant date is extended by any number of days, each of these dates will be correspondingly extended by the same number of days.

•
For example, if your total vesting period is three (3) years and one (1) quarter, your RSUs will vest as follows: (i) one (1) year’s worth of your RSUs will vest on each of the first, second and third anniversaries of the RSU grant date, and (ii) the remaining one (1) quarter’s worth of your RSUs will vest on the corresponding day of the first quarter after the third anniversary. If your total vesting period consists of three (3) years and two (2) quarters, your RSUs will vest as follows: (i) one (1) year’s worth of your RSUs will vest on each of the first, second and third anniversaries of the RSU grant date, and (ii) the remaining two (2) quarter’s worth of your RSUs will vest on the corresponding day of the second quarter after the third anniversary. If your total vesting period consists of three (3) years and three (3) quarters, after the first three (3) years of your total vesting period have passed, the remaining three (3) quarters worth of your RSU’s will vest on the corresponding day of the third quarter after the third anniversary of the RSU grant date. All vesting is subject to your continued service with A10 or its subsidiaries through each applicable vesting date.

•	Even if the vesting schedule of the exchanged option may have had a monthly vesting component, there will be no monthly vesting on the new RSUs.

•
Upon the termination of your service with us or our subsidiaries for any reason, any unvested part of your RSU grant will be forfeited, and you will not be entitled to the shares of common stock underlying the unvested RSUs. (See Section 1, “Eligibility,” below)

•
We will make minor modifications to the vesting schedule of any RSUs to eliminate fractional vesting (such that a whole number of shares subject to the new award will vest on each vesting date). As a result, subject to your continued service with A10 or its subsidiaries through each relevant vesting date, (i) the number of shares that vest on each RSU vesting date will be rounded up to the nearest whole number of shares as of the first vesting date on which a fractional share otherwise will vest and (ii) subsequent fractional shares will be rounded down to the nearest whole share until the sum of the accumulated fractional shares exceeds a whole share by another fractional share again.

Examples
For illustrative purposes only, assume that an eligible participant who resides in the U.S. holds, and timely elects to exchange in the offer, each of the following eligible option grants shown in the table below. Assume that each eligible option grant covers 1,000 shares of which no shares have been exercised, and is scheduled to vest on a monthly basis from the vesting start date over a period of four years. Assume also that on December 17, 2015 (the expected expiration date of the offer and expected cancellation date of eligible option grant), the eligible participant’s eligible option grants are cancelled pursuant to the offer. In accordance with the exchange ratios described above, for each eligible option grant cancelled, the eligible participant receives RSUs covering the number of shares shown in the table below, that are scheduled to vest in accordance with the vesting schedule shown in the table below.

Grant Date of Eligible Option Grant	Per Share Exercise Price of Eligible Option Grant	Vesting Start Date of Eligible Grant Date	Number of Years Remaining For Eligible Option Grant to Fully Vest*	Number of Shares Subject to New RSUs Granted	Vesting Schedule of Shares Subject to RSUs (Subject to Continued Service)
2/6/2014	$12.1875	12/1/2013	1.97 years	341	124 shares are scheduled to vest on each of 12/17/2016 and 12/17/2017; and 93 shares are scheduled to vest on 9/17/2018.
3/20/2014	$15.00	3/3/2014	2.22 years	296	99 shares are scheduled to vest on 12/17/2016; 98 shares are scheduled to vest on 12/17/2017; and 99 shares are scheduled to vest on and 12/17/2018.
4/28/2014	$12.87	4/1/2014	2.30 years	330	102 shares are scheduled to vest on each of 12/17/2016 and 12/17/2017; 101 shares are scheduled to vest on 12/17/2018; and 25 shares are scheduled to vest on 3/17/2019.
* In these examples, the amount of time remaining for the eligible option grant to vest has been rounded for illustrative purposes.
RSUs that do not vest will be forfeited to A10 at no cost to us. (See Section 9, “Source and amount of consideration; terms of RSUs,” below)

Q14. If I participate in this offer, do I have to exchange all of my eligible options?

A14.
No. You may pick and choose which of your outstanding eligible options you wish to exchange. However, if you decide to participate in this offer and to exchange an eligible option grant, you must elect to exchange all shares subject to that eligible option grant.

For example, if you hold (1) an eligible option grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three eligible option grants, or any two of the three eligible option grants, or any one of the three eligible option grants, or none at all.
You should note that we are not accepting partial tenders of eligible option grants, except that you may elect to exchange the entire remaining portion of an eligible option grant that you previously exercised partially. For example, you may not elect to exchange a partial amount under any eligible option grant (such as an election to exchange only 150 shares of the remaining 300 shares under the first eligible option grant, in the example above). We also will accept partial tenders under specified circumstances with respect to any option grants covered by a domestic relations order (or comparable legal document as the result of the end of a marriage) (see Question and Answer 15 below). You otherwise may not elect to exchange only some of the shares covered by any particular option grant. (See Section 2, “Number of RSUs; expiration date,” below)

Q15. What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A15.
If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible participant beneficially owns a portion of that eligible option grant, you may accept this offer only with respect to the portion of the eligible option grant beneficially owned by you. Any portion beneficially owned by a person who is not an eligible participant may not be exchanged in this offer (even if legal title to that portion of the award is held by you and you are an eligible participant).
For example, if you are an eligible participant and you hold an eligible option grant covering 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 600 of the remaining 2,000 shares not beneficially owned by your former spouse, then you may elect to exchange the 1,400 shares that remain outstanding subject to the eligible option grant that are not beneficially owned by your former spouse, or you may elect not to participate in the offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant. (See Section 2, “Number of RSUs; expiration date,” below)

Q16. When will my exchanged options be cancelled?

A16.
Your exchanged options will be cancelled following the expiration of the offer on the same U.S. calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be December 17, 2015, unless the offer period is extended. (See Section 6, “Acceptance of options for exchange and issuance of RSUs,” below)

Q17. When will I receive RSUs?

A17.
We will grant the RSUs on the RSU grant date. The RSU grant date will be the same U.S. calendar day as the expiration date. We expect the RSU grant date will be December 17, 2015. If the expiration date of the offer is extended, the RSU grant date similarly will be delayed. You will receive your RSU award agreement (and any applicable country-specific appendix) promptly after the expiration of the offer. (See Section 6, “Acceptance of options for exchange and issuance of RSUs,” below)

You will receive the shares subject to the RSUs if and when your RSUs vest. RSUs will be subject to the terms and conditions set forth in the 2014 Plan and award agreement under which the RSU award is granted.

Q18. Once my exchanged options are cancelled pursuant to the offer, is there anything I must do to receive the RSUs?

A18.
No. Once your exchanged options have been cancelled, there is nothing that you must do to receive your RSUs. In order to receive the shares covered by the RSU grant, you will need to remain an employee or service provider to A10 or its subsidiaries through the applicable vesting date, as described in Question and Answer 12. (See Section 1, “Eligibility,” below)

Q19. Do I need to exercise my RSUs in order to receive shares?

A19.
No. RSUs do not need to be exercised in order to receive shares. If your RSUs vest in accordance with the vesting schedule set forth in your RSU award agreement, you automatically will receive the shares subject to the RSUs promptly thereafter in accordance with the terms of the 2014 Plan and the applicable RSU award agreement, including any applicable country-specific appendix (less any shares used to satisfy any applicable tax withholding). RSUs that do not vest will be forfeited to A10 and you will receive no payment for them. (See Section 9, “Source and amount of consideration; terms of RSUs,” below)

Q20. May I exchange A10 common stock that I acquired upon a prior exercise of A10 options?

A20.
No. This offer relates only to certain outstanding options to purchase shares of A10 common stock. You may not exchange in this offer any shares of A10 common stock you acquired upon a prior exercise of options. (See Section 2, “Number of RSUs; expiration date,” below)

Q21. Will I be required to give up all of my rights under the cancelled options?

A21.
Yes. Once we have accepted your exchanged options, your exchanged options will be cancelled and you no longer will have any rights under those options. We intend to cancel all exchanged options following the expiration of the offer on the same U.S. calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be December 17, 2015. (See Section 6, “Acceptance of options for exchange and issuance of RSUs,” below)

Q22. Will the terms and conditions of my RSUs be the same as my exchanged options?

A22.
No. RSUs are a different type of equity award from options, and so the terms and conditions of your RSUs necessarily will be different from your options. Your RSUs will be granted under the 2014 Plan and will be subject to an RSU award agreement, including any applicable country-specific appendix. The form of RSU award agreement is filed as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov. See Section 9 below for more details on the terms and conditions of RSUs.

The vesting of any RSUs will differ significantly from the corresponding exchanged option. Among other things, no RSUs will be scheduled to vest prior to the one (1) year anniversary of the RSU grant date, even if the applicable exchanged option previously was partially or fully vested. Until your RSUs vest and you are issued shares in payment for the vested RSUs, you will not have any of the rights or privileges of a stockholder of A10 as to the shares associated with such RSUs. Once you have been issued the shares of common stock, you will have all of the rights and privileges of a stockholder with respect to those shares, including the right to vote and to receive dividends, if any.
The tax treatment of the RSUs will differ significantly from the tax treatment of your options. Please see Question and Answer 25 and the remainder of this Offer to Exchange, including Schedules C through Q, for further details. Also, the vesting schedule of your RSUs will be different from the vesting schedule of your exchanged options. (See Section 9, “Source and amount of consideration; terms of RSUs,” below)

Q23. What happens to my options if I choose not to participate or if my options are not accepted for exchange?

A23.
If you choose not to participate or your options are not accepted for exchange, your existing options will (a) remain outstanding until they are exercised or cancelled or they expire by their existing terms, (b) retain their current exercise price, (c) retain their current vesting schedule, and (d) retain all of the other terms and conditions as set forth in the relevant agreement related to such option grant. (See Section 6, “Acceptance of options for exchange and issuance of RSUs,” below)

Q24. How does A10 determine whether an option has been properly tendered?

A24.
We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election of any option tendered for exchange that we determine is not in an appropriate form or that we determine is unlawful to accept. We will accept all properly tendered options that are not validly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election and we will not incur any liability for failure to give any such notice. (See Section 4, “Procedures for electing to exchange options,” below)

Q25. Will I have to pay taxes if I participate in the offer?

A25.
If you participate in the offer and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or the RSU grant date. However, you normally will have taxable income when the shares underlying your RSUs vest and are issued to you. If you are an employee of A10 or its subsidiaries, A10 (or its applicable subsidiary) also typically will have a tax withholding obligation at the time of vesting of the RSUs. You also may have a taxable capital gain when you sell the shares issued to you pursuant to the RSUs. Note that the tax treatment of RSUs differs significantly from the tax treatment of your options and, as a result of participating in the offer, your tax liability could be higher than if you had kept your eligible options. We will satisfy tax withholding obligations, if applicable, in the manner specified in your RSU award agreement (and any applicable country-specific appendix), including, in the Company’s discretion, by requiring a cash payment rather than through the sale of shares. Please see Section 14 below for a reminder of the general tax consequences associated with your eligible options as well as the “Risks of Participating in the Offer” below.

If you participate in the offer and are an employee or other service provider in Brazil, Colombia, France, Germany, India, Indonesia, Japan, Korea, Mexico, the Netherlands, People’s Republic of China, Spain, Taiwan, United Arab Emirates, or United Kingdom, please refer to Schedules C through Q of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you.
You should consult with your tax adviser to determine the personal tax consequences to you of participating in this offer. If you are a citizen or a tax resident of, or otherwise are subject to the tax laws of, more than one country (including any country outside of the U.S. other than those countries for which a tax discussion is provided in Schedules C through Q), you should be aware that there may be additional or different tax and social insurance consequences that may apply to you.

Q26. What if A10 is acquired by another company?

A26.
Although we currently are not anticipating a merger or acquisition, if we merge or consolidate with or are acquired by another entity prior to the expiration of the offer, you may choose to withdraw any options that you tendered for exchange and your options will be treated in accordance with the Stock Plan under which they were granted and the relevant award agreements. Further, if A10 is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your award agreement and you will receive no RSUs in exchange for them. If A10 is acquired prior to the expiration of the offer but does not withdraw the offer, before the expiration of the offer we (or the successor entity) will notify you of any material changes to the terms of the offer or the RSUs, including any adjustments to the number of shares that will be subject to the RSUs. Under such circumstances, the type of security and the number of shares covered by your RSU would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive RSUs covering more or fewer shares of the acquirer’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the RSUs if no acquisition had occurred.

If, after the offer, we subsequently are acquired by or merge with another company, your exchanged options might have been worth more than the RSUs that you receive in exchange for them.
A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer may receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.
Further, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of the employees and other service providers of A10 or its subsidiaries before the completion of this offer. Termination of your employment or other service for this or any other reason before the RSU grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any RSUs or other benefit for your tendered options.
If we are acquired after your tendered options have been accepted, cancelled, and exchanged for RSUs, your RSUs will be treated in the acquisition transaction in accordance with the terms of the transaction agreement or the terms of the 2014 Plan and your RSU award agreement. (See Section 9, “Source and amount of consideration; terms of RSUs,” below)

Q27. Will I receive an RSU award agreement?

A27.
Yes. All RSUs will be subject to an RSU award agreement, including any applicable country-specific appendix, between you and A10, as well as to the terms and conditions of the 2014 Plan. The forms of RSU award agreement under the 2014 Plan are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed. In addition, a copy of the 2014 Plan and the form of the RSU award agreement under the 2014 Plan are available on the SEC website at www.sec.gov. (See Section 9, “Source and amount of consideration; terms of RSUs,” below)

Q28. Are there any conditions to this offer?

A28.
Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions is not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may do so at our discretion. (See Section 2, “Number of RSUs; expiration date,” and Section 7, “Conditions of the offer,” below)

Q29. If you extend or change the offer, how will you notify me?

A29.
If we extend or change this offer, we will issue a press release, email or other form of communication disclosing the extension or change no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled expiration date or the date on which we change the offer, as applicable. (See Section 2, “Number of RSUs; expiration date,” and Section 15, “Extension of offer; termination; amendment,” below)

Q30. Can I change my mind and withdraw from this offer?

A30.
Yes. You may change your mind after you have submitted an election form and withdraw some or all of your elected eligible options from the offer at any time before the offer expires (the expiration date currently is expected to be December 17, 2015, at 9:00 p.m., Pacific Time). If we extend the expiration date, you may withdraw your election form at any time until the extended offer expires.

You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date. Due to certain requirements under U.S. securities laws, an exception to this rule is that if we have not accepted your properly tendered options by 9:00 p.m., Pacific Time, on January 19, 2016 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance. (See Section 5, “Withdrawal rights and change of election,” below)

Q31. May I change my mind about which options I want to exchange?

A31.
Yes, but only before the offer expires. You may change your mind after you have submitted an election form and change the options you elect to exchange at any time before the offer expires by completing and submitting a new election form via the offer website (for eligible participants other than those residing in Japan, Germany or the Netherlands) or facsimile. Due to applicable requirements under local law, eligible participants residing in Japan, Germany or the Netherlands may submit election forms only via facsimile. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional eligible options, fewer eligible options, all of your eligible options or none of your eligible options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive by the expiration date. Please be sure that any completed and new election form you submit includes all of the options with respect to which you want to accept this offer and is clearly dated after your last-submitted election form. (See Section 4, “Procedures for electing to exchange options,” and Section 5, “Withdrawal rights and change of election,” below)

Q32. How do I change my election and add or withdraw some or all of my eligible option grants?

A32.
To change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from this offer, you must deliver a valid new election form indicating only the eligible option grants you wish to exchange in the offer or a valid new election form indicating that you reject the offer with respect to all of your eligible options, by completing the election process outlined below by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 17, 2015.

All eligible participants can access the offer website https://A10.equitybenefits.com and view information with respect to the offer, the offer documents, and their eligible options. However, eligible participants residing in Japan, Germany, or the Netherlands may submit valid new election forms only via facsimile and not via the offer website.
Election Changes and Withdrawals via the Offer Website (Other than Eligible Participants Residing in Japan, Germany, or the Netherlands)
1.Access A10’s offer website by going to https://A10.equitybenefits.com and enter your A10 email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the launch email, dated November 19, 2015, announcing the offer.
2.After logging into the offer website, review the information and proceed through to the Election Page. You will be provided with your eligible option schedule containing personalized information regarding the eligible option grants you hold, including the grant date and per share exercise price of each of your eligible options grants, the number of shares subject to each of your eligible option grants as of December 17, 2015 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the number of shares subject to each of your eligible option grants that are scheduled to be vested as of December 17, 2015, the length of time remaining under each eligible option grant before they are scheduled to be fully vested, the exchange ratio applicable to each of your eligible option grants, the number of RSUs that would be issued in exchange for each eligible option grant, and the vesting schedule applicable to each award of RSUs. You also can review your eligible options in the Breakeven Calculator, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanged options or the RSUs to be granted pursuant to the offer if you choose to exchange your eligible options. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Breakeven Calculator does not account for vesting. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on an RSU is greater than for an exchanged option at the assumed prices you enter, you would be able to profit from the RSU only if it actually vests. In addition, this Breakeven Calculator does not take into consideration the difference in taxation between RSUs and stock options. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result. While eligible participants residing in Japan, Germany, or the Netherlands may submit elections only via facsimile, they can access their eligible option schedule and the Breakeven Calculator via the offer website.
3.On the Election Page, select the appropriate box next to your previously-selected eligible option grants to indicate those eligible option grants that you do not want to exchange in the offer.
4.Proceed through the offer website by following the instructions provided. Review your election form and confirm that you are satisfied with your election form. After reviewing and agreeing to the Terms of Election, submit your election form.
5.Upon submitting your election form, a Confirmation Statement will be generated by the offer website. Please print and keep a copy of the Confirmation Statement for your records. At this point, you will have completed the process for changing your previous election or withdrawing from participation in the offer.
Election Changes and Withdrawals via Facsimile (Must Be Used by Eligible Participants Residing in Japan, Germany, or the Netherlands)
Eligible Participants residing in Japan, Germany, or the Netherlands may submit election changes and withdrawals only via facsimile. With respect to all other eligible participants, we prefer that you submit your election changes and withdrawals electronically via the offer website. However, if you choose not to use the offer website process, you may submit your election form as follows:
1.     Print the election form attached to the launch email, dated November 19, 2015, announcing this offer.
2.     Properly complete the election form, and submit your election form via facsimile at 1-408-351-0840, no later than the expiration date, which currently is expected to be 9:00 p.m., Pacific Time, on December 17, 2015, unless we extend the offer.
3.     Eligible participants residing in the Netherlands also must agree to and sign any Dutch Tax Ruling confirming that the exchange of eligible options for RSUs will not result in a taxable event (as described further in Schedule L to this Offer to Exchange) in order to participate in the offer, to the extent such ruling is obtained and such consent is required by the applicable Netherlands tax authorities. If such consent becomes required, A10 will provide you with a copy of the consent to the Dutch Tax Ruling once it is obtained.
If you wish to obtain a paper election form, please email stockadmin@a10networks.com or call (408) 240-9341. If you wish to participate in the offer, then we must receive your properly completed and submitted election form by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 17, 2015.
Your delivery of all documents, including election forms, is at your own risk. Only election forms that are complete and actually received by the deadline via the offer website (for eligible participants other than those residing in Japan, Germany or the Netherlands) or facsimile will be accepted. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. Election forms submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you submit your election form via the offer website, you should print and keep a copy of the Confirmation Statement generated by the offer website at the time that you complete and submit your election form. The printed Confirmation Statement will provide evidence that you submitted your election form. If you submit your election form via facsimile, we intend to confirm the receipt of your election form by email within two (2) U.S. business days after receiving your election form. Note that if you submit any election form by facsimile within the last two (2) U.S. business days prior to the expiration of the offer, time constraints may prevent A10 from providing confirmation by email prior to the expiration of the offer. (See Section 5, “Withdrawal rights and change of election,” below)

Q33. What if I withdraw my election and then decide that I do want to participate in this offer?

A33.
If you have withdrawn your election to participate and then again decide to participate in this offer, you may reelect to participate by submitting a new, properly completed election form via the offer website (for eligible participants other than those residing in Japan, Germany or the Netherlands) or facsimile before the expiration date, that is signed (electronically or otherwise) and dated after the date of your previously submitted election form. Due to applicable requirements under local law, eligible participants residing in Japan, Germany or the Netherlands may submit election forms only via facsimile. (See Question and Answer 32 and Section 5, “Withdrawal rights and change of election,” below)

Q34. Will my decision to participate in the offer have an impact on my ability to receive options or other equity awards in the future?

A34.
No. Your election to participate or not to participate in the offer will not have any effect on our making future grants of options, other equity awards, or any other rights to you or anyone else. (See Section 1, “Eligibility,” below)

Q35. Whom can I contact if I have questions about the offer, or if I need additional copies of the offer documents?

A35.	You should direct questions about this offer and requests for printed copies of this Offer to Exchange and the other offer documents to:
A10 Stock Administration
Email: stockadmin@a10networks.com
Phone: (408) 240‑9341
(See Section 10, “Information concerning A10,” below)

RISKS OF PARTICIPATING IN THE OFFER
Participating in the offer involves a number of risks and uncertainties, including those described below. This list and the risk factors under the heading “Risk Factors” in our quarterly reports on Form 10‑Q for the fiscal quarters ended March 31, 2015, June 30, 2015, and September 30, 2015, and annual report on Form 10‑K for the fiscal year ended December 31, 2014, each filed with the SEC, highlight some of the material risks of participating in this offer. You should consider these risks carefully and are encouraged to speak with an investment and tax adviser as necessary before deciding whether to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences of participating in the offer, as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you.
This offer and our SEC reports referred to above include “forward-looking statements” including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. Generally, the words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “could,” “would,” “project,” “plan,” “intend,” “expect” the plural of such terms, the negatives of such terms, or other comparable terminology and similar expressions identify forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, risks and uncertainties, including the risk factors set forth in this discussion and our SEC reports referred to above. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with this Exchange Offer.
The following discussion should be read in conjunction with the summary financial statements attached as Schedule B, as well as our financial statements and notes to the financial statements included on our most recent Forms 10‑K and 10‑Q. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.

Risks that are Specific to this Offer
Economic Risks
If the price of our common stock increases after the date on which your exchanged options are cancelled, your cancelled options might be worth more than the RSUs that you receive in exchange for them.
The exchange ratio of this offer is not one-for-one with respect to all options. Therefore, it is possible that, at some point in the future, your eligible options would have been economically more valuable than the RSUs granted pursuant to this offer. For example, this could occur if the appreciation in our stock price results in a gain over the exercise price of the eligible options that exceeds the value of the RSUs granted in exchange for the eligible options. For illustrative purposes only, the following provides an example.
Example
Assume that you exchange a nonstatutory stock option to purchase 1,000 shares with a per share exercise price of $15.00 for 296 RSUs. Assume, for illustrative purposes only, that the price of our common stock increases to $28.00 per share. Under this example, if you had kept your exchanged options and exercised and sold the underlying shares at $28.00 per share, you would have realized ordinary income of $13,000, but if you exchanged your options for RSUs and sold the shares subject to the RSU grant at $28.00 per share, you would realize ordinary income of only $8,288.
If, after the offer, we subsequently are acquired by or merge with another company, your cancelled options might have been worth more than the RSUs that you receive in exchange for them.
Although we currently are not anticipating a merger or acquisition, a transaction involving us, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition than they would have received had they not participated. This could result in a greater financial benefit for those option holders who did not participate in this offer and instead had retained their original options.
Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your employment or other service with us or our subsidiaries terminates before part or all of your RSUs vest, you will not receive any value from the unvested part of your RSUs.
Your RSUs will be completely unvested on the RSU grant date.
The RSUs will be subject to a new vesting schedule and therefore, none of the RSUs will be vested on the RSU grant date even if your exchanged options are fully or partially vested. If you do not remain an employee or service provider to A10 or its subsidiaries through the date your RSUs vest, you will not receive the shares subject to those RSUs. Instead, your RSUs will expire immediately upon your termination. As a result, you may not receive any value from your RSUs.
Tax-Related Risks
The U.S. tax effects of RSUs differ significantly from the U.S. tax treatment of your options.
If you participate in the offer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and on the RSU grant date. However, you generally will have taxable ordinary income when the shares underlying your RSUs are issued to you. If you are an employee of A10 or its subsidiaries, then A10 (or its applicable subsidiary) also typically will have a tax withholding obligation at the time of vesting and settlement of the RSUs. A10 will satisfy all tax withholding obligations in the manner specified in your RSU award agreement (and any applicable country‑specific appendix), including, in the Company’s discretion, by requiring a cash payment rather than through the sale of shares. More information regarding tax withholding is described in the RSU award agreement and any applicable country-specific appendix. The forms of RSU award agreement are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov. You also may have taxable capital gains when you sell the shares underlying the RSU. Note that the tax treatment of RSUs differs significantly from the tax treatment of your options and as a result of your participating in this offer, your tax liability could be higher than if you had kept your eligible options. Please see Section 14 of the Offer to Exchange for a reminder of the general tax consequences associated with options. For illustrative purpose only, the following provides an example.
Example
Assume that you hold an eligible option grant to purchase 1,000 shares with a per share exercise price of $15.00. The eligible option is a nonstatutory stock option. If the eligible option was exercised for $15.00 per share while the fair market value of our common stock was $18.00 per share, you would recognize ordinary income on $3,000 at exercise. If you later sold the shares at $20.00 per share, you would have a capital gain of $2.00 per share, which is the difference between the sale price of $20.00 and the $18.00 fair market value at exercise. If you held the shares more than 12 months, this would be taxed at long-term capital gains rates (generally a maximum of 20% currently), and if you held the shares for 12 months or less, this would be taxed at short-term capital gains rates (currently a maximum of 39.6%). If, instead, you had exchanged your eligible option grant for 296 RSUs, you would be subject to ordinary income tax (currently taxed at a maximum rate of 39.6%) on the full fair market value of the shares you receive at the time you receive them (i.e., when they vested). For example, if you vest in the 296 RSUs when the fair market value of our stock is $20.00 per share, you will recognize ordinary income on $5,920. You then would be subject to additional long- or short-term capital gains tax, as applicable (depending on the length of time you have held such shares) on any additional gain when you sell the shares. For example, if you sold the shares at $23.00 per share, you would have a capital gain of $3.00 per share. When analyzing the tax consequences to you, you should keep in mind that you do not pay a purchase price for the RSUs or the shares thereunder, while you would have paid $15.00 per share of post-tax dollars for the shares subject to your eligible options. Note that this example does not take into consideration an additional 3.8% federal surtax that may be imposed on “net investment income” (generally referred to as the “Medicare Surtax”) that may apply to certain individuals based on annual income, any state and local taxes, and other factors.
Please note that, depending on where you live, state income taxes also may apply to you and A10 may have tax withholding obligations with respect to such taxes. You should consult your own tax adviser to discuss these consequences.
The offer currently is expected to remain open for 29 calendar days. However, if we extend the offer so that it remains open for 30 or more days, U.S. employees (and other service providers, if applicable) will be required to restart the measurement periods necessary to qualify incentive stock options for favorable tax treatment, even if they choose not to exchange the options in the offer.
Generally, your incentive stock option qualifies for favorable tax treatment if you hold the option for more than two (2) years after the grant date and for more than one (1) year after the date of exercise. We do not expect that the exchange will affect the eligibility of any incentive stock options that are not tendered for exchange for favorable tax treatment under U.S. tax laws. Thus, if you do not tender your option, the holding periods will continue to be measured from your original grant date.
However, if the offer period lasts for 30 days or more, then any eligible options that are incentive stock options that you have not exchanged will be deemed modified, and the holding period for such options will restart. As a result, in order to qualify for favorable tax treatment, you would not be able to sell or otherwise dispose of any shares received upon exercise of such options until more than two (2) years from the date this offer commenced on November 19, 2015, and more than one (1) year after the date you exercise such options, whichever date is later.
If you are a tax resident of multiple countries, there may be tax and social security/insurance consequences of more than one country that apply to you.
If you are subject to the tax laws in more than one jurisdiction (including any country outside of the U.S. other than those countries for which a tax discussion is provided in Schedules C through Q), you should be aware that there may be tax and social security/insurance consequences of more than one country that may apply to you. You should be certain to consult your own tax adviser to discuss these consequences.
Tax effects of RSUs for tax residents of Brazil, Colombia, France, Germany, India, Indonesia, Japan, Korea, Mexico, the Netherlands, People’s Republic of China, Spain, Taiwan, United Arab Emirates, or United Kingdom.
Any non-U.S. employee or other non‑U.S. service provider should carefully review Schedules C through Q that are applicable to him or her attached to this offer to determine whether participation in the offer could trigger any negative income tax, social insurance or other tax or legal consequences.

Risks Relating to Our Business Generally
If we do not successfully anticipate market needs and opportunities or if the market does not continue to adopt our application networking products, our business, financial condition and results of operations could be significantly harmed.
The application networking market is rapidly evolving and difficult to predict. Technologies, customer requirements, security threats and industry standards are constantly changing. As a result, we must anticipate future market needs and opportunities and then develop new products or enhancements to our current products that are designed to address those needs and opportunities, and we may not be successful in doing so.

Even if we are able to anticipate, develop and commercially introduce new products and enhancements that address the market’s needs and opportunities, there can be no assurance that new products or enhancements will achieve widespread market acceptance. For example, organizations that use other conventional or first-generation application networking products for their needs may believe that these products are sufficient. In addition, as we launch new product offerings, organizations may not believe that such new product offerings offer any additional benefits as compared to the existing application networking products that they currently use. Accordingly, organizations may continue allocating their IT budgets for existing application networking products and may not adopt our products, regardless of whether our products can offer superior performance or security.
If we fail to anticipate market needs and opportunities or if the market does not continue to adopt our application networking products, then market acceptance and sales of our current and future application networking products could be substantially decreased or delayed, we could lose customers, and our revenue may not grow or may decline. Any of such events would significantly harm our business, financial condition and results of operations.
Our success depends on our timely development of new products and features to address rapid technological changes and evolving customer requirements. If we are unable to timely develop new products and features that adequately address these changes and requirements, our business and operating results could be adversely affected.
Changes in application software technologies, data center and communications hardware, networking software and operating systems, and industry standards, as well as our end-customers’ continuing business growth, result in evolving application networking needs and requirements. Our continued success depends on our ability to identify and develop in a timely manner new products and new features for our existing products that meet these needs and requirements.
Our future plans include significant investments in research and development and related product opportunities. Developing our products and related enhancements is time-consuming and expensive. We have made significant investments in our research and development team in order to address these product development needs. Our investments in research and development may not result in significant design and performance improvements or marketable products or features, or may result in products that are more expensive than anticipated. We may take longer to generate revenue, or generate less revenue, than we anticipate from our new products and product enhancements. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts to maintain our competitive position.
If we are unable to develop new products and features to address technological changes and new customer requirements in the application networking market or if our investments in research and development do not yield the expected benefits in a timely manner, our business and operating results could be adversely affected.

We have experienced net losses in recent periods, anticipate increasing our operating expenses in the future and may not achieve or maintain profitability in the future. If we cannot achieve or maintain profitability, our financial performance will be harmed and our business may suffer.
We experienced net losses for the years ended December 31, 2013 and 2014, and nine months ended September 30, 2015. Although we experienced revenue growth over these same periods and had achieved profitability in prior year periods, we may not be able to sustain or increase our revenue growth or achieve profitability in the future or on a consistent basis. During 2013 and 2014, we invested in our sales, marketing and research and development teams in order to develop, market and sell our products. We expect to continue to invest significantly in these areas in the future. As a result of these increased expenditures, we will have to generate and sustain increased revenue, manage our cost structure and avoid significant liabilities to achieve future profitability. In particular, in 2012 and 2013, we incurred substantial expenses associated with defending ourselves in separate litigation matters involving Brocade Communications Systems, Inc. and Radware Ltd. (both settled) and in our settlement of the Brocade litigation. As a public company, we are also incurring significant accounting, legal and other expenses that we did not incur as a private company.
Revenue growth may slow or decline, and we may incur significant losses in the future for a number of possible reasons, including our inability to develop products that achieve market acceptance, general economic conditions, increasing competition, decreased growth in the markets in which we operate, or our failure for any reason to capitalize on growth opportunities. Additionally, we may encounter unforeseen operating expenses, difficulties, complications, delays and other unknown factors that may result in losses in future periods. If these losses exceed our expectations or our revenue growth expectations are not met in future periods, our financial performance will be harmed and our stock price could be volatile or decline.
Our operating results are likely to vary significantly from period to period and may be unpredictable, which could cause the trading price of our common stock to decline.
Our operating results, in particular, revenue, margins and operating expenses, have fluctuated in the past, and we expect this will continue, which makes it difficult for us to predict our future operating results. The timing and size of sales of our products are highly variable and difficult to predict and can result in significant fluctuations in our revenue from period to period. This is particularly true of sales to our largest end-customers, such as service providers, Web giants and governmental organizations, who typically make large and concentrated purchases and for whom close or sales cycles can be long, as a result of their complex networks and data centers, as well as requests that may be made for customized features. Our quarterly results may vary significantly based on when these large end-customers place orders with us and the content of their orders. For example, during the three months ended September 30, 2014, we experienced a decline in our revenues primarily due to longer than expected close or sales cycles for certain large deals and lower North America service provider spending as compared to the same period in 2013, which may have contributed to a dramatic decline in our stock price. We anticipate a possible slowdown in spending from North America service providers, which may lead to continued near term fluctuation in our product revenue and total revenue.
Our operating results may also fluctuate due to a number of other factors, many of which are outside of our control and may be difficult to predict. In addition to other risks listed in this “Risk Factors” section, factors that may affect our operating results include:

•	fluctuations in and timing of purchases from, or loss of, large customers;

•	the budgeting cycles and purchasing practices of end-customers;

•	our ability to attract and retain new end-customers;

•	changes in demand for our products and services, including seasonal variations in customer spending patterns or cyclical fluctuations in our markets;

•	our reliance on shipments at the end of our quarters;

•	variations in product mix or geographic locations of our sales, which can affect the revenue we realize for those sales;

•	the timing and success of new product and service introductions by us or our competitors;

•	our ability to increase the size of our distribution channel and to maintain relationships with important distribution channel partners;

•	the effect of currency exchange rates on our revenue and expenses;

•	the effect of discounts negotiated by our largest end-customers for sales or pricing pressure from our competitors;

•	changes in the growth rate of the application networking market or changes in market needs;

•	inventory write downs, which may be necessary for our older products when our new products are launched and adopted by our end-customers; and

•	our third-party manufacturers’ and component suppliers’ capacity to meet our product demand forecasts on a timely basis, or at all.
Any one of the factors above or the cumulative effect of some of these factors may result in significant fluctuations in our financial and other operating results. This variability and unpredictability could result in our failure to meet our or our investors’ or securities analysts’ revenue, margin or other operating results expectations for a particular period, resulting in a decline in the trading price of our common stock.
Reliance on shipments at the end of the quarter could cause our revenue for the applicable period to fall below expected levels.
As a result of end-customer buying patterns and the efforts of our sales force and distribution channel partners to meet or exceed their sales objectives, we have historically received a substantial portion of purchase orders and generated a substantial portion of revenue during the last few weeks of each quarter. We can recognize such revenue in the quarter received, however, only if all of the requirements of revenue recognition, especially shipment, are met by the end of the quarter. In addition, any significant interruption in our information technology systems, which manage critical functions such as order processing, revenue recognition, financial forecasts, inventory and supply chain management, could result in delayed order fulfillment and thus decreased revenue for that quarter. If expected revenue at the end of any quarter is delayed for any reason, including the failure of anticipated purchase orders to materialize, our third-party manufacturers’ inability to manufacture and ship products prior to quarter-end to fulfill purchase orders received near the end of the quarter, our failure to manage inventory to meet demand, our inability to release new products on schedule, any failure of our systems related to order review and processing, or any delays in shipments or achieving specified acceptance criteria, our revenue for that quarter could fall below our, or our investors’ or securities analysts’ expectations, resulting in a decline in the trading price of our common stock.
A limited number of our end-customers, including service providers, make large and concentrated purchases that comprise a significant portion of our revenue. Any loss or delay of expected purchases by our largest end-customers could adversely affect our operating results.
As a result of the nature of our target market and the current stage of our development, a substantial portion of our revenue in any period comes from a limited number of large end-customers, including service providers. For example, NTT DoCoMo, Inc., through a reseller, accounted for approximately 32% of our total revenue during 2012, approximately 13% of our total revenue during 2013 and 7% of our total revenue during 2014.  In addition, during the years ended December 31, 2013 and 2014, and the nine months ended September 30, 2015, purchases from our ten largest end-customers accounted for approximately 43% , 37% and 30% of our total revenue. The composition of the group of these ten largest end-customers changes from period to period, but often includes service providers, who accounted for approximately 47%, 46% and 42% of our total revenue during the years ended December 31, 2013 and 2014, and nine months ended September 30, 2015.
Sales to these large end-customers have typically been characterized by large but irregular purchases with long initial sales cycles. After initial deployment, subsequent purchases of our products typically have a more compressed sales cycle. The timing of these purchases and of the requested delivery of the purchased product is difficult to predict. As a consequence, any acceleration or delay in anticipated product purchases by or requested deliveries to our largest end-customers could materially affect our revenue and operating results in any quarter and cause our quarterly revenue and operating results to fluctuate from quarter to quarter.
We cannot provide any assurance that we will be able to sustain or increase our revenue from our largest end-customers nor that we will be able to offset any absence of significant purchases by our largest end-customers in any particular period with purchases by new or existing end-customers in that or a subsequent period. We expect that sales of our products to a limited number of end-customers will continue to contribute materially to our revenue for the foreseeable future. The loss of, or a significant delay or reduction in purchases by, a small number of end-customers could have a material adverse effect on our consolidated financial position, results of operations or cash flows.
We have been and are, or may in the future be, a party to litigation and claims regarding intellectual property rights, resolution of which has been and may in the future be time-consuming, expensive and adverse to us, as well as require a significant amount of resources to prosecute, defend, or make our products non-infringing.
Our industry is characterized by the existence of a large number of patents and by increasingly frequent claims and related litigation based on allegations of infringement or other violations of patent and other intellectual property rights. In the ordinary course of our business, we have been and are involved in disputes and licensing discussions with others regarding their patents and other claimed intellectual property and proprietary rights. Intellectual property infringement and misappropriation lawsuits and other claims are subject to inherent uncertainties due to the complexity of the technical and legal issues involved, and we cannot be certain that we will be successful in defending ourselves against such claims or in concluding licenses on reasonable terms or at all.
We currently have fewer issued patents than some of our major competitors, and therefore may not be able to utilize our patent portfolio effectively to assert defenses or counterclaims in response to patent infringement claims or litigation brought against us by third parties. Further, litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenue and against which our potential patents may provide little or no deterrence. In addition, many potential litigants have the capability to dedicate substantially greater resources than we can to enforce their intellectual property rights and to defend claims that may be brought against them. We expect that infringement claims may increase as the numbers of product types and the number of competitors in our market increases. Also, to the extent we gain greater visibility, market exposure and competitive success, we face a higher risk of being the subject of intellectual property infringement claims.
If we are found in the future to infringe the proprietary rights of others, or if we otherwise settle such claims, we could be compelled to pay damages or royalties and either obtain a license to those intellectual property rights or alter our products such that they no longer infringe. Any license could be very expensive to obtain or may not be available at all. Similarly, changing our products or processes to avoid infringing the rights of others may be costly, time-consuming or impractical. Alternatively, we could also become subject to an injunction or other court order that could prevent us from offering our products. Any of these claims, regardless of their merit, may be time-consuming, result in costly litigation and diversion of technical and management personnel, or require us to cease using infringing technology, develop non-infringing technology or enter into royalty or licensing agreements.
Many of our commercial agreements require us to indemnify our end-customers, distributors and resellers for certain third-party intellectual property infringement actions related to our technology, which may require us to defend or otherwise become involved in such infringement claims, and we could incur liabilities in excess of the amounts we have received for the relevant products and/or services from our end-customers, distributors or resellers. These types of claims could harm our relationships with our end-customers, distributors and resellers, may deter future end-customers from purchasing our products or could expose us to litigation for these claims. Even if we are not a party to any litigation between an end-customer, distributor or reseller, on the one hand, and a third party, on the other hand, an adverse outcome in any such litigation could make it more difficult for us to defend our intellectual property rights in any subsequent litigation in which we are a named party.

We have in the past been involved in intellectual property litigation matters with F5 Networks, Inc., Allegro Software Development, Inc., Brocade, Radware and Parallel Networks, LLC., all of which have since settled. As part of the settlement with Brocade, we made a significant cash payment to Brocade, granted a license to Brocade to use all of our issued, pending and future patents, and received and granted certain covenants not to sue.

We may face risks related to shareholder litigation that could result in significant legal expenses and settlement or damage awards.
We are currently and may in the future become subject to claims and litigation alleging violations of securities laws or other related claims, including shareholder derivative litigation, which could harm our business, divert management attention and require us to incur significant costs. For example, in January 2015, a class action lawsuit was filed against us, our Board of Directors, our Chief Financial Officer and the underwriters of our initial public offering alleging violations of the Securities Act of 1933. Several substantially identical lawsuits were subsequently filed in the same court, bringing the same claims against the same defendants. A related shareholder derivatives action was filed in January 2015. These lawsuits seek unspecified compensatory damages and other relief. We are generally obliged, to the extent permitted by law, to indemnify our current and former directors and officers who are named as defendants in these types of lawsuits. We also have certain contractual obligations to the underwriters regarding the securities class action lawsuits. While a certain amount of insurance coverage is available for expenses or losses associated with these lawsuits, this coverage may not be sufficient. Based on information currently available, we are unable to reasonably estimate a possible loss or range of possible loss, if any, with regards to these lawsuits; therefore, no litigation reserve has been recorded in the accompanying Condensed Consolidated Balance Sheets. Although we plan to defend against these lawsuits vigorously, there can be no assurances that a favorable final outcome will be obtained. These lawsuits or future litigation may require significant attention from management and could result in significant legal expenses, settlement costs or damage awards that could have a material impact on our financial position, results of operations and cash flows.
We may not be able to adequately protect our intellectual property, and if we are unable to do so, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.
We rely on a combination of patent, copyright, trademark and trade secret laws, and contractual restrictions on disclosure of confidential and proprietary information, to protect our intellectual property. Despite the efforts we take to protect our intellectual property and other proprietary rights, these efforts may not be sufficient or effective at preventing their unauthorized use. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which we have rights. There may be instances where we are not able to protect intellectual property or other proprietary rights in a manner that maximizes competitive advantage. If we are unable to protect our intellectual property and other proprietary rights from unauthorized use, the value of those assets may be reduced, which could negatively impact our business.
We also rely in part on confidentiality and/or assignment agreements with our technology partners, employees, consultants, advisors and others. These protections and agreements may not effectively prevent disclosure of our confidential information and may not provide an adequate remedy in the event of unauthorized disclosure. In addition, others may independently discover our trade secrets and intellectual property information we thought to be proprietary, and in these cases we would not be able to assert any trade secret rights against those parties. Despite our efforts to protect our intellectual property, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property or technology. Monitoring unauthorized use of our intellectual property is difficult and expensive. We have not made such monitoring a priority to date and will not likely make this a priority in the future. We cannot be certain that the steps we have taken or will take will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.
If we fail to protect our intellectual property adequately, our competitors might gain access to our technology, and our business might be harmed. In addition, even if we protect our intellectual property, we may need to license it to competitors, which could also be harmful. For example, we have already licensed all of our issued patents, pending applications, and future patents and patent applications that we may acquire, obtain, apply for or have a right to license to Brocade until May 2025, for the life of each such patent. In addition, we might incur significant expenses in defending our intellectual property rights. Any of our patents, copyrights, trademarks or other intellectual property rights could be challenged by others or invalidated through administrative process or litigation.

We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any litigation, whether or not resolved in our favor, could result in significant expense to us and divert the efforts of our management and technical personnel, as well as cause other claims to be made against us, which might adversely affect our business, operating results and financial condition.
We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial or other resources to maintain or improve our competitive position.
The application networking market is intensely competitive, and we expect competition to increase in the future. To the extent that we sell our solutions in adjacent markets, we expect to face intense competition in those markets as well. We believe that our main competitors fall into three categories:

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Companies that sell products in the traditional ADC market. In the ADC market, we compete against other companies that are well established in this market, including F5 Networks, Inc., Brocade, Cisco Systems, Inc., Citrix Systems, Inc., and Radware Ltd.;

•
Companies that sell CGN products. Our purpose-built CGN solution competes primarily against products originally designed for other networking purposes, such as edge routers and security appliances from vendors such as Alcatel-Lucent USA Inc., Cisco Systems, Inc. and Juniper Networks, Inc.; and

•
Companies that sell traditional DDoS mitigation products. We are a new entrant into the DDoS market and first publicly launched our DDoS detection and mitigation solution, TPS, in January 2014. We believe our principal competitors in this market are Arbor Networks, Inc., a subsidiary of Danaher Corporation, and Radware.

Many of our competitors are substantially larger and have greater financial, technical, research and development, sales and marketing, manufacturing, distribution and other resources and greater name recognition. In addition, some of our larger competitors have broader products offerings and could leverage their customer relationships based on their other products. Potential customers who have purchased products from our competitors in the past may also prefer to continue to purchase from these competitors rather than change to a new supplier regardless of the performance, price or features of the respective products. We could also face competition from new market entrants, which may include our current technology partners. As we continue to expand globally, we may also see new competitors in different geographic regions. Such current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.
Many of our existing and potential competitors enjoy substantial competitive advantages, such as:

•	longer operating histories;

•	the capacity to leverage their sales efforts and marketing expenditures across a broader portfolio of products and services at a greater range of prices;

•
the ability to incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, including through selling at zero or negative margins, product bundling or closed technology platforms;

•	broader distribution and established relationships with distribution channel partners in a greater number of worldwide locations;

•	access to larger end-customer bases;

•	the ability to use their greater financial resources to attract our research and development engineers as well as other employees of ours;

•	larger intellectual property portfolios; and

•	the ability to bundle competitive offerings with other products and services
Our ability to compete will depend upon our ability to provide a better solution than our competitors at a competitive price. We may be required to make substantial additional investments in research and development, marketing and sales in order to respond to competition, and there is no assurance that these investments will achieve any returns for us or that we will be able to compete successfully in the future. We also expect increased competition if our market continues to expand. Moreover, conditions in our market could change rapidly and significantly as a result of technological advancements or other factors.
In addition, current or potential competitors may be acquired by third parties that have greater resources available. As a result of these acquisitions, our current or potential competitors might take advantage of the greater resources of the larger organization to compete more vigorously or broadly with us. In addition, continued industry consolidation might adversely impact end-customers’ perceptions of the viability of smaller and even medium-sized networking companies and, consequently, end-customers’ willingness to purchase from companies like us.
As a result, increased competition could lead to fewer end-customer orders, price reductions, reduced margins and loss of market share.
Some of our large end-customers demand favorable terms and conditions from their vendors and may request price concessions. As we seek to sell more products to these end-customers, we may agree to terms and conditions that may have an adverse effect on our business.
Some of our large end-customers have significant purchasing power and, accordingly, have requested from us and received more favorable terms and conditions, including lower prices than we typically provide. As we seek to sell products to this class of end-customer, we may agree to these terms and conditions, which may include terms that reduce our gross margin and have an adverse effect on our business.
If we are unable to attract new end-customers, sell additional products to our existing end-customers or achieve the anticipated benefits from our investment in additional sales personnel and resources, our revenue may decline, and our gross margin will be adversely affected.
To maintain and increase our revenue, we must continually add new end-customers and sell additional products to existing end-customers. The rate at which new and existing end-customers purchase solutions depends on a number of factors, including some outside of our control, such as general economic conditions. If our efforts to sell our solutions to new end-customers and additional solutions to our existing end-customers are not successful, our business and operating results will suffer.
In recent periods, we have been adding personnel and other resources to our sales and marketing functions, as we focus on growing our business, entering new markets and increasing our market share. We expect to incur significant additional expenses by hiring additional sales personnel and expanding our international operations in order to seek revenue growth. The return on these and future investments may be lower, or may be realized more slowly, than we expect, if realized at all. If we do not achieve the benefits anticipated from these investments, or if the achievement of these benefits is delayed, our growth rates will decline, and our gross margin would likely be adversely affected.
Our gross margin may fluctuate from period to period based on the mix of products sold, the geographic location of our customers, price discounts offered, required inventory write downs and current exchange rate fluctuations.
Our gross margin may fluctuate from period to period in response to a number of factors, such as the mix of our products sold and the geographic locations of our sales. Our products tend to have varying gross margins in different geographic regions. We also may offer pricing discounts from time to time as part of a targeted sales campaign or as a result of pricing pressure from our competitors. In addition, our larger end-customers may negotiate pricing discounts in connection with large orders they place with us. The sale of our products at discounted prices could have a negative impact on our gross margin. We also must manage our inventory of existing products when we introduce new products. For example, in the fourth quarter of 2013 and the third quarter of 2014, our gross margin decreased to 74% and 73% due primarily to geographical mix and selling some end-of-life product at low margins.
If we are unable to sell the remaining inventory of our older products prior to or following the launch of such new product offerings, we may be forced to write down inventory for such older products, which could also negatively affect our gross margin. Our gross margin may also vary based on international currency exchange rates. In general, our sales are denominated in U.S. dollars; however, in Japan they are denominated in Japanese yen. Changes in the exchange rate between the U.S. dollar and the Japanese yen may therefore affect our actual revenue and gross margin. For example, in the third and fourth quarters of 2014, our gross margin was adversely impacted by both an increase in our inventory reserve primarily due to obsolete inventory on hand and unfavorable exchange rate fluctuations between the U.S. dollar and the Japanese yen. We anticipate that our gross margin will continue to be impacted by these factors in subsequent periods.
We generate a significant amount of revenue from sales to distributors, resellers, and end-customers outside of the United States, and we are therefore subject to a number of risks that could adversely affect these international sources of our revenue.
A significant portion of our revenue is generated in international markets, including Japan, Western Europe, China, Taiwan and South Korea. For the years ended December 31, 2013 and 2014, and the nine months ended September 30, 2015 approximately 52%, 52% and 47% of our total revenue was generated from customers located outside of the United States. If we are unable to maintain or continue to grow our revenue in these markets, our financial results may suffer.
As a result, we must hire and train experienced personnel to staff and manage our foreign operations. To the extent that we experience difficulties in recruiting, training, managing and retaining an international staff, and specifically sales management and sales personnel, we may experience difficulties in sales productivity in foreign markets. We also seek to enter into distributor and reseller relationships with companies in certain international markets where we do not have a local presence. If we are not able to maintain successful distributor relationships internationally or recruit additional companies to enter into distributor relationships, our future success in these international markets could be limited. Business practices in the international markets that we serve may differ from those in the United States and may require us in the future to include terms in customer contracts other than our standard terms. To the extent that we may enter into customer contracts in the future that include non-standard terms, our operating results may be adversely impacted.
We have a significant presence in international markets and plan to continue to expand our international operations, which exposes us to a number of risks that could affect our future growth.
Our sales team is comprised of field sales and inside sales personnel who are organized by geography and maintain sales presence in 28 countries, including in the following countries and regions: United States, Western Europe, Japan, China, Taiwan and South Korea. We expect to continue to increase our sales headcount in all markets, particularly in markets where we currently do not have a sales presence. As we continue to expand our international sales and operations, we are subject to a number of risks, including the following:

•	greater difficulty in enforcing contracts and accounts receivable collection and longer collection periods;

•	increased expenses incurred in establishing and maintaining office space and equipment for our international operations;

•	greater difficulty in recruiting local experienced personnel, and the costs and expenses associated with such activities;

•	general economic and political conditions in these foreign markets;

•	economic uncertainty around the world, including continued economic uncertainty as a result of sovereign debt issues in Europe;

•	management communication and integration problems resulting from cultural and geographic dispersion;

•	risks associated with trade restrictions and foreign legal requirements, including the importation, certification, and localization of our products required in foreign countries;

•	greater risk of unexpected changes in regulatory practices, tariffs, and tax laws and treaties;

•	the uncertainty of protection for intellectual property rights in some countries;

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greater risk of a failure of foreign employees to comply with both U.S. and foreign laws, including antitrust regulations, the U.S. Foreign Corrupt Practices Act, and any trade regulations ensuring fair trade practices; and

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heightened risk of unfair or corrupt business practices in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and result in restatements of, or irregularities in, financial statements.

Because of our worldwide operations, we are also subject to risks associated with compliance with applicable anticorruption laws. One such applicable anticorruption law is the U.S. Foreign Corrupt Practices Act, or FCPA, which generally prohibits U.S. companies and their employees and intermediaries from making payments to foreign officials for the purpose of obtaining or keeping business, securing an advantage, or directing business to another, and requires public companies to maintain accurate books and records and a system of internal accounting controls. Under the FCPA, U.S. companies may be held liable for actions taken by directors, officers, employees, agents, or other strategic or local partners or representatives. As such, if we or our intermediaries, such as channel partners and distributors, fail to comply with the requirements of the FCPA or similar legislation, governmental authorities in the United States and elsewhere could seek to impose civil and/or criminal fines and penalties which could have a material adverse effect on our business, operating results and financial condition.
We are exposed to fluctuations in currency exchange rates, which could negatively affect our results of operations.
Our consolidated results of operations, financial position and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. Historically, the majority of our revenue contracts are denominated in U.S. dollars, with the most significant exception being Japan, where we invoice primarily in the Japanese yen. Our expenses are generally denominated in the currencies in which our operations are located, which is primarily in North America and Japan. Revenue resulting from selling in local currencies and costs incurred in local currencies are exposed to foreign currency exchange rate fluctuations that can affect our operating income. For example, a hypothetical 10% adverse movement in the exchange rate between the U.S. dollar and the Japanese yen would have resulted in a $4.6 million decrease in our total revenue and a $3.4 million decrease in our operating income for the year ended December 31, 2014, and a hypothetical 10% favorable movement in the exchange rate between the U.S. dollar and the Japanese yen would have resulted in a $4.6 million increase in our total revenue and a $3.4 million increase in operating income for the year ended December 31, 2014.  As exchange rates vary, our operating income may differ from expectations.
To date, we have not entered into any hedging arrangements with respect to foreign currency risk or other derivative instruments. In the future, however, to the extent our foreign currency exposures become more material, we may elect to deploy normal and customary hedging practices designed to more proactively mitigate such exposure. The use of such hedging activities may not offset any, or more than a portion, of the adverse financial effects of unfavorable movements in currency exchange rates over the limited time the hedges are in place and would not protect us from long term shifts in currency exchange rates.

Our success depends on our key personnel and our ability to hire, retain and motivate qualified product development, sales, marketing and finance personnel.
Our success depends to a significant degree upon the continued contributions of our key management, product development, sales, marketing and finance personnel, many of whom may be difficult to replace. The complexity of our products, their integration into existing networks and ongoing support of our products requires us to retain highly trained professional services, customer support and sales personnel with specific expertise related to our business. Competition for qualified professional services, customer support, engineering and sales personnel in our industry is intense, because of the limited number of people available with the necessary technical skills and understanding of our products. Our ability to recruit and hire these personnel is harmed by tightening labor markets, particularly in the engineering field, in several of our key geographic hiring areas. We may not be successful in attracting, integrating, or retaining qualified personnel to fulfill our current or future needs, nor may we be successful in keeping the qualified personnel we currently have. Our ability to hire and retain these personnel may be adversely affected by volatility or reductions in the price of our common stock, since these employees are generally granted equity-based awards. Also, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited, or that they have divulged proprietary or other confidential information, or that their former employers own their inventions or other work product.
Our future performance also depends on the continued services and continuing contributions of our senior management to execute on our business plan and to identify and pursue new opportunities and product innovations. In particular, Lee Chen, our founder and Chief Executive Officer, and Rajkumar Jalan, our Chief Technology Officer, are critical to the development of our technology and the future vision and strategic direction of our company. The loss of services of senior management could significantly delay or prevent the achievement of our development and strategic objectives, which could adversely affect our business, financial condition, and operating results.
We are obligated to implement and maintain effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or our internal control over financial reporting may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.
We are required, pursuant to the Exchange Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for each fiscal year beginning with fiscal 2015. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, such as the material weakness described in the following risk factor that we discovered in connection with our review of internal control over financial reporting as of December 31, 2014.
We are currently evaluating our internal controls, identifying and remediating deficiencies and the identified material weakness in those internal controls and documenting the results of our evaluation, testing and remediation. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting that we are unable to remediate before the end of the same fiscal year in which the material weakness is identified, we will be unable to assert that our internal control over financial reporting is effective. If we are unable to conclude that our internal control over financial reporting is effective, if our auditors are unable to attest to management’s report on the effectiveness of our internal control over financial reporting, or if we are required to restate our financial statements as a result of ineffective internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.
We are required to disclose material changes made in our internal control and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an emerging growth company as defined in the JOBS Act, if we take advantage of the exemptions contained in the JOBS Act. To comply with these requirements, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.
We have identified a material weakness in our internal control over the computation of share-based compensation expense related to our 2014 Employee Stock Purchase Plan, and our business and stock price may be materially adversely affected if we do not adequately address this material weakness or if we have other material weaknesses in our internal control over financial reporting.
In connection with our review of internal control over financial reporting as of December 31, 2014, we determined that we did not adequately implement certain controls over the computation of share-based compensation related to our 2014 Employee Stock Purchase Plan, and we have therefore concluded that a material weakness in our internal control over financial reporting existed as of December 31, 2014. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company's annual or interim financial statements will not be prevented or detected on a timely basis. In order to remediate this material weakness, during the first nine months of 2015, we implemented new review procedures and controls relating to the computation of stock-based compensation expense related to our 2014 Purchase Plan. Although we have taken these actions to remediate this material weakness, we cannot guarantee that the changes we made to our controls and processes will be effective in maintaining the adequacy of our internal controls in future reporting periods.
The existence of this material weakness or the discovery of one or more other material weaknesses or significant deficiencies in our internal control over financial reporting could result in errors in our financial statements, and substantial costs and resources may be required to rectify any internal control deficiencies. Although we continually review and evaluate internal control systems, we have in the past discovered significant deficiencies and we cannot assure you that we will not discover additional significant deficiencies or material weaknesses in our internal control over financial reporting. Any such additional significant deficiency or material weakness or failure to remediate the existing material weakness could materially adversely affect our ability to comply with applicable financial reporting requirements. Further, if we cannot produce reliable financial reports, investors could lose confidence in our reported financial information, the market price of our stock could decline significantly, and our business, financial condition and results of operations could be materially harmed.
If we are not able to maintain and enhance our brand and reputation, our business and operating results may be harmed in tangible or intangible ways.
We believe that maintaining and enhancing our brand and reputation are critical to our relationships with, and our ability to attract, new end-customers, technology partners and employees. The successful promotion of our brand will depend largely upon our ability to continue to develop, offer and maintain high-quality products and services, our marketing and public relations efforts, and our ability to differentiate our products and services successfully from those of our competitors. Our brand promotion activities may not be successful and may not yield increased revenue. In addition, extension of our brand to products and uses different from our traditional products and services may dilute our brand, particularly if we fail to maintain the quality of products and services in these new areas. We have in the past, and may in the future, become involved in litigation that could negatively affect our brand. If we do not successfully maintain and enhance our brand and reputation, our growth rate may decline, we may have reduced pricing power relative to competitors with stronger brands or reputations, and we could lose end-customers or technology partners, all of which would harm our business, operating results and financial condition.
Adverse general economic conditions or reduced information technology spending may adversely impact our business.
A substantial portion of our business depends on the demand for information technology by large enterprises and service providers, the overall economic health of our current and prospective end-customers and the continued growth and evolution of the Internet. The timing of the purchase of our products is often discretionary and may involve a significant commitment of capital and other resources. While some economic indicators have recently improved, there are still lingering effects of economic weakness from the recent financial recession, including more limited availability of credit, a reduction in business confidence and activity, deficit-driven austerity measures that continue to affect governments and educational institutions, and other difficulties that may affect one or more of the industries to which we sell our products and services. If economic conditions in the United States, Europe and other key markets for our products do not continue to improve or those markets experience another downturn, many end-customers may delay or reduce their IT spending. This could result in reductions in sales of our products and services, longer sales cycles, slower adoption of new technologies and increased price competition. Any of these events would likely harm our business, operating results and financial condition. In addition, there can be no assurance that IT spending levels will increase following any recovery.
We are dependent on third-party manufacturers, and changes to those relationships, expected or unexpected, may result in delays or disruptions that could harm our business.
We outsource the manufacturing of our hardware components to third-party original design manufacturers who assemble these hardware components to our specifications. Our primary manufacturers are Lanner Electronics, Inc. and AEWIN Technologies Co., Ltd., each of which is located in Taiwan. Our reliance on these third-party manufacturers reduces our control over the manufacturing process and exposes us to risks, including reduced control over quality assurance, product costs, and product supply and timing. Any manufacturing disruption at these manufacturers could severely impair our ability to fulfill orders. Our reliance on outsourced manufacturers also may create the potential for infringement or misappropriation of our intellectual property rights or confidential information. If we are unable to manage our relationships with these manufacturers effectively, or if these manufacturers suffer delays or disruptions for any reason, experience increased manufacturing lead-times, experience capacity constraints or quality control problems in their manufacturing operations, or fail to meet our future requirements for timely delivery, our ability to ship products to our end-customers would be severely impaired, and our business and operating results would be seriously harmed.
These manufacturers typically fulfill our supply requirements on the basis of individual orders. We do not have long-term contracts with our manufacturers that guarantee capacity, the continuation of particular pricing terms, or the extension of credit limits. Accordingly, they are not obligated to continue to fulfill our supply requirements, which could result in supply shortages, and the prices we are charged for manufacturing services could be increased on short notice. In addition, our orders may represent a relatively small percentage of the overall orders received by our manufacturers from their customers. As a result, fulfilling our orders may not be considered a priority by one or more of our manufacturers in the event the manufacturer is constrained in its ability to fulfill all of its customer obligations in a timely manner.
Although the services required to manufacture our hardware components may be readily available from a number of established manufacturers, it is time-consuming and costly to qualify and implement such relationships. If we are required to change manufacturers, whether due to an interruption in one of our manufacturers’ businesses, quality control problems or otherwise, or if we are required to engage additional manufacturers, our ability to meet our scheduled product deliveries to our customers could be adversely affected, which could cause the loss of sales to existing or potential customers, delayed revenue or an increase in our costs that could adversely affect our gross margin.

Because some of the key components in our products come from limited sources of supply, we are susceptible to supply shortages or supply changes, which could disrupt or delay our scheduled product deliveries to our end-customers and may result in the loss of sales and end-customers.
Our products incorporate key components, including certain integrated circuits that we and our third-party manufacturers purchase on our behalf from a limited number of suppliers, including some sole-source providers. In addition, the lead times associated with these and other components of our products can be lengthy and preclude rapid changes in quantities and delivery schedules. Moreover, long-term supply and maintenance obligations to our end-customers increase the duration for which specific components are required, which may further increase the risk we may incur component shortages or the cost of carrying inventory. If we are unable to obtain a sufficient quantity of these components in a timely manner for any reason, sales and/or shipments of our products could be delayed or halted, which would seriously affect present and future sales and cause damage to end-customer relationships, which would, in turn, adversely affect our business, financial condition and results of operations.
In addition, our component suppliers change their selling prices frequently in response to market trends, including industry-wide increases in demand, and because we do not necessarily have contracts with these suppliers, we are susceptible to price fluctuations related to raw materials and components. If we are unable to pass component price increases along to our end-customers or maintain stable pricing, our gross margin and operating results could be negatively impacted. Furthermore, poor quality in sole-sourced components or certain other components in our products could also result in lost sales or lost sales opportunities. If the quality of such components does not meet our standards or our end-customers’ requirements, if we are unable to obtain components from our existing suppliers on commercially reasonable terms, or if any of our sole source providers cease to continue to manufacture such components or to remain in business, we could be forced to redesign our products and qualify new components from alternate suppliers. The development of alternate sources for those components can be time-consuming, difficult and costly, and we may not be able to develop alternate or second sources in a timely manner. Even if we are able to locate alternate sources of supply, we could be forced to pay for expedited shipments of such components or our products at dramatically increased costs.
Real or perceived defects, errors, or vulnerabilities in our products or services or the failure of our products or services to block a threat or prevent a security breach could harm our reputation and adversely impact our results of operations.
Because our products and services are complex, they have contained and may contain design or manufacturing defects or errors that are not detected until after their commercial release and deployment by our end-customers. Even if we discover those weaknesses, we may not be able to correct them promptly, if at all. Defects may cause our products to be vulnerable to security attacks, cause them to fail to help secure networks, or temporarily interrupt end-customers’ networking traffic. Furthermore, our products may fail to detect or prevent malware, viruses, worms or similar threats for any number of reasons, including our failure to enhance and expand our platform to reflect industry trends, new technologies and new operating environments, the complexity of the environment of our end-customers and the sophistication of malware, viruses and other threats. Data thieves and hackers are increasingly sophisticated, often affiliated with organized crime and may operate large-scale and complex automated attacks. The techniques used to obtain unauthorized access or to sabotage networks change frequently and may not be recognized until launched against a target. Additionally, as a well-known provider of enterprise security solutions, our networks, products, and services could be targeted by attacks specifically designed to disrupt our business and harm our reputation. As our products are adopted by an increasing number of enterprises and governments, it is possible that the individuals and organizations behind advanced attacks will focus on finding ways to defeat our products. In addition, defects or errors in our updates to our products could result in a failure of our services to effectively update end-customers’ products and thereby leave our end-customers vulnerable to attacks. Our data centers and networks may experience technical failures and downtime, may fail to distribute appropriate updates, or may fail to meet the increased requirements of a growing installed end-customer base, any of which could temporarily or permanently expose our end-customers’ networks, leaving their networks unprotected against security threats. Our end-customers may also misuse our products, which may result in loss or a breach of business data. For all of these reasons, we may be unable to anticipate all data security threats or provide a solution in time to protect our end-customers’ networks. If we fail to identify and respond to new and increasingly complex methods of attack and to update our products to detect or prevent such threats in time to protect our end-customers’ critical business data, our business, operating results and reputation could suffer.
If any companies or governments that are publicly known to use our platform are the subject of an advanced cyberattack that becomes publicized, our other current or potential channel partners or end-customers may look to our competitors for alternatives to our products. Real or perceived security breaches of our end-customers’ networks could cause disruption or damage to their networks or other negative consequences and could result in negative publicity to us, damage to our reputation, declining sales, increased expenses and end-customer relations issues. To the extent potential end-customers or industry analysts believe that the occurrence of any actual or perceived failure of our products to detect or prevent malware, viruses, worms or similar threats is a flaw or indicates that our products do not provide significant value, our reputation and business could be harmed.
Any real or perceived defects, errors, or vulnerabilities in our products, or any failure of our products to detect a threat, could result in:

•	a loss of existing or potential end-customers or channel partners;

•	delayed or lost revenue;

•	a delay in attaining, or the failure to attain, market acceptance;

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the expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work around errors or defects, to address and eliminate vulnerabilities, or to identify and ramp up production with third-party providers;

•	an increase in warranty claims, or an increase in the cost of servicing warranty claims, either of which would adversely affect our gross margins;

•	harm to our reputation or brand; and
•litigation, regulatory inquiries, or investigations that may be costly and further harm our reputation.
Failure to protect and ensure the confidentiality and security of data could lead to legal liability, adversely affect our reputation and have a material adverse effect on our operating results, business and reputation.
We may collect, store and use certain confidential information in the course of providing our services, and we have invested in preserving the security of this data. We may also outsource operations to third-party service providers to whom we transmit certain confidential data. There are no assurances that any security measures we have in place, or any additional security measures that our subcontractors may have in place, will be sufficient to protect this confidential information from unauthorized security breaches.
We cannot assure you that, despite the implementation of these security measures, we will not be subject to a security incident or other data breach or that this data will not be compromised. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by security breaches, or to pay penalties as a result of such breaches. Despite our implementation of security measures, techniques used to obtain unauthorized access or to sabotage systems change frequently and may not be recognized until launched against a target. As a result, we may be unable to anticipate these techniques or implement adequate preventative measures to protect this data. In addition, security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or service providers or by other persons or entities with whom we have commercial relationships. Any compromise or perceived compromise of our security could damage our reputation with our end-customers, and could subject us to significant liability, as well as regulatory action, including financial penalties, which would materially adversely affect our brand, results of operations, financial condition, business and prospects.

We have incurred, and expect to continue to incur, significant costs to protect against security breaches. We may incur significant additional costs in the future to address problems caused by any actual or perceived security breaches.
Breaches of our security measures or those of our third-party service providers, or other security incidents, could result in unauthorized access to our sites, networks and systems; unauthorized access to, misuse or misappropriation of information, including personally identifiable information, or other confidential or proprietary information of ourselves or third parties; viruses, worms, spyware or other malware being served from our sites, networks or systems; deletion or modification of content or the display of unauthorized content on our sites;

interruption, disruption or malfunction of operations; costs relating to notification of individuals, or other forms of breach remediation; deployment of additional personnel and protection technologies; response to governmental investigations and media inquiries and coverage; engagement of third party experts and consultants; litigation, regulatory investigations, prosecutions, and other actions, and other potential liabilities. If any of these events occurs, or is believed to occur, our reputation and brand could be damaged, our business may suffer, we could be required to expend significant capital and other resources to alleviate problems caused by such actual or perceived breaches, we could be exposed to a risk of loss, litigation or regulatory action and possible liability, and our ability to operate our business, including our ability to provide maintenance and support services to our channel partners and end-customers, may be impaired. If current or prospective channel partners and end-customers believe that our systems and solutions do not provide adequate security for their businesses’ needs, our business and our financial results could be harmed. Additionally, actual, potential or anticipated attacks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants.
Although we maintain privacy, data breach and network security liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. Any actual or perceived compromise or breach of our security measures, or those of our third-party service providers, or any unauthorized access to, misuse or misappropriation of personally identifiable information, channel partners’ or end-customers information, or other information, could violate applicable laws and regulations, contractual obligations or other legal obligations and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, any of which could have an material adverse effect on our business, financial condition and operating results.
Our failure to adequately protect personal data could have a material adverse effect on our business.
A wide variety of provincial, state, national, foreign, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer, and other processing of personal data. These data protection and privacy-related laws and regulations are evolving and being tested in courts and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. Our failure to comply with applicable laws and regulations, or to protect such data, could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by end-customers and other affected persons and entities, damage to our reputation and loss of goodwill (both in relation to existing and prospective channel partners and end-customers), and other forms of injunctive or operations-limiting relief, any of which could have a material adverse effect on our operations, financial performance, and business. Evolving and changing definitions of personal data and personal information, within the European Union, the United States, and elsewhere, especially relating to classification of Internet Protocol (IP) addresses, machine identification, location data, and other information, may limit or inhibit our ability to operate or expand our business, including limiting strategic partnerships that may involve the sharing of data. We may be required to expend significant resources to modify our solutions and otherwise adapt to these changes, which we may be unable to do on commercially reasonable terms or at all, and our ability to develop new solutions and features could be limited. These developments could harm our business, financial condition and results of operations. Even if not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and inhibit adoption of our products by current and prospective end-customers.

If the general level of advanced cyberattacks declines, or is perceived by our current or potential customers to have declined, our business could be harmed.
Our security business may be dependent on enterprises and governments recognizing that advanced cyberattacks are pervasive and are not effectively prevented by legacy security solutions. High visibility attacks on prominent companies and governments have increased market awareness of advanced cyberattacks and help to provide an impetus for enterprises and governments to devote resources to protecting against advanced cyberattacks, which may include testing, purchasing, and deploying our products. If advanced cyberattacks were to decline, or enterprises or governments perceived a decline in the general level of advanced cyberattacks, our ability to attract new channel partners and end-customers and expand our offerings within existing channel partners and end-customers could be materially and adversely affected. An actual or perceived reduction in the threat landscape could increase our sales cycles and harm our business, results of operations and financial condition.
Undetected software or hardware errors may harm our business and results of operations.
Our products may contain undetected errors or defects when first introduced or as new versions are released. We have experienced these errors or defects in the past in connection with new products and product upgrades. We expect that these errors or defects will be found from time to time in new or enhanced products after commencement of commercial distribution. These problems may cause us to incur significant warranty and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relations problems. We may also be subject to liability claims for damages related to product errors or defects. While we carry insurance policies covering this type of liability, these policies may not provide sufficient protection should a claim be asserted. A material product liability claim may harm our business and results of operations.
Any errors, defects or vulnerabilities in our products could result in:

•	expenditures of significant financial and product development resources in efforts to analyze, correct, eliminate or work around errors and defects or to address and eliminate vulnerabilities;

•	loss of existing or potential end-customers or distribution channel partners;

•	delayed or lost revenue;

•	delay or failure to attain market acceptance;

•	indemnification obligations under our agreements with resellers, distributors and/or end-customers;

•	an increase in warranty claims compared with our historical experience or an increased cost of servicing warranty claims, either of which would adversely affect our gross margin; and

•	litigation, regulatory inquiries, or investigations that may be costly and harm our reputation
Our use of open source software in our products could negatively affect our ability to sell our products and subject us to possible litigation.
We incorporate open source software such as the Linux operating system kernel into our products. We recently implemented a formal open source use policy, including written guidelines for use of open source software and business processes for approval of that use. We have developed and implemented our open source policies according to industry practice; however, best practices in this area are subject to change, because there is little reported case law on the interpretation of material terms of many open source licenses. We are in the process of reviewing our open source use and our compliance with open source licenses and implementing remediation and changes necessary to comply with the open source licenses related thereto. We cannot guarantee that our use of open source software has been, and will be, managed effectively for our intended business purposes and/or compliant with applicable open source licenses. We may face legal action by third parties seeking to enforce their intellectual property rights related to our use of such open source software. Failure to adequately manage open source license compliance and our use of open source software may result in unanticipated obligations regarding our products and services, such as a requirement that we license proprietary portions of our products or services on unfavorable terms, that we make available source code for modifications or derivative works we created based upon, incorporating or using open source software, that we license such modifications or derivative works under the terms of the particular open source license and/or that we redesign the affected products or services, which could result, for example, in a loss of intellectual property rights, or delay in providing our products and services. From time to time, there have been claims against companies that distribute or use third-party open source software in their products and services, asserting that the open source software or its combination with the products or services infringes third parties’ patents or copyrights, or that the companies’ distribution or use of the open source software does not comply with the terms of the applicable open source licenses. Use of certain open source software can lead to greater risks than use of warranted third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of such open source software. From time to time, there have been claims against companies that use open source software in their products, challenging the ownership of rights in such open source software. As a result, we could also be subject to suits by parties claiming ownership of rights in what we believe to be open source software and so challenging our right to use such software in our products. If any such claims were asserted against us, we could be required to incur significant legal expenses defending against such a claim. Further, if our defenses to such a claim were not successful, we could be, for example, subject to significant damages, be required to seek licenses from third parties in order to continue offering our products and services without infringing such third party’s intellectual property rights, be required to re-engineer such products and services, or be required to discontinue making available such products and services if re-engineering cannot be accomplished on a timely or successful basis. The need to engage in these or other remedies could increase our costs or otherwise adversely affect our business, operating results and financial condition.
Our products must interoperate with operating systems, software applications and hardware that are developed by others and if we are unable to devote the necessary resources to ensure that our products interoperate with such software and hardware, we may fail to increase, or we may lose market share and we may experience a weakening demand for our products.
Our products must interoperate with our end-customers’ existing infrastructure, specifically their networks, servers, software and operating systems, which may be manufactured by a wide variety of vendors and original equipment manufacturers. As a result, when problems occur in a network, it may be difficult to identify the source of the problem. The occurrence of software or hardware problems, whether caused by our products or another vendor’s products, may result in the delay or loss of market acceptance of our products. In addition, when new or updated versions of our end-customers’ software operating systems or applications are introduced, we must sometimes develop updated versions of our software so that our products will interoperate properly. We may not accomplish these development efforts quickly, cost-effectively or at all. These development efforts require capital investment and the devotion of engineering resources. If we fail to maintain compatibility with these applications, our end-customers may not be able to adequately utilize our products, and we may, among other consequences, fail to increase, or we may lose market share and experience a weakening in demand for our products, which would adversely affect our business, operating results and financial condition.
We license technology from third parties, and our inability to maintain those licenses could harm our business.
Many of our products include proprietary technologies licensed from third parties. In the future, it may be necessary to renew licenses for third party technology or obtain new licenses for other technology. These third party licenses may not be available to us on acceptable terms, if at all. As a result, we could also face delays or be unable to make changes to our products until equivalent technology can be identified, licensed or developed and integrated with our products. Such delays or an inability to make changes to our products, if it were to occur, could adversely affect our business, operating results and financial condition. The inability to obtain certain licenses to third-party technology, or litigation regarding the interpretation or enforcement of license agreements and related intellectual property issues, could have a material adverse effect on our business, operating results and financial condition.

Failure to prevent excess inventories or inventory shortages could result in decreased revenue and gross margin and harm our business.
We purchase products from our manufacturers outside of, and in advance of, reseller or end-customer orders, which we hold in inventory and resell. We place orders with our manufacturers based on our forecasts of our end-customers’ requirements and forecasts provided by our distribution channel partners. These forecasts are based on multiple assumptions, each of which might cause our estimates to be inaccurate, affecting our ability to provide products to our customers. There is a risk we may be unable to sell excess products ordered from our manufacturers. Inventory levels in excess of customer demand may result in obsolete inventory and inventory write-downs. The sale of excess inventory at discounted prices could impair our brand image and have an adverse effect on our financial condition and results of operations. Conversely, if we underestimate demand for our products or if our manufacturers fail to supply products we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to resellers, distributors and customers and cause us to lose sales. These shortages may diminish the loyalty of our distribution channel partners or customers.
The difficulty in forecasting demand also makes it difficult to estimate our future financial condition and results of operations from period to period. A failure to accurately predict the level of demand for our products could adversely affect our net revenue and net income, and we are unlikely to forecast such effects with any certainty in advance. For example, we failed to predict the slowdown in the United States sales during the three months ended September 30, 2014 which resulted in lower revenues, gross margin and net income than expected.
Our sales cycles can be long and unpredictable, primarily due to the complexity of our end-customers’ networks and data centers and the length of their budget cycles. As a result, our sales and revenue are difficult to predict and may vary substantially from period to period, which may cause our operating results to fluctuate significantly.
The timing of our sales is difficult to predict because of the length and unpredictability of our products’ sales cycles. A sales cycle is the period between initial contact with a prospective end-customer and any sale of our products. Our sales cycle, in particular to our large end-customers, may be lengthy due to the complexity of their networks and data centers. Because of this complexity, prospective end-customers generally consider a number of factors over an extended period of time before committing to purchase our products. End-customers often view the purchase of our products as a significant and strategic decision that can have important implications on their existing networks and data centers and, as a result, require considerable time to evaluate, test and qualify our products prior to making a purchase decision and placing an order to ensure that our products will successfully interoperate with our end-customers’ complex network and data centers. Additionally, the budgetary decisions at these entities can be lengthy and require multiple organization reviews. The length of time that end-customers devote to their evaluation of our products and decision making process varies significantly. The length of our products’ sales cycles typically ranges from three to 12 months but can be longer for our large end-customers. In addition, the length of our close or sales cycle can be affected by the extent to which customized features are requested, in particular in our large deals.
For all of these reasons, it is difficult to predict whether a sale will be completed or the particular fiscal period in which a sale will be completed, both of which contribute to the uncertainty of our future operating results. If our close or sales cycles lengthen, our revenue could be lower than expected, which would have an adverse impact on our operating results and could cause our stock price to decline. For example, during the three months ended September 30, 2014, we experienced longer than expected close and sales cycles for certain large deals and a 62% decrease in North America service provider revenue as compared to the same period in 2013 that adversely affected our revenue and may have contributed to a dramatic decline in our stock price.

Our ability to sell our products is highly dependent on the quality of our support and services offerings, and our failure to offer high-quality support could have a material adverse effect on our business, revenue and results of operations.
We believe that our ability to provide consistent, high quality customer service and technical support is a key factor in attracting and retaining end-customers of all sizes and is critical to the deployment of our products. When support is purchased our end-customers depend on our support organization to provide a broad range of support services, including on-site technical support, 24-hour support and shipment of replacement parts on an expedited basis. If our support organization or our distribution channel partners do not assist our end-customers in deploying our products effectively, succeed in helping our end-customers resolve post-deployment issues quickly, or provide ongoing support, it could adversely affect our ability to sell our products to existing end-customers and could harm our reputation with potential end-customers. We currently have technical support centers in the United States, Japan, China and the Netherlands. As we continue to expand our operations internationally, our support organization will face additional challenges, including those associated with delivering support, training and documentation in languages other than English.
We typically sell our products with maintenance and support as part of the initial purchase, and a substantial portion of our support revenue comes from renewals of maintenance and support contracts. Our end-customers have no obligation to renew their maintenance and support contracts after the expiration of the initial period. If we are unable to provide high quality support, our end-customers may elect not to renew their maintenance and support contracts or to reduce the product quantity under their maintenance and support contracts, thereby reducing our future revenue from maintenance and support contracts.
Our failure or the failure of our distribution channel partners to maintain high-quality support and services could have a material and adverse effect on our business, revenue and operating results.
We depend on growth in markets relating to network security, management and analysis, and lack of growth or contraction in one or more of these markets could have a material adverse effect on our results of operations and financial condition.
Demand for our products is linked to, among other things, growth in the size and complexity of network infrastructures and the demand for networking technologies addressing the security, management and analysis of such infrastructures. These markets are dynamic and evolving. Our future financial performance will depend in large part on continued growth in the number of organizations investing in their network infrastructure and the amount they commit to such investments. If this demand declines, our results of operations and financial condition would be materially and adversely affected. Segments of the network infrastructure industry have in the past experienced significant economic downturns. Furthermore, the market for network infrastructure may not continue to grow at historic rates, or at all. The occurrence of any of these factors in the markets relating to network security, management and analysis could materially and adversely affect our results of operations and financial condition. For example, during the three months ended September 30, 2014, we experienced a 62% decrease in North America service provider revenue as compared to the same period in 2013 that adversely affected our revenue and may have contributed to a dramatic decline in our stock price. We anticipate a possible slowdown in North America service providers, which may lead to continued near term fluctuation in our product revenue and total revenue.
Our revenue growth rate in recent periods may not be indicative of our future performance.
You should not consider our revenue growth rate in recent periods as indicative of our future performance. We have recently experienced revenue growth rates of 32%, 18% and 27% in 2012, 2013 and 2014 as compared to the same prior periods. We may not achieve similar revenue growth rates in future periods. You should not rely on our revenue for any prior quarterly or annual periods as any indication of our future revenue or revenue growth. If we are unable to maintain consistent revenue or revenue growth, our stock price could be volatile, and it may be difficult to achieve and maintain profitability. For example, our sequential product growth rate between the three months ended June 30, 2014 and September 30, 2014 was a negative 7% and was lower than expected which resulted in a decline in our stock price.

Our business and operations have experienced rapid growth in recent periods, and if we do not effectively manage any future growth or are unable to improve our controls, systems and processes, our operating results will be adversely affected.
In recent periods, we have significantly increased the number of our employees and independent contractors. As we hire new employees and independent contractors and expand into new locations outside the United States, we are required to comply with varying local laws for each of these new locations. We anticipate that further expansion of our infrastructure and headcount will be required. Our rapid growth has placed, and will continue to place, a significant strain on our administrative and operational infrastructure and financial resources. Our ability to manage our operations and growth across multiple countries will require us to continue to refine our operational, financial and management controls, human resource policies, and reporting systems and processes.
We need to continue to improve our internal systems, processes, and controls to effectively manage our operations and growth. We may not be able to successfully implement improvements to these systems, processes and controls in an efficient or timely manner. In addition, our systems and processes may not prevent or detect all errors, omissions, or fraud. We may experience difficulties in managing improvements to our systems, processes, and controls or in connection with third-party software, which could impair our ability to provide products or services to our customers in a timely manner, causing us to lose customers, limit us to smaller deployments of our products, increase our technical support costs, or damage our reputation and brand. Our failure to improve our systems and processes, or their failure to operate in the intended manner, may result in our inability to manage the growth of our business and to accurately forecast our revenue, expenses, and earnings, or to prevent certain losses, any of which may harm our business and results of operations.
We may not be able to sustain or develop new distributor and reseller relationships, and a reduction or delay in sales to significant distribution channel partners could hurt our business.
We sell our products and services through multiple distribution channels in the United States and internationally. We may not be able to increase our number of distributor or reseller relationships or maintain our existing relationships. Recruiting and retaining qualified distribution channel partners and training them on our technologies requires significant time and resources. These distribution channel partners may also market, sell and support products and services that are competitive with ours and may devote more resources to the marketing, sales and support of such competitive products. Our sales channel structure could subject us to lawsuits, potential liability and reputational harm if, for example, any of our distribution channel partners misrepresent the functionality of our products or services to end-customers or violate laws or our corporate policies. If we are unable to establish or maintain our sales channels or if our distribution channel partners are unable to adapt to our future sales focus and needs, our business and results of operations will be harmed.
The terms of our credit facility could restrict our operations, particularly our ability to respond to changes in our business or to take specified actions.
Our credit facility contains a number of restrictive covenants that impose operating and financial restrictions on us, including restrictions on our ability to take actions that may be in our best interests. Our credit facility requires us to satisfy specified financial covenants. In the past, we were not in compliance with one of the covenants on one occasion and were able to obtain a waiver from our lenders regarding the non-compliance. Our ability to meet those financial covenants can be affected by events beyond our control, and we may not be able to continue to meet those covenants or obtain waivers if we fail to meet a covenant. Upon the occurrence of an event of default, our lenders could elect to declare all amounts outstanding under the credit facility to be immediately due and payable and terminate all commitments to extend further credit. If our lenders accelerate the repayment, if any, we may not have sufficient funds to repay our existing debt. If we were unable to repay those amounts, our lenders could proceed against the collateral granted to them to secure such indebtedness. We have pledged substantially all of our assets, including our intellectual property, as collateral under the credit facility. As of September 30, 2015, we had no outstanding balance on our credit facility and were in compliance with the covenants.

Our sales to governmental organizations are subject to a number of challenges and risks.
We sell to governmental organization end-customers. Sales to governmental organizations are subject to a number of challenges and risks. Selling to governmental organizations can be highly competitive, expensive and time consuming, often requiring significant upfront time and expense without any assurance that these efforts will generate a sale. We have not yet received security clearance from the United States government, which prevents us from being able to sell directly for certain governmental uses. There can be no assurance that such clearance will be obtained, and failure to do so may adversely affect our operating results. Governmental organization demand and payment for our products may be impacted by public sector budgetary cycles and funding authorizations, with funding reductions or delays adversely affecting public sector demand for our products. Governmental organizations may have statutory, contractual or other legal rights to terminate contracts with our distributors and resellers for convenience or due to a default, and any such termination may adversely impact our future operating results.
Failure to comply with governmental laws and regulations could harm our business.
Our business is subject to regulation by various federal, state, local and foreign governmental entities, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, product safety, environmental laws, consumer protection laws, anti-bribery laws, import/export controls, federal securities laws, and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, or injunctions. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, operating results, and financial condition could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, operating results and financial condition.
We are subject to governmental export and import controls that could subject us to liability or impair our ability to compete in international markets.
Our products are subject to U.S. export controls and may be exported outside the United States only with the required level of export license or through an export license exception because we incorporate encryption technology into our products. In addition, various countries regulate the import of certain encryption technology and have enacted laws that could limit our ability to distribute our products or our end-customers’ ability to implement our products in those countries. Changes in our products or changes in export and import regulations may create delays in the introduction of our products in international markets, prevent our end-customers with international operations from deploying our products throughout their global systems or, in some cases, prevent the export or import of our products to certain countries altogether. Any change in export or import regulations or related legislation, shift in approach to the enforcement or scope of existing regulations or change in the countries, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential end-customers with international operations. Any decreased use of our products or limitation on our ability to export or sell our products would likely adversely affect our business, operating results and financial condition.
We discovered that we inadvertently reported incorrect information to the U.S. Census Bureau when reporting certain exports, although the underlying exports were authorized under the Export Administration Regulations. We implemented corrective actions and filed a Voluntary Self Disclosure with the U.S. Census Bureau regarding these technical violations. The Census Bureau closed the voluntary self-disclosure in October, 2014 without imposition of any fines or penalties.

We are subject to various environmental laws and regulations that could impose substantial costs upon us.
Our company must comply with local, state, federal, and international environmental laws and regulations in the countries in which we do business. We are also subject to laws, which restrict certain hazardous substances, including lead, used in the construction of our products, such as the European Union Restriction on the Use of Hazardous Substances in electrical and electronic equipment directive. We are also subject to the European Union Directive, known as the Waste Electrical and Electronic Equipment Directive, or WEEE Directive, which requires producers of certain electrical and electronic equipment to properly label products, register as a WEEE producer, and provide for the collection, disposal, and recycling of waste electronic products. Failure to comply with these environmental directives and other environmental laws could result in the imposition of fines and penalties, inability to sell covered products in certain countries, the loss of revenue, or subject us to third-party property damage or personal injury claims, or require us to incur investigation, remediation or engineering costs. Our operations and products will be affected by future environmental laws and regulations, but we cannot predict the ultimate impact of any such future laws and regulations at this time.
Our products must conform to industry standards in order to be accepted by end-customers in our markets.
Generally, our products comprise only a part of a data center. The servers, network, software and other components and systems of a data center must comply with established industry standards in order to interoperate and function efficiently together. We depend on companies that provide other components of the servers and systems in a data center to support prevailing industry standards. Often, these companies are significantly larger and more influential in driving industry standards than we are. Some industry standards may not be widely adopted or implemented uniformly, and competing standards may emerge that may be preferred by our end-customers. If larger companies do not support the same industry standards that we do, or if competing standards emerge, market acceptance of our products could be adversely affected and we may need to incur substantial costs to conform our products to such standards, which could harm our business, operating results and financial condition.
We are dependent on various information technology systems, and failures of or interruptions to those systems could harm our business.
Many of our business processes depend upon our information technology systems, the systems and processes of third parties, and on interfaces with the systems of third parties. If those systems fail or are interrupted, or if our ability to connect to or interact with one or more networks is interrupted, our processes may function at a diminished level or not at all. This could harm our ability to ship or support our products, and our financial results may be harmed.
In addition, reconfiguring or upgrading our information technology systems or other business processes in response to changing business needs may be time-consuming and costly and is subject to risks of delay or failed deployment. To the extent this impacts our ability to react timely to specific market or business opportunities, our financial results may be harmed.
Future acquisitions we may undertake may not result in the financial and strategic goals that are contemplated at the time of the transaction.
We may make acquisitions of complementary companies, products or technologies. With respect to any other future acquisitions we may undertake, we may find that the acquired businesses, products or technologies do not further our business strategy as expected, that we paid more than what the assets are later worth or that economic conditions change, all of which may generate future impairment charges. Any future acquisitions may be viewed negatively by customers, financial markets or investors. There may be difficulty integrating the operations and personnel of an acquired business, and we may have difficulty retaining the key personnel of an acquired business. We may have difficulty in integrating acquired technologies or products with our existing product lines. Any integration process may require significant time and resources, and we may not be able to manage the process successfully. Our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically and culturally diverse locations. We may have difficulty maintaining uniform standards, controls, procedures and policies across locations. We may experience significant problems or liabilities associated with product quality, technology and other matters.
Our inability to successfully operate and integrate future acquisitions appropriately, effectively and in a timely manner, or to retain key personnel of any acquired business, could have a material adverse effect on our revenue, gross margin and expenses.

Our ability to use our net operating loss carryforwards may be subject to limitation and may result in increased future tax liability to us.
Generally, a change of more than 50% in the ownership of a corporation’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit a company’s ability to use its net operating loss carryforwards attributable to the period prior to such change. In the event we have undergone an ownership change under Section 382 of the Internal Revenue Code, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability to us.
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our operating results and financial condition.
We are subject to income taxes in the United States and various foreign jurisdictions, and our domestic and international tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of tax valuation allowances;

•	expiration of, or detrimental changes in, research and development tax credit laws;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations, accounting principles or interpretations thereof;

•	future earnings being lower than anticipated in countries where we have lower statutory tax rates and higher than anticipated earnings in countries where we have higher statutory tax rates; or

•	examinations by US federal, state or foreign jurisdictions that disagree with interpretations of tax rules and regulations in regards to positions taken on tax filings.
Changes in our effective tax rate could adversely affect our results of operations.
As our business grows, we are required to comply with increasingly complex taxation rules and practices. We are subject to tax in multiple U.S. tax jurisdictions and in foreign tax jurisdictions as we expand internationally. The development of our tax strategies requires additional expertise and may impact how we conduct our business. Our future effective tax rates could be unfavorably affected by changes in, or interpretations of, tax rules and regulations in the jurisdictions in which we do business, lapses of the availability of the U.S. research and development tax credit or changes in the valuation of our deferred tax assets and liabilities. Furthermore, we provide for certain tax liabilities that involve significant judgment. We are subject to the examination of our tax returns by federal, state and foreign tax authorities, which could focus on our intercompany transfer pricing methodology as well as other matters. If our tax strategies are ineffective or we are not in compliance with domestic and international tax laws, our financial position, operating results and cash flows could be adversely affected.

Our business is subject to the risks of warranty claims, product returns, product liability, and product defects.
Real or perceived errors, failures or bugs in our products could result in claims by end-customers for losses that they sustain. If end-customers make these types of claims, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem. Historically, the amount of warranty claims has not been significant, but there are no assurances that the amount of such claims will not be material in the future. Liability provisions in our standard terms and conditions of sale, and those of our resellers and distributors, may not be enforceable under some circumstances or may not fully or effectively protect us from customer claims and related liabilities and costs, including indemnification obligations under our agreements with resellers, distributors or end-customers. The sale and support of our products also entail the risk of product liability claims. We maintain insurance to protect against certain types of claims associated with the use of our products, but our insurance coverage may not adequately cover any such claims. In addition, even claims that ultimately are unsuccessful could result in expenditures of funds in connection with litigation and divert management’s time and other resources.
We are exposed to the credit risk of our distribution channel partners and end-customers, which could result in material losses and negatively impact our operating results.
Most of our sales are on an open credit basis, with typical payment terms ranging from 30 to 90 days depending on local customs or conditions that exist in the sale location. If any of the distribution channel partners or end-customers responsible for a significant portion of our revenue becomes insolvent or suffers a deterioration in its financial or business condition and is unable to pay for our products, our results of operations could be harmed.
Concentration of ownership among our existing executive officers, a small number of stockholders, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
Our executive officers and directors, together with affiliated entities, hold 33% of our outstanding common stock as of September 30, 2015. Accordingly, these stockholders, acting together, have significant influence over the election of our directors, over whether matters requiring stockholder approval are approved or disapproved and over our affairs in general. The interests of these stockholders could conflict with your interests. These stockholders may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their investments, even though such transactions might involve risks to you. In addition, this concentration of ownership could have the effect of delaying or preventing a liquidity event such as a merger or liquidation of our company.
We may need to raise additional funds in future private or public offerings, and such funds may not be available on acceptable terms, if at all. If we do raise additional funds, existing stockholders will suffer dilution.
We may need to raise additional funds in private or public offerings, and these funds may not be available to us when we need them or on acceptable terms, if at all. If we raise additional funds through further issuances of equity or convertible debt securities, you could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our then-existing capital stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If we cannot raise additional funds when we need them, our business and prospects could fail or be materially and adversely affected.
The price of our common stock may be volatile, and the value of your investment could decline.
Technology stocks have historically experienced high levels of volatility. The trading price of our common stock following the initial public offering has fluctuated substantially. Following the completion of the initial public offering, the market price of our common stock has been higher or lower than the price you paid in the offering, depending on many factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our common stock. Factors that could cause fluctuations in the trading price of our common stock include the following:

•	announcements of new products, services or technologies, commercial relationships, acquisitions or other events by us or our competitors;

•	price and volume fluctuations in the overall stock market from time to time;

•	significant volatility in the market price and trading volume of technology companies in general and of companies in our industry;

•	fluctuations in the trading volume of our shares or the size of our public float;

•	actual or anticipated changes or fluctuations in our results of operations

•	whether our results of operations meet the expectations of securities analysts or investors;

•	actual or anticipated changes in the expectations of investors or securities analysts;

•	litigation or investigations involving us, our industry, or both;

•	regulatory developments in the United States, foreign countries or both;

•	general economic conditions and trends;

•	major catastrophic events;

•	sales of large blocks of our common stock; or

•	departures of key personnel.
In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, results of operations or financial condition. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. The price of our common stock has been highly volatile since our IPO in March 2014, and beginning in January 2015, several substantially identical law suits alleging violations of securities laws were filed against us, our directors and certain of our executive officers. These and any future securities litigation, including any related to shareholder derivative litigation, could result in substantial costs and divert our management’s attention and resources from our business. This could have a material adverse effect on our business, results of operations and financial condition.
Sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, could reduce the price that our common stock might otherwise attain and may dilute your voting power and your ownership interest in us.
Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock and may make it more difficult for you to sell your common stock at a time and price that you deem appropriate. As of September 30, 2015, there were approximately 5.6 million vested and exercisable options to purchase our common stock, in addition to the 63,243,771 common shares outstanding as of such date. All outstanding shares and all shares issuable upon exercise of outstanding and vested options are freely tradable, subject in some cases to volume and other restrictions of Rules 144 and 701 under the Securities Act of 1933, as amended, as well as our insider trading policy. In addition, holders of certain shares of our outstanding common stock, including an aggregate of 9,427,846 shares held by funds affiliated with Summit Partners, L.P. as of September 30, 2015, are entitled to rights with respect to registration of these shares under the Securities Act pursuant to an investors’ rights agreement.
If these holders of our common stock, by exercising their registration rights, sell a large number of shares, they could adversely affect the market price for our common stock. If we file a registration statement for the purposes of selling additional shares to raise capital and are required to include shares held by these holders pursuant to the exercise of their registration rights, our ability to raise capital may be impaired. Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline.

We are an emerging growth company, and any decision on our part to comply only with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.
We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years following the completion of the initial public offering. We will remain an emerging growth company until the earliest of: (a) the last day of the year (i) following the fifth anniversary of the completion of the initial public offering, (ii) in which we have total annual gross revenue of at least $1.0 billion, or (iii) in which we qualify as a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, or (b) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.
Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this accommodation allowing for delayed adoption of new or revised accounting standards, and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
The requirements of being a public company increase costs and may divert management attention.
As a reporting company, we are incurring increased legal, accounting and other expenses, including costs associated with SEC reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the SEC. In addition, our management team is adopting the requirements of being a reporting company. The expenses incurred for reporting and corporate governance purposes are significant. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly.
In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. Additionally, implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, may also cause us to incur additional costs and subject us to risks if we are unable to fully comply. For instance, the SEC adopted new disclosure requirements in 2012 as part of implementation of the Dodd-Frank Act regarding the use of conflict minerals mined from the Democratic Republic of Congo and adjoining countries and procedures regarding a manufacturer’s efforts to prevent the sourcing of such conflict minerals. The implementation of these requirements could adversely affect our costs and our relationships with customers and suppliers. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expense and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

The increased costs associated with operating as a reporting company may decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.
If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research reports about our business, our share price and trading volume could decline.
The market for our common stock, to some extent, depends on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us should downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts should cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which would cause our share price or trading volume to decline.
Our charter documents and Delaware law could discourage takeover attempts and lead to management entrenchment.
Our restated certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors that are not nominated by the current members of our board of directors or take other corporate actions, including effecting changes in our management. These provisions include:

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;

•
the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preference and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•
the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•
the requirement that a special meeting of stockholders may be called only by the chairman of our board of directors, our Chief Executive Officer, our secretary, or a majority vote of our board of directors, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•
the requirement for the affirmative vote of holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, to amend the provisions of our restated certificate of incorporation relating to the issuance of preferred stock and management of our business or our bylaws, which may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•
the ability of our board of directors, by majority vote, to amend the bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and

•
advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or not to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.

In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time.
Proceeds received from the sale of our capital stock may be used for general corporate purposes, and we may not use such proceeds effectively.

We completed our public offering in March 2014. The principal purposes of the initial public offering were to raise additional capital, to create a public market for our common stock and to facilitate our future access to the public equity markets. We intend to use the net proceeds that we received in the initial public offering primarily for general corporate purposes, including working capital, sales and marketing activities, research and development activities, general and administrative matters and capital expenditures, and we may use a portion of the net proceeds for the acquisition of, or investment in, business products, services or technologies that complement our business. Accordingly, our management will have broad discretion over the specific use of the net proceeds that we receive in the initial public offering and might not be able to obtain a significant return, if any, on investment of these net proceeds. We cannot assure you that we will use such proceeds effectively. If we do not use the net proceeds that we received in the initial public offering effectively, our business, results of operations and financial condition could be harmed.
Our business is subject to the risks of earthquakes, fire, power outages, floods, and other catastrophic events, and to interruption by man-made problems such as acts of war and terrorism.
A significant natural disaster, such as an earthquake, fire, a flood, or significant power outage could have a material adverse impact on our business, operating results, and financial condition. Our corporate headquarters are located in the San Francisco Bay Area, a region known for seismic activity. In addition, our two primary manufacturers are located in Taiwan, which is near major earthquake fault lines and subject to typhoons during certain times of the year. In the event of a major earthquake or typhoon, or other natural or man-made disaster, our manufacturers in Taiwan may face business interruptions, which may impact quality assurance, product costs, and product supply and timing. In the event our or our service providers’ information technology systems or manufacturing or logistics abilities are hindered by any of the events discussed above, shipments could be delayed, resulting in missed financial targets, such as revenue and shipment targets, and our operations could be disrupted, for the affected quarter or quarters. In addition, cyber security attacks, acts of war or terrorism, or other geo-political unrest could cause disruptions in our business or the business of our supply chain, manufacturers, logistics providers, partners, or end-customers or the economy as a whole. Any disruption in the business of our supply chain, manufacturers, logistics providers, partners or end-customers that impacts sales at the end of a quarter could have a significant adverse impact on our quarterly results. All of the aforementioned risks may be further increased if the disaster recovery plans for us and our suppliers prove to be inadequate. To the extent that any of the above should result in delays or cancellations of customer orders, or the delay in the manufacture, deployment or shipment of our products, our business, financial condition and operating results would be adversely affected.
We do not intend to pay dividends for the foreseeable future.
We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the future. In addition, our revolving credit facility currently restrict our ability to pay dividends while this facility remains outstanding. As a result, you may only receive a return on your investment in our common stock if the value of our common stock increases.

THE OFFER

1. Eligibility
An “eligible participant” refers to an employee or other service provider of A10 or any of its subsidiaries that resides in the U.S., Brazil, Colombia, France, Germany, India, Indonesia, Japan, Korea, Mexico, the Netherlands, People’s Republic of China, Spain, Taiwan, United Arab Emirates, or United Kingdom as of the start of the offer and remains an employee or other service provider of A10 or any of its subsidiaries resident in one of those countries through the expiration of the offer and the RSU grant date. However, our executive officers and the members of our board of directors are not eligible participants and therefore cannot participate in the offer. Our directors and executive officers are listed on Schedule A to this Offer to Exchange.
If you do not satisfy all of the requirements of an eligible participant, including remaining employed by or otherwise in continuous service with A10 or its subsidiaries, from the start of the offer through the RSU grant date, you will keep your current eligible options and they will vest and expire in accordance with their existing terms. If we do not extend the offer, the RSU grant date will be December 17, 2015. Except as provided by applicable law and/or any employment agreement or other service agreement between you and A10 or its subsidiaries, your employment or other service with A10 or its subsidiaries will remain “at-will” and can be terminated by you or A10 or its subsidiaries at any time, with or without cause or notice. In order to vest in your RSUs and receive the shares subject to the RSU, you must remain an employee or service provider to A10 or its subsidiaries through each relevant vesting date.

2. Number of RSUs; expiration date
Subject to the terms and conditions of this offer, we will accept for exchange options granted with a per share exercise price equal to or greater than $12.00, whether vested or unvested, that were granted before April 29, 2014, under the 2014 Plan or 2008 Plan, are held by eligible participants, are outstanding and unexercised as of the expiration date of the offer, are properly elected to be exchanged, and are not validly withdrawn before the expiration date of the offer. In order to be eligible, options must be outstanding on the expiration date of the offer. For example, if a particular option grant expires during the offering period, that option grant is not eligible for exchange.
Any options that have a per share exercise price below $12.00 are not eligible options and therefore are not eligible to be exchanged in the offer. Previously, the Company provided in its definitive proxy statement filed with the SEC on April 27, 2015, certain hypothetical examples demonstrating how options with a per share exercise price of $6.19 or $8.51 potentially could be cancelled in exchange for RSUs under the offer. As noted in such disclosures, these examples were for illustrative purposes only. The Company also specified in its disclosures that any options eligible for exchange under the offer will have per share exercise prices not less than 20% above the fair market value of our stock price as measured as of the start of the offer or a date shortly before the start of the offer. Our stock price shortly before the start of the offer generally has closed at a higher price than the price of our stock as of the filing of our proxy statement on April 27, 2015, thereby increasing the threshold below which options no longer can qualify as eligible options. Accordingly, any options with a per share exercise price of $6.19 or $8.51 do not qualify as eligible options.
Participation in this offer is completely voluntary. You may decide which of your eligible option grants you wish to exchange. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. If you elect to participate in this offer, you must exchange all of the shares subject to any particular eligible option grant that you choose to exchange. Except for option grants that are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage), we are not accepting partial tenders of eligible option grants. If you elect to participate in this offer with respect to any partially exercised eligible option grant, you must exchange the entire remaining unexercised and outstanding portion of such option grant.
For example, if you hold (1) an eligible option grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three eligible option grants, or any two of the three eligible option grants, or any one of the three eligible option grants, or none at all.
However, if you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible participant beneficially owns a portion of that eligible option grant, you may accept this offer only with respect to the portion of the eligible option grant beneficially owned by you. For example, you may not elect to exchange a partial amount under any eligible option grant (such as an election to exchange only 150 shares of the remaining 300 shares under the first eligible option grant, in the example above). Any portion beneficially owned by a person who is not an eligible participant may not be exchanged in this offer (even if legal title to that portion of the award is held by you and you are an eligible participant).
For example, if you are an eligible participant and you hold an eligible option grant covering 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 600 of the remaining 2,000 shares not beneficially owned by your former spouse, then you may elect to exchange the 1,400 shares that remain outstanding subject to the eligible option grant that are not beneficially owned by your former spouse, or you may elect not to participate in the offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant. (See Section 2, “Number of RSUs; expiration date,” below)
All eligible participants who properly tender eligible options pursuant to this offer will receive RSUs. RSUs are promises by A10 to issue shares of our common stock in the future provided that the vesting criteria are satisfied. You do not have to make any cash payment to A10 to receive your RSUs or the common stock upon vesting of your RSUs. However, to the extent that we (or our subsidiary or other affiliate, as applicable) have a tax withholding obligation in connection with the vesting and settlement of the RSUs and issuance of shares thereunder or otherwise, the tax withholding obligations will be satisfied in the manner specified in the RSU award agreement (and any applicable country-specific taxes as outlined in the appendix).
Exchange Ratios
Subject to the terms of this offer and upon our acceptance of your properly tendered options, your exchanged options will be cancelled and you will be granted RSUs. This offer is not a one-for-one exchange of your eligible options for RSUs. Eligible options cancelled pursuant to the offer will be exchanged for a lesser number of RSUs on the basis of an exchange ratio applied to exchanged options on a grant-by-grant basis. If you participate in the offer, you will receive such lesser number of RSUs.
The following table shows the exchange ratios that will be applied to your exchanged options to determine the number of RSUs you would receive pursuant to the offer:

Per Share Exercise Price of Eligible Options	Exchange Ratio (the number of shares subject to the eligible option grant exchanged for one RSU)
$12.1875	2.93 to 1
$12.87	3.03 to 1
$15.00	3.38 to 1

The exchange ratios apply to each of your eligible option grants separately based on the per share exercise price of each such eligible option grant. This means that the various eligible option grants you hold may be subject to different exchange ratios. Your eligible options that are cancelled pursuant to the offer will be exchanged for a lesser number of RSUs equal to: (a) the number of shares of our common stock underlying the grant of exchanged options, divided by (b) the exchange ratio, with any fractional shares: (x) rounded up to the nearest whole RSU if such fraction is greater than or equal to 0.5, on a grant-by-grant basis, or (y) rounded down to the nearest whole RSU if such fraction is less than 0.5, on a grant-by-grant basis.
Please refer to the grant information in your eligible option schedule available via the offer website that lists your eligible option grants, the grant date and per share exercise price of each of your eligible option grants, the number of shares vested for each of your eligible option grants scheduled to be vested as of December 17, 2015, the number of shares subject to your eligible option grants as of December 17, 2015 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the length of time remaining under each eligible option grant before they are scheduled to be fully vested, the exchange ratio applicable to each of your eligible option grants, the number of RSUs that would be issued in exchange for each eligible option grant, and the vesting schedule applicable to each award of RSUs.
If you are unable to access your eligible option schedule, you may contact:

A10 Stock Administration
Email: stockadmin@a10networks.com
Phone: (408) 240‑9341

Example 1
Assume that you hold an eligible option grant to purchase 1,000 shares with an exercise price of $12.1875 per share. If you exchange this eligible option grant pursuant to the offer, then on the RSU grant date you will receive 3.41 RSUs. This is equal to the 1,000 shares divided by 2.93 (the exchange ratio for this eligible option grant), rounded to the nearest whole RSU.
Example 2
Assume that you hold an eligible option grant to purchase 2,000 shares with an exercise price of $15.00 per share. If you exchange this eligible option grant pursuant to the offer, then on the RSU grant date you will receive 592 RSUs. This is equal to the 2,000 shares divided by 3.38 (the exchange ratio for this eligible option grant), rounded to the nearest whole RSU.
For purposes of this offer, including the exchange ratios, the term “option” generally refers to an option to purchase one share of our common stock. For purposes of applying the exchange ratios, fractional RSUs will be rounded to the nearest whole RSU on a grant-by-grant basis.
All RSUs will be subject to the terms of the 2014 Plan and the applicable RSU award agreement (including any applicable country-specific taxes as outlined in the appendix) between you and A10. The forms of RSU award agreement under the 2014 Plan are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov.
The expiration date for this offer will be 9:00 p.m., Pacific Time, on December 17, 2015, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the offer.

3. Purposes of the offer.
The primary purpose of this offer is to improve the retention and incentive benefits of our equity awards. We believe that this offer will foster retention of valuable employees and other service providers of A10 and its subsidiaries, provide meaningful incentive to them, and better align the interests of employees and service providers with the interests of our stockholders to maximize stockholder value. Previously, we submitted for stockholder approval a proposal to implement a one-time stock option exchange program, as described in our definitive proxy statement filed with the SEC on April 27, 2015. Our stockholders approved the program at our 2015 annual meeting of stockholders held on June 10, 2015.
We rely on a skilled and educated, technical, and managerial workforce. Competition for these types of employees and service providers is intense. Equity awards have been, and continue to be, a key part of our incentive compensation and retention program. We believe that to develop and market our products, we need to maintain competitive compensation and incentive programs. We issued the currently outstanding options to attract and retain the best available personnel and to provide incentive to employees and other service providers.
Our stock price generally maintained a $10 stock price or higher from the time of our initial public offering in March 2014 until near the end of September 2014, but fell to below $5 following the announcement of our preliminary 2014 third quarter financial results in early October 2014. Since the time of such announcement and through November 13, 2015, our stock price generally has traded between just under $4 and slightly over $8. As a result of our stock price decline, a substantial number of employees and other service providers who hold outstanding stock options are holding options that are substantially “underwater” (meaning the per share exercise price of the option is higher than the current market price of a share of our common stock). As of November 13, 2015 approximately 6.5% of outstanding options held by non‑executive employees and other service providers of A10 and its subsidiaries were more than 20% underwater.
These stock options have become less effective in retaining and motivating our employees and service providers, who may view their underwater options as having lesser value due to the difference between the per share exercise price and the current market price of a share of our common stock. At the same time, the labor market remains extremely competitive. The failure to address the underwater option issue in the near to medium term could make it more difficult for us to retain our key employees and other service providers. If we cannot retain these individuals, our business, results of operations and future stock price could be adversely affected. We believe that it is essential to continue to retain and motivate our best employees and service providers, and that the inherent value of the new RSUs and extended vesting periods of the RSUs may be more effective in retaining and incentivizing employees and other service providers than the existing underwater options.
Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans, proposals, or active negotiations that relate to or would result in:

•	Any extraordinary transaction, such as a merger, reorganization or liquidation, involving A10;

•	Any purchase, sale or transfer of a material amount of our assets;

•	Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•
Any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•	Any other material change in our corporate structure or business;

•	Our common stock being delisted from the New York Stock Exchange or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	Our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	The acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

•	Any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.
Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your investment and tax advisers. You must make your own decision about whether to participate in this offer.

4. Procedures for electing to exchange options.
Proper election to exchange options.
Participation in this offer is voluntary. If you are an eligible participant, at the start of the offer you will receive a launch email, dated November 19, 2015, announcing this offer. If you want to participate in the offer, you must complete the election process outlined below by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 17, 2015.
All eligible participants can access the offer website https://A10.equitybenefits.com and view information with respect to the offer, the offer documents, and their eligible options. However, eligible participants residing in Japan, Germany, or the Netherlands may submit elections only via facsimile and not via the offer website.
Elections via the Offer Website (Other than Eligible Participants Residing in Japan, Germany, or the Netherlands)

1.
Access A10’s offer website by going to https://A10.equitybenefits.com and enter your A10 email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the launch email, dated November 19, 2015, announcing the offer.

2.After logging into the offer website, review the information and proceed through to the Election Page. You will be provided with your eligible option schedule containing personalized information regarding the eligible option grants you hold, including the grant date and per share exercise price of each of your eligible options grants, the number of shares subject to each of your eligible option grants as of December 17, 2015 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the number of shares subject to each of your eligible option grants that are scheduled to be vested as of December 17, 2015, the length of time remaining under each eligible option grant before they are scheduled to be fully vested, the exchange ratio applicable to each of your eligible option grants, the number of RSUs that would be issued in exchange for each eligible option grant, and the vesting schedule applicable to each award of RSUs. You also can review your eligible options in the Breakeven Calculator, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanged options or the RSUs to be granted pursuant to the offer if you choose to exchange your eligible options. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Breakeven Calculator does not account for vesting. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on an RSU is greater than for an exchanged option at the assumed prices you enter, you would be able to profit from the RSU only if it actually vests. In addition, this Breakeven Calculator does not take into consideration the difference in taxation between RSUs and stock options. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result. While eligible participants residing in Japan, Germany, or the Netherlands may submit elections only via facsimile, they can access their eligible option schedule and the Breakeven Calculator via the offer website.

3.On the Election Page, select the appropriate box next to each of your eligible option grants to indicate which eligible option grants you choose to exchange in the offer.
4.Proceed through the offer website by following the instructions provided. Review your election form and confirm that you are satisfied with your election form. After reviewing and agreeing to the Terms of Election, submit your election form.
5.Upon submitting your election form, a Confirmation Statement will be generated by the offer website. Please print and keep a copy of the Confirmation Statement for your records. At this point, you will have completed the election process.
Elections via Facsimile (Must Be Used by Eligible Participants Residing in Japan, Germany, or the Netherlands)

6.
Eligible Participants residing in Japan, Germany, or the Netherlands may submit elections only via facsimile. With respect to all other eligible participants, we prefer that you submit your election form electronically via the offer website. However, if you choose not to use the offer website process, you may submit your election form as follows: Properly complete, sign and date the election form.

7.	Fax the properly completed election form to:

A10 Stock Administration
Fax: 1‑408-351-0840

8.
Eligible participants residing in the Netherlands also must agree to and sign any Dutch Tax Ruling confirming that the exchange of eligible options for RSUs will not result in a taxable event (as described further in Schedule L to this Offer to Exchange) in order to participate in the offer, to the extent such ruling is obtained and such consent is required by the applicable Netherlands tax authorities. If such consent becomes required, A10 will provide you with a copy of the consent to the Dutch Tax Ruling once it is obtained.

We must receive your properly completed and submitted election form by the expiration date. The expiration date will be 9:00 p.m., Pacific Time, on December 17, 2015, unless we extend the offer.
If you participate in this offer, you can decide which of your eligible option grants you wish to exchange. Personalized information regarding your outstanding eligible option grants will be provided in your eligible option schedule on the offer website. The eligible option schedule will list your eligible option grants, the grant date and per share exercise price of your eligible option grants, the number of shares subject to each of your eligible option grants scheduled to be vested as of December 17, 2015, the number of shares subject to your eligible option grants as of December 17, 2015 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the length of time remaining under each eligible option grant before they are scheduled to be fully vested, the exchange ratio applicable to each of your eligible option grants, the number of RSUs that would be issued in exchange for each eligible option grant, and the vesting schedule applicable to each award of RSUs. If you are unable to access your eligible option schedule, you may contact:
A10 Stock Administration
Email: Stockadmin@a10networks.com
Phone: (408) 240‑9341
Your election to participate becomes irrevocable after 9:00 p.m., Pacific Time, on December 17, 2015, unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. Due to certain requirements under U.S. securities laws, an exception to this rule is that if we have not accepted your properly tendered options by 9:00 p.m., Pacific Time, on January 19, 2016 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance.
You may change your mind after you have submitted an election form and withdraw from the offer at any time before the expiration date, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date. You also may change your mind about which of your eligible option grants you wish to have exchanged. If you wish to include more or fewer eligible option grants in your election, you must complete and submit a new election form before the expiration date by following the procedures described in Section 5. This new election form must be properly completed, signed (electronically or otherwise) and dated after any prior election forms you have submitted and must list all eligible option grants you wish to exchange. Any prior election form will be disregarded. If you wish to withdraw some or all of the eligible option grants you elected for exchange, you may do so at any time before the expiration date by following the procedures described in Section 5.
Your delivery of all documents, including election forms, is at your risk. Only election forms that are properly completed and actually received by us by the deadline via the offer website (for eligible participants other than those residing in Japan, Germany or the Netherlands) or facsimile will be accepted. Due to applicable requirements under local caw, eligible participants residing in Japan, Germany or the Netherlands may submit election forms only via facsimile. Election forms submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you submit your election form via the offer website, you should print and keep a copy of the Confirmation Statement generated by the offer website at the time that you complete and submit your election form. The printed Confirmation Statement will provide evidence that you submitted your election form. If you submit your election form via facsimile, we intend to confirm the receipt of your election form by email within two (2) U.S. business days after receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. Note that if you submit any election form via facsimile within the last two (2) U.S. business days prior to the expiration of the offer, time constraints may prevent A10 from providing confirmation by email prior to the expiration of the offer.
This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any option tendered for exchange that we determine is not in the appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer.
Our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be December 17, 2015.
Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.
We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election or any option elected to be exchanged that we determine is not in the appropriate form or that we determine is unlawful to accept. We will accept all properly tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person are obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any such notice. This is a one-time offer. We will strictly enforce the offering period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement.
Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for exchange will constitute a binding agreement between A10 and you upon the terms and subject to the conditions of this offer.

5. Withdrawal rights and change of election.
You may change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from this offer, only in accordance with the provisions of this section. You may change an election you previously made with respect to some or all of your eligible option grants at any time before the expiration date, which is expected to be 9:00 p.m., Pacific Time, on December 17, 2015. If we extend the offer, you may withdraw your eligible option grants at any time until the extended expiration date. In addition, although we intend to accept all validly tendered options promptly after the expiration of this offer, due to certain requirements under U.S. securities laws, if we have not accepted your options by 9:00 p.m., Pacific Time, on January 19, 2016 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance.
To change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from this offer, you must deliver a valid new election form indicating only the eligible option grants you wish to exchange in the offer or a valid new election form indicating that you reject the offer with respect to all of your eligible options, by completing the election process outlined below by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 17, 2015.
All eligible participants can access the offer website https://A10.equitybenefits.com and view information with respect to the offer, the offer documents, and their eligible options. However, eligible participants residing in Japan, Germany, or the Netherlands may submit valid new election forms only via facsimile and not via the offer website.
Election Changes and Withdrawals via the Offer Website (Other than Eligible Participants Residing in Japan, Germany, or the Netherlands)

1.
Access A10’s offer website by going to https://A10.equitybenefits.com and enter your A10 email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the launch email, dated November 19, 2015, announcing the offer.

2.
After logging into the offer website, review the information and proceed through to the Election Page. You will be provided with your eligible option schedule containing personalized information regarding the eligible option grants you hold, including the grant date and per share exercise price of each of your eligible options grants, the number of shares subject to each of your eligible option grants as of December 17, 2015 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the number of shares subject to each of your eligible option grants that are scheduled to be vested as of December 17, 2015, the length of time remaining under each eligible option grant before they are scheduled to be fully vested, the exchange ratio applicable to each of your eligible option grants, the number of RSUs that would be issued in exchange for each eligible option grant, and the vesting schedule applicable to each award of RSUs. You also can review your eligible options in the Breakeven Calculator, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanged options or the RSUs to be granted pursuant to the offer if you choose to exchange your eligible options. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Breakeven Calculator does not account for vesting. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on an RSU is greater than for an exchanged option at the assumed prices you enter, you would be able to profit from the RSU only if it actually vests. In addition, this Breakeven Calculator does not take into consideration the difference in taxation between RSUs and stock options. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result. While eligible participants residing in Japan, Germany, or the Netherlands may submit elections only via facsimile, they can access their eligible option schedule and the Breakeven Calculator via the offer website.

3.	On the Election Page, select the appropriate box next to your previously-selected eligible option grants to indicate those eligible option grants that you do not want to exchange in the offer.

4.
Proceed through the offer website by following the instructions provided. Review your election form and confirm that you are satisfied with your election form. After reviewing and agreeing to the Terms of Election, submit your election form.

5.
Upon submitting your election form, a Confirmation Statement will be generated by the offer website. Please print and keep a copy of the Confirmation Statement for your records. At this point, you will have completed the process for changing your previous election or withdrawing from participation in the offer.

Election Changes and Withdrawals via Facsimile (Must Be Used by Eligible Participants Residing in Japan, Germany, or the Netherlands)
Eligible Participants residing in Japan, Germany, or the Netherlands may submit election changes and withdrawals only via facsimile. With respect to all other eligible participants, we prefer that you submit your election changes and withdrawals electronically via the offer website. However, if you choose not to use the offer website process, you may submit your election form as follows:

1.	Print the election form attached to the launch email, dated November 19, 2015, announcing this offer.

2.
Properly complete the election form, and submit your election form via facsimile at 1-408-351-0840, no later than the expiration date, which currently is expected to be 9:00 p.m., Pacific Time, on December 17, 2015, unless we extend the offer.

3.
Eligible participants residing in the Netherlands also must agree to and sign any Dutch Tax Ruling confirming that the exchange of eligible options for RSUs will not result in a taxable event (as described further in Schedule L to this Offer to Exchange) in order to participate in the offer, to the extent such ruling is obtained and such consent is required by the applicable Netherlands tax authorities. If such consent becomes required, A10 will provide you with a copy of the consent to the Dutch Tax Ruling once it is obtained.

If you wish to obtain a paper election form, please email stockadmin@a10networks.com or call (408) 240-9341. If you wish to participate in the offer, then we must receive your properly completed and submitted election form by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 17, 2015.
Your delivery of all documents, including election forms, is at your own risk. Only election forms that are complete and actually received by the deadline via the offer website (for eligible participants other than those residing in Japan, Germany or the Netherlands) or facsimile will be accepted. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. Election forms submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you submit your election form via the offer website, you should print and keep a copy of the Confirmation Statement generated by the offer website at the time that you complete and submit your election form. The printed Confirmation Statement will provide evidence that you submitted your election form. If you submit your election form via facsimile, we intend to confirm the receipt of your election form by email within two (2) U.S. business days after receiving your election form. Note that if you submit any election form by facsimile within the last two (2) U.S. business days prior to the expiration of the offer, time constraints may prevent A10 from providing confirmation by email prior to the expiration of the offer.
General Information:
If you withdraw some or all of your eligible option grants, you may elect to exchange the withdrawn options again at any time on or before the expiration date. All options that you withdraw will be deemed not properly tendered for purposes of the offer, unless you subsequently properly elect to exchange such eligible option grants by the expiration date. To reelect to exchange some or all of your eligible option grants, you must submit a new election form to A10 by the expiration date by following the procedures described in Section 4 of this Offer to Exchange. This new election form must be properly completed, signed (electronically or otherwise) and dated after your previously-submitted election form and must list all eligible option grants you wish to exchange. Upon our receipt of your properly completed, signed (electronically or otherwise) and dated election form, any prior election form will be disregarded in its entirety.
You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date. You may change your mind about which of your eligible option grants you wish to have exchanged in the offer. If you wish to include more or less eligible option grants in your election, you must complete and submit a new election form before the expiration date by following the procedures described in Section 4 of this Offer to Exchange. Upon our receipt of your properly completed, signed (electronically or otherwise) and dated election form, any prior election form will be disregarded.
Neither we nor any other person are obligated to give you notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of elections. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.
Your delivery of all documents, including election forms, is at your risk. Only election forms that are properly completed and actually received by us by the deadline via the offer website (for eligible participants other than those residing in Japan, Germany or the Netherlands) or facsimile will be accepted. Due to applicable requirements under local law, eligible participants residing in Japan, Germany or the Netherlands may submit election forms only via facsimile. Election forms submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you submit your election form via the offer website, you should print and keep a copy of the Confirmation Statement generated by the offer website at the time that you complete and submit your election form. The printed Confirmation Statement will provide evidence that you submitted your election form. If you submit your election form via facsimile, we intend to confirm the receipt of your election form by email within two (2) U.S. business days after receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. Note that if you submit any election form via facsimile within the last two (2) U.S. business days prior to the expiration of the offer, time constraints may prevent A10 from providing confirmation by email prior to the expiration of the offer.

6. Acceptance of options for exchange and issuance of RSUs.
Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for exchange and cancel all eligible options properly elected for exchange and not validly withdrawn before the expiration date. Once the options are cancelled, you no longer will have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the cancellation date, which we anticipate to be December 17, 2015.

For purposes of the offer, we will be deemed to have accepted eligible options for exchange that are validly tendered and are not properly withdrawn as of the expiration of the offer and the cancellation date. Promptly following the expiration date and cancellation date, we will give oral or written notice to the option holders generally of our acceptance for exchange of the eligible options. This notice may be made by press release, email or other method of communication. Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, we currently expect that we will accept promptly after the expiration of this offer all properly tendered eligible options that are not validly withdrawn.
We will grant the RSUs on the RSU grant date, which is the same U.S. calendar day as the cancellation date. We expect the RSU grant date to be December 17, 2015. All RSUs will be granted under the 2014 Plan and will be subject to an RSU award agreement (including any applicable country-specific appendix) between you and A10. The number of RSUs you will receive will be determined in accordance with the per share exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. Promptly after the expiration date, we will send you your RSU award agreement (including any applicable country-specific appendix). You will receive the shares subject to the RSUs if and when your RSUs vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange. Options that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price, the vesting schedule, and other terms.

7. Conditions of the offer.
Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•
There will have been threatened in writing or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•
Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange, “Purposes of the offer,” for a description of the contemplated benefits of the offer to us);

•	There will have occurred:

-	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States,

-	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

-
any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

-
in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including, a decline of at least 10% in either the Dow Jones Industrial Average or the Standard & Poor’s 500 Index from the date of commencement of this offer,

-
the commencement, continuation, or escalation of a war or other national or international calamity directly or indirectly involving the United States, which reasonably could be expected to affect materially or adversely, or to delay materially, the completion of the offer, or

-	if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;

•
A tender or exchange offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been disclosed publicly or we will have learned that:

-
any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

-	any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares, or

-
any new group will have been formed that beneficially owns more than 5% of our outstanding common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible options;

•
There will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•	Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•
Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange, “Purposes of the offer,” for a description of the contemplated benefits of the offer to us); or

•
Any rules or regulations by any governmental authority, the New York Stock Exchange, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to A10 that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (See Section 3 of this Offer to Exchange, “Purposes of the offer,” for a description of the contemplated benefits of the offer to us).

If any of the above events occur, we may:

•	terminate the offer and promptly return all tendered eligible options to tendering holders;

•	complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended offer expires;

•	amend the terms of the offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.
The conditions to this offer are for our benefit. We may assert them in our discretion before the expiration date regardless of the circumstances giving rise to them. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Any such waiver will apply to all eligible participants in a uniform and nondiscretionary manner. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.
8. Price range of shares underlying the options.
The A10 common stock that underlies your options has been traded on the New York Stock Exchange under the symbol “ATEN” since March 21, 2014. Prior to that time, there was no public market for our common stock. The following table shows, for the periods indicated, the high and low sales prices per share of our common stock as reported by the New York Stock Exchange.

	High	Low
Fiscal Year Ending December 31, 2015
Fourth Quarter (through November 13, 2015)	$8.30	$5.68
Third Quarter	$7.40	$4.98
Second Quarter	$7.38	$4.18
First Quarter	$5.58	$3.96
Fiscal Year Ended December 31, 2014
Fourth Quarter	$8.66	$3.93
Third Quarter	$13.70	$9.11
Second Quarter	$15.22	$10.63
First Quarter	$16.21	$14.01
On November 13, 2015, the last reported sale price of our common stock, as reported by the New York Stock Exchange, was $7.46 per share.
You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9. Source and amount of consideration; terms of RSUs.
We will issue RSUs in exchange for eligible options properly elected to be exchanged by you and accepted by us for such exchange. RSUs are equity awards under which A10 promises to issue common stock in the future, provided that the vesting criteria are satisfied.
Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered options, you will be entitled to receive RSUs based on the exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. You do not have to make any cash payment to A10 to receive your RSUs or the common stock upon vesting. Fractional RSUs will be: (a) rounded up to the nearest whole RSU if such fraction is greater than or equal to 0.5, on a grant-by-grant basis, or (b) rounded down to the nearest whole RSU if such fraction is less than 0.5, on a grant-by-grant basis.
If we receive and accept tenders from eligible participants of all options eligible to be tendered (a total of options to purchase 643,934 shares) subject to the terms and conditions of this offer, we will grant RSUs covering a total of approximately 208,739 shares of our common stock, or approximately 0.33% of the total shares of our common stock outstanding as of October 31, 2015.
General terms of RSUs.
RSUs will be granted under the 2014 Plan and subject to an RSU award agreement, including any applicable country-specific appendix, between you and A10. RSUs are a different type of equity award than options. Therefore, the terms and conditions of the RSUs will vary from the terms and conditions of the options that you tender for exchange. Your RSUs will have a new vesting schedule based on the extent to which shares are vested under the applicable exchanged option. Until your RSUs vest and you are issued shares in payment for the vested RSUs, you will not have any of the rights or privileges of a stockholder of A10 with respect to these shares. Once you have been issued the shares of A10 common stock, you will have all of the rights and privileges of a stockholder with respect to those shares, including the right to vote and to receive dividends, if any.
The following description summarizes the material terms of the Stock Plans. Our statements in this Offer to Exchange concerning the Stock Plans and the RSUs are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Stock Plans and the forms of RSU award agreement under the 2014 Plan, which are available on the SEC website at www.sec.gov. The forms of RSU award agreement under the 2014 Plan are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed. In addition, a copy of the 2014 Plan and the forms of RSU award agreement are available on the SEC website at www.sec.gov. To receive a copy of the 2014 Plan and/or the forms of RSU award agreement please contact:
A10 Stock Administration
Email: stockadmin@a10networks.com
Phone: (408) 240‑9341
We will promptly furnish to you copies of these documents upon request at our expense.
Equity Incentive Plans.
The 2014 Plan permits the granting of options, restricted stock, restricted stock units, performance units, performance shares, and stock appreciation rights. As of October 31, 2015, the number of shares of common stock subject to options, restricted stock units and all awards (including options and restricted stock units) currently outstanding under the 2014 Plan was approximately 3,314,113, 3,394,437 and 6,708,550 shares, respectively. As of October 31, 2015, the maximum number of shares available for future issuance under the 2014 Plan was 4,720,702 shares. The 2014 Plan is administered by the compensation committee of our board of directors, which we refer to as the administrator. Subject to the other provisions of the 2014 Plan, the administrator has the power to determine the terms, conditions and restrictions of the awards granted, including the number of shares covering such award and the vesting criteria.
Our 2008 Plan permitted the grant of options and restricted stock. As of October 31, 2015, the number of shares of common stock subject to options outstanding under the 2008 Plan is 6,488,335 shares. The 2008 Plan no longer is in effect. As a result, no awards will be granted under the 2008 Plan in the future. However, the 2008 Plan continues to govern the terms and conditions of outstanding awards previously granted under it.
Purchase price.
The administrator of the 2014 Plan generally has the authority to determine the terms and conditions of awards granted under the 2014 Plan. RSUs granted under the 2014 Plan do not have a purchase price. As a result, you do not have to make any cash payment to A10 to receive your RSUs or the common stock upon vesting. However, to the extent that we (or our subsidiary or other affiliate, as applicable) have a tax withholding obligation in connection with the vesting and setllement of the RSUs and issuance of shares thereunder or otherwise, the tax withholding obligations will be satisfied in the manner specified in the RSU award agreement (and any applicable country-specific appendix).
Vesting.
The vesting applicable to awards granted under the 2014 Plan generally is determined by the administrator in accordance with the terms of the 2014 Plan. The RSUs granted under this offer will be subject to a set vesting schedule. Each of your RSU awards will be scheduled to vest according to the following schedule:

•	None of the RSUs will be vested on the RSU grant date (even if the corresponding eligible option was fully or partially vested).

•
For an eligible option grant that is fully vested as of the cancellation date, the RSUs granted in exchange will be scheduled to vest in full on the one-year anniversary of the RSU grant date, subject to continued service with A10 or its subsidiaries through such vesting date.

•
For an eligible option grant that is partially or entirely unvested as of the cancellation date, the RSUs granted in exchange will be scheduled to vest over a total vesting period equal to the sum of (a) the number of years as of the cancellation date that were remaining for the corresponding exchanged option grant to become fully vested, rounded down to the nearest quarter year, plus (b) one additional year, subject to continued service with A10 or its subsidiaries through each applicable vesting date. We refer to each successive, consecutive three (3) month period within the total vesting period as a quarter.

-
Subject to your continued service with A10 or its subsidiaries through each applicable vesting date, on each annual anniversary of the RSU grant date, one (1) year’s worth of your RSUs will be scheduled to vest, determined as (a) the total number of RSUs granted under the RSU grant, multiplied by (b) a fraction equal to (i) one (1) year, divided by (ii) the total number of years in the total vesting period for that RSU grant (provided that any partial quarter is rounded down to its nearest whole quarter), with the exception of the following.

-
If less than one (1) year remains in the total vesting period before the next annual anniversary of the RSU grant date, then the remaining unvested RSUs will not vest on such next annual anniversary of the RSU grant date, but instead will be scheduled to vest in the last month of the last remaining quarter of the total vesting period (after any partial quarter has been rounded down to its nearest whole quarter), subject to your continued service with A10 or its subsidiaries through such vesting date. The vesting date will be March 17, June 17 or September 17, as applicable, assuming the RSU grant date is December 17. If the RSU grant date is extended by any number of days, each of these dates will be correspondingly extended by the same number of days.

- For example, if your total vesting period is three (3) years and one (1) quarter, your RSUs will vest as follows: (i) one (1) year’s worth of your RSUs will vest on each of the first, second and third anniversaries of the RSU grant date, and (ii) the remaining one (1) quarter’s worth of your RSUs will vest on the corresponding day of the first quarter after the third anniversary. If your total vesting period consists of three (3) years and two (2) quarters, your RSUs will vest as follows: (i) one (1) year’s worth of your RSUs will vest on each of the first, second and third anniversaries of the RSU grant date, and (ii) the remaining two (2) quarter’s worth of your RSUs will vest on the corresponding day of the second quarter after the third anniversary. If your total vesting period consists of three (3) years and three (3) quarters, after the first three (3) years of your total vesting period have passed, the remaining three (3) quarters worth of your RSU’s will vest on the corresponding day of the third quarter after the third anniversary of the RSU grant date. All vesting is subject to your continued service with A10 or its subsidiaries through each applicable vesting date.

•	Even if the vesting schedule of the exchanged option may have had a monthly vesting component, there will be no monthly vesting on the new RSUs.

•
Upon the termination of your service with us or our subsidiaries for any reason, any unvested part of your RSU grant will be forfeited, and you will not be entitled to the shares of common stock underlying the unvested RSUs.

•
We will make minor modifications to the vesting schedule of any RSUs to eliminate fractional vesting (such that a whole number of shares subject to the new award will vest on each vesting date). As a result, subject to your continued service with A10 or its subsidiaries through each relevant vesting date, (i) the number of shares that vest on each RSU vesting date will be rounded up to the nearest whole number of shares as of the first vesting date on which a fractional share otherwise will vest and (ii) subsequent fractional shares will be rounded down to the nearest whole share until the sum of the accumulated fractional shares exceeds a whole share by another fractional share again.

•	After the RSUs vest, further continued service with us or our subsidiaries is not required to retain the common stock issued under the RSUs.
Examples
For illustrative purposes only, assume that an eligible participant who resides in the U.S. holds, and timely elects to exchange in the offer, each of the following eligible option grants shown in the table below. Assume that each eligible option grant covers 1,000 shares of which no shares have been exercised, and is scheduled to vest on a monthly basis from the vesting start date over a period of four years. Assume also that on December 17, 2015 (the expected expiration date of the offer and expected cancellation date of the eligible option grant), the eligible participant’s the eligible option grants are cancelled pursuant to the offer. In accordance with the exchange ratios described above, for each eligible option grant cancelled, the eligible participant receives RSUs covering the number of shares shown in the table below, that are scheduled to vest in accordance with the vesting schedule shown in the table below.

Grant Date of Eligible Option Grant	Per Share Exercise Price of Eligible Option Grant	Vesting Start Date of Eligible Grant Date	Number of Years Remaining For Eligible Option Grant to Fully Vest*	Number of Shares Subject to New RSUs Granted	Vesting Schedule of Shares Subject to RSUs (Subject to Continued Service)
2/6/2014	$12.1875	12/1/2013	1.97 years	341	124 shares are scheduled to vest on each of 12/17/2016 and 12/17/2017; and 93 shares are scheduled to vest on 9/17/2018.
3/20/2014	$15.00	3/3/2014	2.22 years	296	99 shares are scheduled to vest on 12/17/2016; 98 shares are scheduled to vest on 12/17/2017; and 99 shares are scheduled to vest on and 12/17/2018.
4/28/2014	$12.87	4/1/2014	2.30 years	330	102 shares are scheduled to vest on each of 12/17/2016 and 12/17/2017; 101 shares are scheduled to vest on 12/17/2018; and 25 shares are scheduled to vest on 3/17/2019.
* In these examples, the amount of time remaining for the eligible option grant to vest has been rounded for illustrative purposes.
Form of payout.
Restricted stock units granted under this offer and subsequently earned by a recipient will be paid out in an equivalent number of shares of our common stock. A10 will satisfy all tax and social insurance contributions withholding and payment of fringe benefit or other tax obligations with respect to RSUs in the manner specified in your RSU award agreement (and any applicable country-specific appendix).

Adjustments upon certain events.
Events Occurring Before the RSU Grant Date. Although we are not anticipating a merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options that you tendered for exchange and your options will be treated in accordance with the applicable plan and award agreement under which they were granted. Further, if A10 is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your award agreement and you will receive no RSUs in exchange for them. If A10 is acquired prior to the expiration of the offer but does not withdraw the offer, before the expiration of the offer we (or the successor entity) will notify you of any material changes to the terms of the offer or the RSUs, including any adjustments to the number of shares that will be subject to the RSUs. Under such circumstances, the type of security and the number of shares covered by your RSU would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive RSUs covering more or fewer shares of the acquirer’s common stock than the number of shares subject to the eligible options that you tendered for exchange or fewer than the number you would have received pursuant to the RSUs if no acquisition had occurred.
A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.
Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of the employees and other service providers of A10 or its subsidiaries before the completion of this offer. Termination of your employment or other service for this or any other reason before the RSU grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any RSUs or other benefit for your tendered options.
Events Occurring After the RSU Grant Date. In the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares, the administrator of the 2014 Plan will adjust (i) the number and class of shares that may be delivered under the 2014 Plan, (ii) the number, class, and price of Shares covered by each outstanding award granted under the 2014 Plan, and/or (iii) the numerical share limits under the 2014 Plan. In the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting shares occurs, the administrator of the 2008 Plan will adjust the number, class and price of shares covered by each outstanding award under the 2008 Plan.
In the event of a merger or change in control (as defined in the applicable Stock Plan) of A10, awards granted under the applicable Stock Plan will be treated in accordance with the terms and conditions set forth in such Stock Plan and award agreement under the Stock Plan to which the awards are subject. Generally, the administrator of the Stock Plan determines how the awards will be treated. However, if the successor corporation does not assume or substitute for the award, the award holder will fully vest in the award and with respect to options, have the right to exercise such options. Also, the administrator will notify the option holder that the option will be exercisable for a period of time that the administrator determines, and thereafter the option will terminate.

Transferability.
Unless the Administrator indicates otherwise in your award agreement, RSUs generally may not be transferred, other than by will or the laws of descent and distribution.
Registration and sale of shares underlying RSUs.
All of A10’s shares of common stock issuable upon the vesting of the RSUs to be granted under the 2014 Plan have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on registration statements on Form S-8 filed with the SEC. Unless you are an employee or other service provider who is considered an affiliate of A10 for purposes of the Securities Act, you will be able to sell the shares issuable upon receipt of your RSUs free of any transfer restrictions under applicable U.S. securities laws.
Tax consequences.
You should refer to Section 14 of this Offer to Exchange for a discussion of the federal income tax consequences of the RSUs and exchanged options, as well as the consequences of accepting or rejecting this offer. If you are a taxpayer of the U.S., but also are subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. If you are employed in Brazil, Colombia, France, Germany, India, Indonesia, Japan, Korea, Mexico, the Netherlands, People’s Republic of China, Spain, Taiwan, United Arab Emirates, or United Kingdom, see Schedules C through Q of this Offer to Exchange for the tax, social insurance and other legal consequences that may apply to you. We strongly recommend that you consult with your advisers to discuss the consequences to you of this transaction.
10. Information concerning A10.
Our principal executive offices are located at 3 West Plumeria Drive, San Jose, California 95134 and our telephone number is (408) 325-8668. Questions regarding this offer should be directed to A10 Stock Administration by email at stockadmin@a10networks.com or by phone at (408) 240‑9341.
We are a leading provider of advanced application networking technologies. Our solutions enable enterprises, service providers, Web giants and government organizations to accelerate, secure and optimize the performance of their data center applications and networks. Our products are built on our Advanced Core Operating System, or ACOS, which is designed to enable our products to deliver substantially greater performance and security relative to prior generation application networking products. Our software based ACOS architecture also provides the flexibility that enables us to expand our business to offer additional products to solve a growing array of networking and security challenges arising from increased Internet cloud and mobile computing.
The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K, as amended, for our fiscal year ended December 31, 2014, and from our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, are incorporated herein by reference. Please see Section 17 of this Offer to Exchange titled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.
For the years ended December 31, 2012, 2013 and 2014, our total revenue was $120.1 million, $141.7 million and $179.5 million, representing a compound annual growth rate of approximately 22% from 2012 to 2014. Our total revenue grew 18% from 2012 to 2013 and 27% from 2013 to 2014. For the years ended December 31, 2012, 2013 and 2014, our gross margin was 80%, 76% and 76%. We generated a net loss of $90.2 million, $27.1 million and $34.7 million for the years ended December 31, 2012, 2013 and 2014. Our net loss in 2012 and 2013 was affected by the settlement of, and legal expenses related to, our litigation with Brocade Communications Systems, Inc. Please see Section 18 of this Offer to Exchange titled “Financial Statements” for additional information.

11. Interests of directors and executive officers; transactions and arrangements concerning the options.
A list of our current directors and executive officers as of October 31, 2015, is attached to this Offer to Exchange as Schedule A. Our executive officers and the members of our board of directors are not eligible to participate in this offer. As of October 31, 2015, our executive officers and directors (9 persons) as a group held options unexercised and outstanding under the Stock Plans to purchase a total of 1,476,079 of our shares, which represented approximately 14.91% of the shares subject to all options outstanding under the Stock Plans as of that date.
The following table below sets forth the beneficial ownership of each of our current executive officers and directors of options outstanding under the Stock Plans as of October 31, 2015. The percentages in the table below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase our common stock under the Stock Plans, which was 9,893,712 as of October 31, 2015. Our executive officers and the members of our board of directors are not eligible to participate in the offer.

Name	Position	Number of Shares Subject to Outstanding Options	Percentage of Total Outstanding Options
Lee Chen	Chairman, Chief Executive Officer, President and Director	—	—%	*
Rajkumar Jalan	Chief Technology Officer	322,665	3.26%
Greg Straughn	Chief Financial Officer	494,085	4.99%
Robert Cochran	Vice President, Legal and Corporate Collaboration, Secretary and Director	359,998	3.64%
Ray Smets	Vice President of Worldwide Sales	269,331	2.72%
Sanjay Kapoor	Vice President of Global Marketing	—	—%	*
Phillip J. Salsbury	Director	—	—%	*
Peter Y. Chung	Director	—	—%	*
Alan S. Henricks	Director	30,000	—%	*
__________________

*	Less than 1%.
Except as described below, neither we, nor, to the best of our knowledge, any of our directors or executive officers, nor any affiliates of ours, were engaged in transactions involving our common stock or options to purchase our common stock during the past 60 days before and including November 19, 2015:

Name of Executive Officer/Director	Date of Transaction	Amount of Securities Involved	Price Per Share	Where and How the Transaction was Effected
Robert Cochran	11/10/15	5,000	$7.81	Sale; pursuant to 10b5-1 Plan

12. Status of options acquired by us in the offer; accounting consequences of the offer.
Options that we acquire through the offer will be cancelled and, to the extent they were granted under the 2014 Plan or 2008 Plan, the shares subject to those options will be returned to the pool of shares available for grants of RSUs under the offer. To the extent shares returning to the 2014 Plan are not fully reserved for issuance upon receipt of the RSUs to be granted in connection with the offer, the shares will be available for issuance pursuant to future equity awards to employees and other eligible 2014 Plan participants without further stockholder action, except as required by applicable law or the rules of the New York Stock Exchange or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

We have adopted the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (“Topic 718”). Under Topic 718, the offer with respect to all eligible options is considered a modification of those options exchanged and as a result we may be required to recognize incremental compensation expense, if any, resulting from the RSUs granted in the offer. The incremental compensation will be measured as the excess, if any, of the fair value of each RSU granted to employees and other service providers in exchange for the cancelled eligible options, measured as of the date the RSUs are granted, over the fair value of the eligible options exchanged for the RSUs, measured immediately prior to the exchange. This incremental compensation expense will be recognized over the remaining requisite service period of the RSUs. In the event that any of the RSUs are forfeited prior to their vesting due to termination of employment or other service, any incremental compensation expense of the forfeited RSUs will not be recognized. We also may incur compensation expense resulting from fluctuations in our stock price between the time the exchange ratios were set before the exchange program began, and when the exchange actually occurs on the expiration date.

13. Legal matters; regulatory approvals.
We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our exchange of options and issuance of RSUs as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any New York Stock Exchange listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue RSUs for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.
If we are prohibited by applicable laws or regulations from granting RSUs on the RSU grant date, we will not grant any RSUs. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the RSU grant date we will not grant any RSUs and you will not receive any other benefit for the options you tendered and your eligible options will not be accepted for exchange.

14. Material income tax consequences.
Material U.S. federal income tax consequences.
The following is a summary of the material U.S. federal income tax consequences of the exchange of options for restricted stock units pursuant to the offer for those eligible participants subject to U.S. federal income tax. This discussion is based on the U.S. Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are a citizen or a resident of the U.S., but also are subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you. We strongly recommend that you consult with your advisers to discuss the consequences to you of this transaction.
We recommend that you consult your tax adviser with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.
Option holders who exchange outstanding options for RSUs under the offer generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

Restricted stock units.
If you are a U.S. taxpayer, you generally will not have taxable income at the time you are granted an RSU. Instead, you will recognize ordinary income as the shares subject to the RSUs vest, at which time they no longer can be forfeited and we will deliver the shares to you. At the same time, A10 also typically will have a tax withholding obligation. The amount of ordinary income you recognize will equal the fair market value of the shares. With regard to the shares issued pursuant to the RSUs granted under the offer, you will not have paid any amount for the shares. The Company will satisfy all tax withholding obligations in the manner specified in your RSU award agreement (and any applicable country-specific appendix), including, in the Company’s discretion, by requiring a cash payment rather than through the sale of shares. Any gain or loss you recognize upon the sale or exchange of shares that you acquire through a grant of RSUs generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you have held the shares. Shares held more than 12 months are subject to long-term capital gain or loss, while shares held 12 months or less are subject to short-term capital gain or loss.
You also should note that if (1) your RSUs constitute “deferred compensation” within the meaning of Section 409A, (2) the vesting of all or a portion of your RSUs is accelerated in connection with your separation from service with us, and (3) you are a “specified employee” (generally, a highly placed officer of the Company) at that time, then the delivery of accelerated shares under your RSU award may need to be delayed by six (6) months in order to allow you to avoid the imposition of additional taxation under Section 409A.
Nonstatutory stock options.
Under current law, an U.S. option holder generally will not realize taxable income upon the grant of a nonstatutory stock option, nor will such option holder realize taxable income upon the vesting of these shares. However, when you exercise a nonstatutory stock option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. If the exercise price of a nonstatutory stock option is paid in shares of common stock or a combination of cash and shares of common stock, the excess of the value (on the date of exercise) of the shares of common stock purchased over the value of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.
The Company generally will be entitled to a deduction equal to the amount of ordinary income taxable to you if we comply with eligible reporting requirements.
Upon disposition of the shares, any gain or loss is treated as capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than 12 months. The holding period for the shares generally will begin just after the time you recognized income. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time the ordinary income was recognized.
If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.
Incentive stock options.
Under current U.S. tax law, an option holder will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder’s death or disability, if an option is exercised more than three (3) months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

•	more than two (2) years after the date the incentive stock option was granted; and

•	more than one (1) year after the date the incentive stock option was exercised.
If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.
If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the excess of the fair market value of the option shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) over the exercise price will be taxable income to the option holder at the time of the disposition.
Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one (1) year after the option was exercised.
Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.
This offer currently is expected to remain open for 29 days. If we extend this offer such that it is open for 30 days or more, incentive stock options that are eligible options but that are not exchanged in the offer will be considered to have been modified. The commencement date of the offer (November 19, 2015) will be considered the modification date for purposes of determining whether the employee (or other service provider, if applicable) will receive favorable tax treatment with respect to the incentive stock options. As a result, in order to receive favorable tax treatment with respect to any such incentive stock option, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two (2) years from the date this offer commenced (November 19, 2015) (i.e., the date of the deemed modification) and more than 1 year after the exercise of the option. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain.
We recommend that you consult your tax adviser with respect to the federal, state, and local tax consequences of participating in the offer.
In addition, if you are a resident of or taxpayer in more than one country (including any country outside of the U.S. other than those countries for which a tax discussion is provided in Schedules C through Q), you should be aware that there might be income tax, social insurance and other tax or legal consequences for more than one country that may apply to you. Also, if you were granted eligible options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the RSUs are granted to you pursuant to the offer, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the RSUs as a replacement grant).
If you are subject to taxation in Brazil, Colombia, France, Germany, India, Indonesia, Israel, Japan, Korea, Mexico, the Netherlands, People’s Republic of China, Spain, Taiwan, United Arab Emirates, or United Kingdom, please see Schedules C through Q of this Offer to Exchange, as applicable, for a description of these income tax, social insurance and other tax or legal consequences of participating in the offer. We strongly recommend that you consult with your advisers to discuss the consequences to you of this transaction.

15. Extension of offer; termination; amendment.
We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we also will extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, email or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date.
We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.
Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option expires after the start of, but before cancellation under the offer, that particular option is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual cancellation date under the extended offer, that option would not be eligible for exchange.
The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in the amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten (10) U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least two (2) U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.
For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

16. Fees and expenses.
We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

17. Additional information.
This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

1.	Our annual report on Form 10-K for our fiscal year ended December 31, 2014, filed with the SEC on March 11, 2015;

2.	Our definitive proxy statement on Schedule 14A for our 2015 annual meeting of stockholders, filed with the SEC on April 27, 2015;

3.	Our quarterly report on Form 10-Q for our fiscal quarter ended March 31, 2015, filed with the SEC on May 6, 2015, our quarterly report on Form 10-Q for our fiscal quarter ended June 30, 2015, filed with the SEC on August 6, 2015, and our quarterly report on Form 10‑Q for our fiscal quarter ended September 30, 2015, filed with the SEC on November 6, 2015;

4.
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 11, 2014 and any further amendment or report filed thereafter for the purpose of updating such description; and

5.	The information contained in our current reports on Form 8-K filed with the SEC, except to the extent that information therein is furnished and not filed with the SEC.
These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public on the SEC’s Internet site at http://www.sec.gov.
Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by contacting:
A10 Networks, Inc.
Stock Administration
3 West Plumeria Drive
San Jose, California 95134
Phone: (408) 325-8668
As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.
The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18. Financial information.
The financial information, including financial statements and the notes thereto, included in our annual report on Form 10‑K for the fiscal year ended December 31, 2014, and quarterly report on Form 10‑Q for the fiscal quarter ended September 30, 2015, are incorporated herein by reference. Attached as Schedule B to this Offer to Exchange is a summary of our financial information from our annual report on Form 10‑K for our fiscal year ended December 31, 2014, and from our quarterly report on Form 10‑Q for the fiscal quarter ended September 30, 2015. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange.
We had a book value per share of $1.28 on September 30, 2015.
We had no “fixed charges” as defined in Item 503(d) of Regulation S-K for the nine (9) months ended September 30, 2015, the year ended December 31, 2014, and the year ended December 31, 2013.

19. Miscellaneous.
We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.
We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.
A10 Networks, Inc.
November 19, 2015

SCHEDULE A
INFORMATION CONCERNING THE EXECUTIVE OFFICERS
AND DIRECTORS OF A10 NETWORKS, INC.
The directors and executive officers of A10 Networks, Inc. as of November 19, 2015, are set forth in the following table:

Name	Position and Offices Held
Lee Chen	Chairman, Chief Executive Officer, President and Director
Rajkumar Jalan	Chief Technology Officer
Greg Straughn	Chief Financial Officer
Robert Cochran	Vice President, Legal and Corporate Collaboration, Secretary and Director
Ray Smets	Vice President of Worldwide Sales
Sanjay Kapoor	Vice President of Global Marketing
Phillip J. Salsbury	Director
Peter Y. Chung	Director
Alan S. Henricks	Director
The address of each executive officer and director is:
A10 Networks, Inc.
3 West Plumeria Drive
San Jose, CA 95134
Our executive officers and the members of our board of directors are not eligible to participate in this offer.

A-1

SCHEDULE B
SUMMARY FINANCIAL INFORMATION OF A10 NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION
(in thousands, except per share amounts)

	Years Ended December 31,		Nine Months Ended September 30,
	2013	2014	2014	2015
Revenue	$141,738	$179,507	$134,305	$142,331
Cost of revenue	$33,396	$42,937	$32,146	$35,102
Gross profit	$108,342	$136,570	$102,159	$107,229
Loss from operations	$(22,843)	$(30,271)	$(16,378)	$(31,632)
Net loss attributable to common stockholders	$(29,078)	$(35,870)	$(19,852)	$(32,678)
Net loss per share attributable to common stockholders:
Basic and Diluted	$(3.14)	$(0.74)	$(0.45)	$(0.53)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and Diluted	9,262	48,682	44,538	62,009

CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION
(in thousands)

	December 31, 2013	December 31, 2014	September 30, 2015
Total current assets	78,719	171,341	164,500
Total assets	93,794	186,980	177,959
Total current liabilities	63,597	70,685	73,494
Total liabilities	102,499	90,415	97,021
Redeemable convertible preferred stock	81,426	—	—
Convertible preferred stock	44,749	—	—
Total stockholders' equity (deficit)	(134,880)	96,565	80,938
Total liabilities and stockholders' equity	93,794	186,980	177,959

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SCHEDULE C
GUIDE TO TAX & LEGAL ISSUES IN BRAZIL

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Brazil. This summary is based on the tax laws in effect in Brazil as of August 2015. We have not obtained a tax ruling or other confirmation from the tax authorities in Brazil with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION
Option Exchange and Grant of RSUs

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the offer.

Vesting of RSUs

You will be subject to income tax when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting. You likely will not be subject to social insurance contributions on the taxable amount.

Please note that your eligible options may be subject to favorable tax treatment when compared to the applicable tax treatment of the restricted stock units. In particular, under current law, your eligible options will not be subject to tax at exercise when you acquire shares of common stock. Instead, you will be taxed only at capital gains tax rates when you sell the shares and may avoid taxation altogether if the value of shares sold in the same month does not exceed the exempt amount (as described below). Accordingly, you should carefully consider if you should exchange your eligible options for a grant of restricted stock units, given the applicable tax treatment.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain. You will be taxed on the difference between the sale proceeds and the fair market value of the shares at vesting, unless the value of any shares sold in that month is less than the exempt amount (currently BRL35,000 for shares traded on an exchange outside of Brazil, such as the Company’s shares). If the exemption is exceeded for the month of sale, the entire gain is subject to tax (not just the amount exceeding the exempt amount).

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Tax on Financial Transactions (IOF)

If and when you repatriate proceeds from the sale of shares to Brazil and convert the funds into local currency, you will be subject to the Financial Transaction Tax. Please consult your personal tax adviser for details regarding the Financial Transaction Tax.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the restricted stock units vest. Your employer likely is not required to withhold social insurance contributions when the RSUs vest.

You are responsible for reporting and paying any tax resulting from your participation in the 2014 Plan.

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SCHEDULE D
GUIDE TO TAX ISSUES IN COLOMBIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Colombia. This summary is based on the tax laws in effect in Colombia as of September 2015. We have not obtained a tax ruling or other confirmation from the tax authorities in Colombia with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax when the RSUs vest and shares are delivered to you. You will be taxed on the fair market value of the shares issued and delivered to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired under the 2014 Plan at a gain, you will be subject to tax only if your worldwide income is subject to tax in Colombia i.e., if you are a tax resident in Colombia1 An individual (whether a local or foreign national) will be considered a tax resident if, among other things, he/she remains in Colombia for more than 183 days, continuously or discontinuously (including entry and exit days), in any consecutive 365-day period. and you are required to file an income tax return in Colombia. The gain will be treated as foreign-source income derived from passive or portfolio investment activities. The taxable amount will be the difference between the sale price and the tax basis of the shares. The tax basis of the shares will generally be the fair market value of the shares at vesting.

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If you hold the shares for at least two years after acquisition of the shares, the gain will be treated as capital gain and taxed at a 10% flat rate. If you sell the shares within two years of acquiring the shares, the gain will be treated as ordinary income and taxed at your progressive income tax rate.

Withholding and Reporting

Unless your employer reimburses A10 for the value of the shares that are delivered to you, your employer is not required to withhold or report income tax when the RSUs vest and shares are issued to you. You are responsible for reporting and paying any tax resulting from the vesting of the RSUs and delivery of the shares and the sale of your shares.

If a reimbursement is made by your employer, your employer will withhold income tax when the RSUs vest and the shares are issued to you. Social contributions also have to be paid with respect to the RSU income unless specific requirements are met in order to not consider the income as salary.

1 An individual (whether a local or foreign national) will be considered a tax resident if, among other things, he/she remains in Colombia for more than 183 days, continuously or discontinuously (including entry and exit days), in any consecutive 365-day period.

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SCHEDULE E
GUIDE TO TAX ISSUES IN FRANCE

The following is a general summary of the material tax and social contributions consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax and/or social regime in France. This summary is based on the tax and other laws in effect in France as of September 2015. We have not obtained a tax ruling or other confirmation from the tax authorities in France with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax and other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the offer.

The RSUs you will receive are not intended to qualify for any specific tax and social security treatment applicable to French-qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code or the French Social Security Code, as amended. The tax treatment of the RSUs is described below. If you have questions about the taxation of the RSUs, please speak with your tax adviser.

Grant of RSUs

You will not be subject to tax or social contributions when RSUs are granted to you.

Vesting of RSUs

Upon vesting of the RSUs, the delivery of shares to you will be considered a benefit-in-kind which is subject to income tax and social contributions in the same manner as your regular salary. The amount subject to income tax and social contributions will be the fair market value of the common stock issued and delivered to you at vesting. You will pay the employee portion of the social contributions, which will be deducted from sums or benefits owed to you. You will also be subject to personal income tax on the taxable amount of the benefit, i.e., on the amount of the benefit less tax deductible social contributions.

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Wealth Tax

Common stock acquired upon vesting of the RSUs should be included in your personal estate and must be declared to the tax authorities if the total value of your taxable personal estate (including your household's estate) exceeds a certain amount (€1,300,000 for 2015), as valued each January 1. You should review the valuation rules applicable to holdings of common stock with your professional adviser if you are uncertain whether the wealth tax applies to you.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will be subject to personal income tax on any capital gains at your progressive tax rate. If you hold the shares for more than 2 years after their issuance to you, your taxable capital gain will be reduced by 50%; if you hold the shares for more than 8 years, your taxable capital gain will be reduced by an allowance of 65%. In addition, you will be subject to social taxes at the rate of 15.5% on the entire amount of capital gain realized, regardless of the holding period of the shares.

If the sales proceeds are less than the fair market value of the common stock at vesting and issuance of shares, you will realize a capital loss. The capital loss can be offset against capital gain of the same nature realized by you and your household during the same year or during the ten following years irrespective of the amount of sale of securities. This capital loss cannot be offset against other types of income (i.e., not on the benefit at vesting for example).

Surtax on high income

In addition, a surtax at a rate of 3% applies to the portion of income exceeding EUR 250,000 for a single taxpayer and EUR 500,000 for a couple. A surtax of 4% applies to the portion of income exceeding EUR 500,000 for a single taxpayer and EUR 1,000,000 for a couple. This surtax will apply to all types of income received during the tax year. If certain conditions are met, you may be exempted from this surtax, depending on your "Revenu Fiscal de Référence". You should speak with your personal tax adviser for more information regarding the surtax on high income.

Withholding and Reporting

Your employer will not withhold income tax if you are a French tax resident, but will withhold your portion of social security contributions when the RSUs vest and the shares are issued to you. Your employer also will report the taxable income recognized at vesting of the RSUs / issuance of shares on your pay-slip for the month in which you receive such income. It is your responsibility to report any taxable salary and benefit and to pay any tax resulting from the vesting of the RSUs / issuance of shares and to report and pay any tax resulting from the sale of common stock.

You must declare all foreign bank and brokerage accounts (including the accounts that were opened, in use and closed during the tax year) when you file your annual income tax return. Failure to do so could trigger significant penalties.

Other Information

Exchange Control
The value of any cash or securities imported to France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities exceeds a certain amount (€10,000 for 2015 for transfers outside the European Union).

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SCHEDULE F
GUIDE TO TAX ISSUES IN GERMANY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Germany. This summary is based on the tax laws in effect in Germany as of September 2015. We have not obtained a tax ruling or other confirmation from the tax authorities in Germany with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stocks acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax, solidarity surcharge and church tax (the latter provided you are a member of a recognized church) and social insurance contributions (the latter to the extent you have not already reached the applicable contribution ceilings) when the RSUs vest. The taxable amount will be the fair market value of the common stock issued to you at vesting.

Sale of Shares

When you subsequently sell any common stock acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain at a flat rate of 25% (plus 5.5% solidarity surcharge plus 8 or 9% church tax, calculated on the 25%), provided you do not own 1% or more of A10’s stated capital (and have not owned 1% or more at any time in the last five years) and the common stock is not held as a business asset. Please note that you may elect to be taxed at your marginal tax rate if the 25% flat rate exceeds your marginal tax rate. The taxable amount, whether at the flat rate or at your marginal tax rate, will be the difference between the sale price (minus any costs of the sale) and the fair market value of the common stock issued (and taxed) at vesting.

Withholding and Reporting

Your employer will withhold and report income tax, solidarity surcharge and church tax (the latter provided you are a member of a recognized church) and social insurance contributions (the latter to the extent applicable) when the

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RSUs vest and common stock is issued to you. If your actual tax liability differs from the amount withheld, you are responsible for paying any additional tax owed. When filing your annual income tax return, the receipt of the common stock is a reporting item (although taxes already have been paid).

You are also responsible for reporting and paying any tax resulting from a capital gain realized in the sale of your common stock.

OTHER INFORMATION

Exchange Control Information

For statistical purposes, the German Federal Bank requires that you file monthly reports for any cross‑border transactions in excess of €12,500. Generally, the bank assisting you with the transaction will file the report for you. In addition, you must report any receivables or payables or monetary claims against a person or entity outside Germany exceeding an amount of €5,000,000 on a monthly basis.

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SCHEDULE G
GUIDE TO TAX ISSUES IN INDIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in India. This summary is based on the tax laws in effect in India as of September 2015. We have not obtained a tax ruling or other confirmation from the tax authorities in India with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange and Grant of RSUs

The tax treatment of the exchange of eligible options for the grant of RSUs pursuant to the offer is uncertain. The Indian tax authorities may treat the exchange as the disposal of a capital asset (i.e., the eligible option) which is subject to capital gains tax. In this case, the capital gain would likely be calculated based on the difference between the full value of consideration received in exchange for the eligible option (i.e., the value of the RSUs) reduced by the cost paid to acquire the eligible options.

In the present case, the cost of acquisition of the eligible options that are being exchanged for RSUs (and/or the value of the RSUs) may be considered as “indeterminable,” in which case the capital gains computation mechanism fails. Under existing judicial precedent, no capital gains tax liability arises where the computation mechanism for capital gains fails. As a result, there are reasonable arguments that you will not be subject to capital gains tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the offer. However, this position is based on judicial precedents and there is no statutory guidance on this point. It is possible that the Indian tax authorities could ascribe determinable values to eligible options and RSUs, in which case, capital gains could be computed and due on the awards. As a result, taking the position that no tax is due on the exchange is not risk free and A10 takes no responsibility for the tax position that you take/claim regarding the option exchange. Accordingly, we recommend that you consult your personal tax adviser regarding the potential tax consequences of participating in the offer.

Vesting of RSUs

You will be subject to income tax when the RSUs vest and shares are issued to you (i.e., when the RSUs are allotted to you). You likely will be taxed on the fair market value of the shares issued to you at vesting, as valued by a merchant banker recognized by the Indian capital market regulator. You likely will not be subject to social insurance contributions when the RSUs vest.

In addition, if you are subject to tax at the time of the option exchange, the tax consequences at vesting of the RSUs may differ. If you are subject to tax at the time of the option exchange, you are strongly encouraged to consult your personal tax adviser regarding the tax consequences of the RSUs at vesting.

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Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the RSUs at a gain. You will be taxed on the difference between the sale price and the taxable amount at vesting, which is likely fair market value of the shares at vesting.

If you hold the shares for more than 36 months, you will be taxed at the more favorable long-term capital gains tax rate. If you hold the shares for 36 months or less, you will be taxed at the short-term capital gains tax rate (which is the same as the income tax slab rate applicable to you).

Withholding and Reporting

Your employer is required to report and withhold income tax when the RSUs vest and shares are issued to you. You are responsible for reporting and paying any tax resulting from the sale of your shares.

OTHER INFORMATION

Exchange Control Information

You agree to comply with exchange control laws in India and to repatriate all proceeds resulting from the sale of your shares. You must obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the employer requests proof of repatriation.

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SCHEDULE H
GUIDE TO TAX ISSUES IN INDONESIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Indonesia. This summary is based on the tax laws in effect in Indonesia as of September 2015. We have not obtained a tax ruling or other confirmation from the tax authorities in Indonesia with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax when the RSUs vest (i.e., when all restrictions on the RSUs are lifted and they are no longer subject to forfeiture) and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting. The taxable amount should not be subject to social insurance contributions since the RSUs are paid to you in shares.

Sale of Shares

When you subsequently sell any shares that you acquired under the 2014 Plan at a gain, you will be subject to capital gains tax at ordinary rates. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting.

If the shares are sold at a loss, you should consult with your personal tax adviser to determine the tax treatment in your particular circumstance.

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Withholding and Reporting
Provided that your employer does not reimburse the cost of the 2014 Plan and does not characterize the reimbursement as cash remuneration, your employer is not required to withhold or report income in relation to the RSUs. You will be solely responsible for including any benefits realized under the 2014 Plan in your annual tax return and for paying any taxes in relation to income you realize under the 2014 Plan.

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SCHEDULE I
GUIDE TO TAX ISSUES IN JAPAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Japan. This summary is based on the tax laws in effect in Japan as of September 2015. We have not obtained a tax ruling or other confirmation from the tax authorities in Japan with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

The Japanese tax treatment of an exchange of options for RSUs pursuant to the offer is uncertain because there are no specific tax provisions related to such an exchange. Although there are considerations which suggest that participating in the offer should not be a taxable event, Japanese tax authorities may disagree with this view and find that taxes are due as a result of your participation in the offer. As such, we recommend that you consult your personal tax adviser regarding the potential tax consequences of the Offer to Exchange.

Grant of RSUs

Although the tax treatment of the RSUs granted in exchange for eligible options is uncertain in Japan, under the current practice of the tax authorities, you likely will not be subject to tax when the RSUs are granted to you (other than if the grant of RSUs is treated as part of a taxable exchange of options for RSUs as discussed above).

Vesting of RSUs

You will likely be subject to income tax, but not social insurance contributions, when the RSUs vest and common stock is issued to you. The taxable amount will be the fair market value of the common stock issued to you at vesting, which will likely be characterized as remuneration income taxable at full progressive income tax rates (up to 55.945% including national income tax, local inhabitants tax and national surtax).

Sale of Shares

You will be subject to individual income tax on capital gains when you subsequently sell any common stock acquired at vesting of the RSUs at a gain. You will be taxed on the difference between the sale price and the fair market value of the common stock at vesting. Generally, you will be subject to tax on capital gains at a flat rate of 20.315% (i.e., 15% national level individual tax and 5% local level inhabitants tax), plus a 2.1% surtax on the national level individual income tax amount (the total rate is 20.315%). However, you may be eligible for a reduced tax rate if certain conditions

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are met. Please consult your personal tax adviser to determine whether you may be eligible for a reduced capital gains rate.

Withholding and Reporting

Your employer is not required to withhold income tax when the RSUs vest and common stock is issued to you. Your employer will report the taxable amount realized with respect to equity-based compensation to the responsible tax office governing your employer on Form 9(3) by March 31 of each year with respect to income recognized in the previous calendar year. You are responsible for reporting and paying any tax resulting from the exchange of eligible options, the grant and vesting of the RSUs and the sale of your common stock.

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SCHEDULE J
GUIDE TO TAX ISSUES IN KOREA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Korea. This summary is based on the tax laws in effect in Korea as of September 2015. We have not obtained a tax ruling or other confirmation from the tax authorities in Korea with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the offer provided that you are an eligible employee at the time of the offer.

Grant of RSUs

You will not be subject to tax when RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings) when the RSUs vest and common stock is issued to you. The taxable amount will be the fair market value of the common stock issued to you on the issuance date.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any common stock acquired at vesting of the RSUs at a gain, unless any gain you realize from the sale of common stock in that year is less than the exempt amount (which is currently KRW2,500,000 per year per type of asset sold). Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax and, in this case, you will be taxed on the difference between the sale price and the fair market value of the common stock on the issuance date. You will not be subject to any securities transaction tax when you sell the common stock.

Withholding and Reporting

Your employer is not required to withhold and report income tax when the RSUs vest and common stock is issued to you as your employer does not bear the relevant costs, but may be required to withhold social insurance contributions

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(to the extent you have not exceeded the applicable contribution ceilings). You are responsible for reporting any income and paying any applicable tax resulting from the vesting of the RSUs, the sale of your common stock.

You must file a tax return with the National Tax Service and pay any applicable tax by May 31 of the year following the year the income is received. Alternatively, you may join a taxpayer’s association whereby you routinely report your overseas income, in which case you will be eligible for a 10% tax reduction.

OTHER INFORMATION

Exchange Control Information

Please note that you must repatriate the proceeds received from the sale of common stock to Korea within three (3) years of receipt if such proceeds exceed US $500,000.

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SCHEDULE K
GUIDE TO TAX ISSUES IN MEXICO

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Mexico. This summary is based on the tax laws in effect in Mexico as of September 2015. We have not obtained a tax ruling or other confirmation from the tax authorities in Mexico with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of surrendering the eligible options and their cancellation and for the grant of RSUs pursuant to the offer.

Grant of RSUs

You will not be subject to tax when RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax, but not social insurance contributions, when the RSUs vest and common stock is issued to you. The taxable amount will be the fair market value of the common stock issued to you at vesting.

Sale of Shares

You will be subject to income tax on any gain realized when you subsequently sell any common stock acquired at vesting of the RSUs at a gain. You will be taxed on the difference between the sale price and the tax basis in the common stock (i.e., the fair market value of the common stock at vesting, plus any broker’s fees paid, as adjusted for inflation). The tax treatment of gains from the sale of common stock is complex in Mexico; therefore, you should consult your personal tax adviser.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the RSUs vest. You are responsible for reporting and paying any tax resulting from the vesting of the RSUs and from the sale of your common stock.

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SCHEDULE L
GUIDE TO TAX ISSUES IN THE NETHERLANDS

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in the Netherlands. This summary is based on the tax laws in effect in the Netherlands as of September 2015. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the "original grant country"), but you now reside in or are otherwise subject to tax in a different country (the "new country"), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Dutch Tax Rulings

In connection with the offer, A10 has submitted a request for a tax ruling from tax authorities in the Netherlands to confirm that the exchange of eligible options for RSUs will not result in a taxable event (the “Dutch Tax Ruling”). A10 anticipates obtaining a favorable Dutch Tax Ruling for the exchange and therefore as a condition to participation, you agree to accept the terms of the Dutch Tax Ruling.

You are strongly encouraged to consult your personal tax and legal advisers regarding the tax implications of participating in the Offer to Exchange and agreeing to the terms of the Dutch Tax Ruling.

Option Exchange

The following discussion assumes your acceptance of a favorable Dutch Tax Ruling.

You will not be subject to tax as a result of surrendering the eligible options and their cancellation and for the grant of RSUs pursuant to the offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the RSUs vest and common stock is issued to you. The taxable amount will be the fair market value of the common stock issued to you at vesting.

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Investment Tax

You will be subject to an investment yield tax at an effective rate of 1.2% based on the value of all assets that you own as of January 1 (including A10 common stock). An exemption is available on the first €21,330 (for 2015) of the value of the assets held on January 1 of that calendar year.

Sale of Shares

You will not be subject to capital gains tax when you subsequently sell any common stock acquired at vesting of the RSUs at a gain, provided you hold less than a 5% interest in A10 as a private investment.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the RSUs vest and common stock is issued to you. You are responsible for reporting and paying any investment tax resulting from the acquisition of common stock on your individual tax return. You are also responsible for reporting and paying any tax resulting from the sale of your common stock.

In the event a favorable tax ruling is not obtained and the exchange of eligible options for RSUs results in a taxable event, your employer will be required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) at the time of the exchange. In such case, the withholding obligations will be satisfied by withholding from wages or other cash compensation paid to you by your employer.

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SCHEDULE M
GUIDE TO TAX ISSUES IN PEOPLE’S REPUBLIC OF CHINA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in the People's Republic of China ("PRC"). This summary is based on the tax laws in effect in PRC as of September 2015. We have not obtained a tax ruling or other confirmation from the tax authorities in PRC with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer, although there is no clear guidance set forth in the PRC’s individual income tax (“IIT”) regulations.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax and may be subject to social insurance contributions (to the extent you have not exceeded the applicable ceiling) when the new RSUs vest on the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the new RSUs, you will be subject to capital gains tax on any capital gains. You will be taxed on the difference between the sale price and the fair market value of the shares at vesting.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions, if applicable when the new RSUs vest. If your actual tax liability differs from the amount withheld, you are responsible for paying any additional tax. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

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OTHER INFORMATION

Exchange Control Restriction

If you are subject to State Administration of Foreign Exchange restrictions of Circular 7, you agree to comply with exchange control laws in the PRC and to immediately repatriate the proceeds from the sale of your shares to the PRC. You further understand and agree that such repatriation of the sale proceeds may need to be effected through a special foreign exchange control account established by A10 or a subsidiary and you hereby consent and agree that the proceeds from the sale of shares may be transferred to such special account prior to being delivered to you.

Furthermore, to facilitate compliance with any applicable laws or regulations in the PRC, A10 reserves the right to (i) mandate the immediate sale of shares to which you are entitled on any applicable vesting date, or (ii) mandate the sale of shares in the event of the termination of your employment. In either case, the proceeds of the sale of such shares, less any tax-related items and broker’s fees or commissions, will be remitted to you in accordance with applicable exchange control laws and regulations, as described above.

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SCHEDULE N
GUIDE TO TAX ISSUES IN SPAIN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Spain. This summary is based on the tax laws in effect in Spain as of September 2015. We have not obtained a tax ruling or other confirmation from the tax authorities in Spain with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

Although there is no clear guidance set forth in the Personal Income Tax Act or other tax regulations, you likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the offer. Due to this uncertainty in the law, we recommend that you consult your personal tax adviser regarding the potential tax consequences of the Offer to Exchange.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the RSUs vest and common stock is issued to you. The taxable amount will be the fair market value of the common stock issued to you at vesting. The income will be considered compensation in-kind subject to payment on account and you will be charged with the payment on account by your employer (see “Withholding and Reporting,” below).

Notwithstanding the above, you may be entitled to a tax exemption on the first €12,000 of restricted stock units and other share-based employment income received over a calendar year provided that you hold the common stock acquired at vesting for at least three years after vesting and certain other conditions are met. Please consult your tax adviser to determine if this exemption is available to you.

Sale of Shares

You will be subject to tax when you subsequently sell any common stock acquired at vesting of the RSUs at a gain. You will be taxed on the difference between the sale proceeds and the acquisition cost. The acquisition cost likely will be considered to be the fair market value of the common stock at vesting. The gain will be taxed at the flat rate applicable to capital gains, irrespective of how long you hold the common stock.

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Withholding and Reporting

Your employer is required to report the vesting of the RSUs. As indicated above, the income at vesting will be considered compensation in-kind subject to payment on account and your employer will charge the payment on account to you. You will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation. Additionally, your employer is required to withhold social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the RSUs vest. You are solely responsible for reporting and paying any tax resulting from the sale of your common stock.

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SCHEDULE O
GUIDE TO TAX ISSUES IN TAIWAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Taiwan. This summary is based on the tax laws in effect in Taiwan as of September, 2015. We have not obtained a tax ruling or other confirmation from the tax authorities in Taiwan with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax, but not social insurance contributions, when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

You will not be subject to capital gains tax when you subsequently sell any shares acquired upon vesting of the RSUs.

However, any income you recognize upon the sale of your shares (i.e., income from foreign sources) will be included as part of your basic income for alternative minimum tax (“AMT”) purposes and will be subject to AMT.

Withholding and Reporting

Your employer is not required to withhold income tax when the RSUs vest. You will be responsible for reporting and paying any tax resulting from the vesting of the RSUs and the subsequent sale of shares. Your employer will prepare a non-withholding statement that includes your name, address, ID number and the taxable amount and will file the non-withholding statement with the tax authorities. Furthermore, your employer will deliver a copy of the non-withholding statement to you, so that you can include the fair market value of the shares at vesting on your annual tax return.

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SCHEDULE P
GUIDE TO TAX ISSUES IN UNITED ARAB EMIRATES

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in UAE. This summary is based on the tax laws in effect in UAE as of September 2015. We have not obtained a tax ruling or other confirmation from the tax authorities in UAE with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will not be subject to tax when the RSUs vest (i.e., when all restrictions on the RSUs are lifted and they are no longer subject to forfeiture) and shares of common stock are issued to you.

Sale of Shares

You will not be subject to tax when you subsequently sell any shares acquired under the 2014 Plan.

Withholding and Reporting

Your employer is not required to withhold or report any tax in connection with the RSUs.

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SCHEDULE Q
GUIDE TO TAX ISSUES IN UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in the United Kingdom. This summary is based on the tax laws in effect in the United Kingdom as of September 2015. We have not obtained a tax ruling or other confirmation from the HM Revenue & Customs (“HMRC”) in the United Kingdom with regard to this information, and it is possible that HMRC may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country, are considered a resident of more than one country for local law purposes, or if you are not treated as resident, ordinarily resident and domiciled in the United Kingdom, the income tax and social security, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the offer.

Grant of RSUs

You likely will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax and national insurance contributions (both employee and employer) ("NICs") when the RSUs vest and common stock is issued to you. The taxable amount will be the market value of the common stock issued to you at vesting. Please note that you are liable for employer NICs under the NICs Joint Election that you entered into with A10.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any common stock acquired at vesting of the RSUs at a gain. You will be taxed on the difference between the sale proceeds and the market value of the common stock at vesting. However, you will be subject to capital gains tax in any tax year only if your capital gain exceeds your annual personal exemption (currently £11,100 for the 2015/2016 tax year).

Where capital gains tax is payable, the rate will be either 18% or 28% depending upon your cumulative taxable income and chargeable gains in the tax year. Where these exceed £31,785 (for tax year 2015/2016), the capital gains tax rate is 28%.

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Furthermore, if you acquire other common stock in A10, you must take into account the share identification rules in calculating your capital gains liability. Please consult your personal tax adviser to determine how share identification rules apply in your particular situation.

Withholding and Reporting

Your employer will calculate the income tax and NICs (both employer and employee) due at vesting and will account for these amounts to HMRC on your behalf. If, for any reason, your employer is unable to withhold the income tax under the PAYE system or by another method permitted in the applicable award agreement, you must reimburse your employer for the tax paid within 90 days of the end of the tax year in which the RSUs vest and common stock is issued to you. If you do not reimburse your employer for the income tax paid on your behalf within 90 days of the end of the tax year in which you acquire common stock pursuant to the RSUs and assuming you are not a director or executive officer of A10 (within the meaning of Section 13(k) of the Exchange Act), you will be deemed to have received a loan from your employer in the amount of the income tax due. The loan will bear interest at the then-current HMRC official rate and it will be immediately due and repayable and your employer may recover it at any time by any of the means set forth in the award agreement.

Your employer is also required to report the details of the grant and vesting of the RSUs and the acquisition of common stock on its annual online tax returns filed with HMRC. Your employer will also report the vesting of the RSUs in-year under Real Time Information requirements.

In addition to your employer’s reporting obligations, you are responsible for reporting any income acquired upon vesting of the RSUs, receipt of dividends and the sale of your common stock on your annual tax return. You are also responsible for paying any tax resulting from the receipt of dividends or the sale of your common stock.

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